United States

Securities and Exchange Commission

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) Of The Securities

Exchange Act Of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

DOW JONES & COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2007 Annual Meeting and Proxy Statement

Dow Jones & Company

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

To Our Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Dow Jones & Company, Inc., which will be held on Wednesday, April 18, 2007 at 11:00 a.m. at:

The American Express Building

26th Floor Auditorium

Three World Financial Center

200 Vesey Street

New York, New York

Discussions of Company affairs at past Annual Meetings have generally been interesting and useful. I hope you will be able to attend.

This year, you are being asked to act upon the election of sixteen directors, the approval of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as independent registered public accountants for 2007, the approval of the Dow Jones 2001 Long-Term Incentive Plan as amended and restated (including an increase in the number of shares of Common Stock reserved thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares), and one stockholder proposal. The Board of Directors recommends a vote FOR the election of directors, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, and AGAINST the stockholder proposal.

These matters are discussed in greater detail in the accompanying proxy statement.

Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Annual Meeting. You are requested either to sign, date and return the enclosed proxy or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement promptly. If you do attend the Annual Meeting, you may still vote in person if you desire.

Sincerely yours,

/s/ Peter R. Kann

Peter R. Kann

Chairman of the Board

March 16, 2007

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Notice of Annual Meeting of Stockholders

to be held Wednesday, April 18, 2007

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 18, 2007 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2008;

2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2007;

3.	Approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares;

4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company; and

5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to the accompanying proxy statement for further information with respect to the matters to be acted upon at the Annual Meeting.

Stockholders of record at the close of business on February 23, 2007 are entitled to notice of the Annual Meeting and to vote. A list of stockholders of record will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at the Company’s offices, One World Financial Center, 200 Liberty Street, New York, New York.

Stockholders are requested to complete, date, sign and return the proxy in the enclosed postage prepaid envelope or to vote by telephone or via the Internet pursuant to the instructions in this proxy statement. Until your proxy is voted, you may revoke it by executing a later-voted proxy by telephone, mail or the Internet or by ballot vote at the Annual Meeting. Your prompt response will be appreciated.

By order of the Board of Directors,

/s/ Joseph A. Stern

Joseph A. Stern

Secretary

March 16, 2007

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Proxy Statement

Annual Meeting of Stockholders to be held Wednesday, April 18, 2007

Solicitation and Revocation of Proxies

This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of Dow Jones & Company, Inc. of proxies for use at the Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, April 18, 2007 at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are sending this proxy statement and the proxies to stockholders beginning on or about March 16, 2007.

Registered stockholders may vote by: (i) calling the toll-free telephone number specified on the proxy card; (ii) voting via the Internet at the website specified on the proxy card; or (iii) executing and returning the enclosed proxy card. Registered stockholders who elect to vote by telephone or via the Internet need not return their proxy card. To ensure that your proxy is voted, a telephonic or internet vote should be received by 11:59 p.m. Eastern Time the day prior to the Annual Meeting; a vote on a physical proxy card should be received prior to the closing of the polls at the Annual Meeting. Stockholders whose shares are held in the name of a bank, broker or other nominee must follow the voting instructions on the form they receive from their bank, broker or other nominee. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

Each proxy will be voted in accordance with the stockholder’s instructions with respect to: (i) electing directors; (ii) approving the appointment by the Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2007; (iii) approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated (including an increase in the number of shares of Common Stock reserved thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares); and (iv) acting upon the stockholder proposal. If no such instructions are specified, the proxies will be voted FOR the election of each person nominated for election as a director, FOR the approval of the appointment of PricewaterhouseCoopers LLP, FOR the approval of the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, and AGAINST the stockholder proposal.

Until a proxy is voted, a stockholder may revoke it by delivering to the Company Secretary at the above address a subsequently executed proxy or a written notice of revocation or by executing a later-voted proxy by telephone or via the Internet. The cost of preparing and mailing this proxy statement and proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company by mail, telephone and personal solicitation, and no additional compensation will be paid to such individuals. The Company may also reimburse brokers and any entity holding stock in their names or in the name of a nominee on behalf of a beneficial owner for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. In addition, the Company has retained D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005 to aid in the solicitation of proxies by mail, telephone, telecopy and personal solicitation and will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s Common Stock and Class B Common Stock. For these services, the Company will pay D.F. King & Co., Inc. a fee of $12,000, plus expenses.

Common Stock Outstanding

At the close of business on the record date, February 23, 2007, there were outstanding and entitled to vote 63,685,401 shares of Common Stock and 20,077,479 shares of Class B Common Stock of the Company. Each share of Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. The Common Stock, voting separately as a class, is entitled to elect seven directors at the Annual Meeting to each serve a one-year term expiring in 2008. The Common Stock and the Class B Common Stock vote together with respect to the election of nine directors at the Annual Meeting to each serve a one-year term expiring in 2008 and all other matters submitted to the stockholders.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 19, 2007 (except as otherwise indicated), with respect to the number of shares of Common Stock and Class B Common Stock owned by the only persons who were known by the Company to own beneficially more than 5% of the outstanding Common Stock or Class B Common Stock.

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class(b)
Christopher Bancroft	Common	192,905	(c)	*
c/o Holme Roberts & Owen LLP	Class B	3,820,360	(c)	19.0%
1700 Lincoln Street
Denver, Colorado 80203
Michael B. Elefante	Common	2,081,184	(d)	3.3%
Hemenway & Barnes	Class B	9,208,968	(d)	45.9%
60 State Street
Boston, Massachusetts 02109
Timothy F. Fidgeon	Common	574,445	(d)	*
Hemenway & Barnes	Class B	2,698,335	(d)	13.4%
60 State Street
Boston, Massachusetts 02109
FMR Corp.	Common	5,436,715	(e)	8.6%
82 Devonshine St.	Class B	—		*
Boston, Ma 02109
Lynn Hendrix	Common	544,543	(d)	*
Holme Roberts & Owen LLP	Class B	2,350,645	(d)	11.7%
1700 Lincoln Street
Denver, Colorado 80203
Hotchkis and Wiley Capital Management LLC	Common	4,965,600	(f)	7.8%
725 S Figueroa St. 39th Fl	Class B	—		*
Los Angles, CA 90017
Hotchkis and Wiley Mid-Cap Value Fund	Common	3,809,700	(g)	6.0%
725 S Figueroa St. 39th Fl	Class B	—		*
Los Angles, CA 90017

Name and Address of Beneficial Owner	Title of Class	Shares Beneficially Owned(a)		Percent of Class(b)
Jane C. MacElree	Common	1,929,976	(h)	3.0%
c/o Hemenway & Barnes	Class B	3,708,298	(h)	18.5%
60 State Street
Boston, Massachusetts 02109
Christopher H. Ottaway	Common	925,590	(i)	1.5%
c/o Ottaway Newspapers, Inc.	Class B	1,242,882	(i)	6.2%
Post Office Box 401
Campbell Hall, New York 10916
James H. Ottaway, Jr.	Common	1,322,998	(j)	2.1%
Mary H. Ottaway	Class B	1,237,003	(j)	6.2%
c/o Ottaway Newspapers, Inc.
Post Office Box 401
Campbell Hall, New York 10916
Michael J. Puzo	Common	28,323	(d)	*
Hemenway & Barnes	Class B	5,599,170	(d)	27.9%
60 State Street
Boston, Massachusetts 02109
Charles A. Ramunno	Common	544,543	(d)	*
Holme Roberts & Owen LLP	Class B	2,350,645	(d)	11.7%
1700 Lincoln Street
Denver, Colorado 80203
Martha S. Robes	Common	494,296	(k)	*
c/o Hemenway & Barnes	Class B	1,060,911	(k)	5.3%
60 State Street
Boston, Massachusetts 02109
Kurt F. Somerville	Common	2,325,851	(d)	3.7%
Hemenway & Barnes	Class B	5,921,327	(d)	29.5%
60 State Street
Boston, Massachusetts 02109
T. Rowe Price Associates, Inc.	Common	9,460,634	(l)	14.9%
100 East Pratt Street	Class B	—
Baltimore, Maryland 21202
T. Rowe Price Equity Income Fund, Inc.	Common	4,460,000	(m)	7.0%
100 East Pratt Street	Class B	—
Baltimore, Maryland 21202
Stephanie M. Tuthill	Common	517,132	(d)	*
Holme Roberts & Owen LLP	Class B	2,011,765	(d)	10.0%
1700 Lincoln Street
Denver, Colorado 80203
U.S. Trust Corporation	Common	4,012,127	(n)	6.3%
114 West 47th Street	Class B	2,416,729	(n)	12.0%
New York, New York 10036

(a)  Except as otherwise indicated, the beneficial owner has sole voting and investment power.

(b)  An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(c)  Includes 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees, including Messrs. Puzo and Elefante. Also includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees, including Ms. Tuthill and Messrs. Ramunno and Hendrix. Mr. Bancroft could acquire sole voting and investment power over such shares if he were to revoke the trust. Also includes 5,000 shares of Common Stock subject to options exercisable within 60 days after January 19, 2007.

(d)  Each indicated stockholder holds these shares as trustee or foundation director, shares voting and investment power as to such shares with other trustees and foundation directors (including other persons named above), and disclaims beneficial ownership as to such shares.

(e)  FMR Corp held these shares as an investment advisor and had sole voting power over 60,715 shares of Common Stock and sole dispositive power over 5,436,715 shares of Common Stock. This information is based solely on a Schedule 13G filed with the Securities and Exchange Commission (“SEC”) on February 14, 2007.

(f)  Hotchkis and Wiley Capital Management, LLC held these shares as an investment advisor and had sole voting power over 4,633,300 shares of Common Stock and sole dispositive power as to 4,965,600 shares of Common Stock. This information is based solely on a Schedule 13G filed with the SEC on February 13, 2007.

(g)  Hotchkis and Wiley Mid-Cap Value Fund held all of these shares as an investment advisor and had sole voting power over 3,809,700 shares of Common Stock and sole dispositive power as to 3,809,700 shares of Common Stock. This information is based solely on a Schedule 13G filed with the SEC on February 13, 2007.

(h)  Includes 1,854,855 shares of Common Stock and 3,706,713 shares of Class B Common Stock held by Mrs. MacElree as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 1,170,206 shares of Common Stock and 3,024,445 shares of Class B Common Stock, Mr. Puzo with respect to 20,000 shares of Common Stock and 161,800 shares of Class B Common Stock, Mr. Fidgeon with respect to 572,538 shares of Common Stock and 658,818 shares of Class B Common Stock, U.S. Trust with respect to 519,500 shares of Common Stock and 1,440,250 shares of Class B Common Stock, and Mr. Somerville with respect to 1,742,744 shares of Common Stock and 3,544,913 shares of Class B Common Stock. Also includes 572,538 shares of Common Stock and 520,468 shares of Class B Common Stock held by Mrs. MacElree as trustee of a revocable trust, as to which she shares voting and investment power with other trustees, including Mr. Fidgeon and Mr. Somerville. Mrs. MacElree could acquire sole voting and investment power over such shares if she were to revoke the trust. Also includes 5,121 shares of Common Stock and 1,585 shares of Class B Common Stock owned by Mrs. MacElree’s spouse.

(i)  Includes 922,476 shares of Common Stock and 1,242,882 shares of Class B Common Stock held as trustee, as to which voting and investment power is shared with other trustees, including: Mr. James H. Ottaway, Jr. with respect to 699,185 shares of Common Stock and 1,220,203 shares of Class B Common Stock and Ms. Mary H. Ottaway with respect to 803,905 shares of Common Stock and 1,220,203 shares of Class B Common Stock. Also includes 2,002 shares of Common Stock owned by Mr. Ottaway’s spouse and 1,112 shares of Common Stock owned by Mr. Ottaway’s daughter.

(j)  Includes 76,050 shares of Common Stock subject to Mr. Ottaway’s options exercisable within 60 days after January 19, 2007. Also includes 126,750 shares of Common Stock and 5,460 shares of Class B Common Stock owned by Ms. Ottaway, Mr. Ottaway’s spouse. Mr. Ottaway holds 1,117,987 shares of Common Stock and 1,231,543 shares of Class B Common Stock held as trustee, as to which voting and investment power is shared with other trustees, including: Ms. Mary H. Ottaway with respect to 737,587 shares of Common Stock and 1,231,543 shares of Class B Common Stock and Mr. Christopher H. Ottaway with respect to

699,185 shares of Common Stock and 1,220,203 shares of Class B Common Stock.

(k)  Includes 485,444 shares of Common Stock and 390,182 shares of Class B Common Stock held by Mrs. Robes as trustee, as to which she shares voting and investment power with other trustees, including Mr. Elefante with respect to 485,444 shares of Common Stock and 389,888 shares of Class B Common Stock, and Mr. Somerville with respect to 375,200 shares of Common Stock. Also includes 98,841 shares of Common Stock and 356,264 shares of Class B Common Stock held by Mrs. Robes as trustee of revocable trusts, as to which she shares voting and investment power with other trustees, including Mr. Elefante. Mrs. Robes could acquire sole voting and investment power over such shares if she were to revoke the trusts. Also includes 7,002 shares of Common Stock and 729 shares of Class B Common Stock owned by Mrs. Robes’ spouse.

(l)  T. Rowe Price Associates, Inc. held all of these shares as an investment adviser and had sole dispositive power over all of these shares and sole voting power over 1,948,585 of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2007.

(m)  T. Rowe Price Equity Income Fund, Inc. held all of these shares as an investment adviser and had sole dispositive power over none of these shares and sole voting power over 4,460,000 of these shares. This information is based solely on a Schedule 13G filed with the SEC on February 14, 2007.

(n)  U.S. Trust Corp. held all of these shares as trustee and had sole voting power over 2,423,159 shares of Common Stock and 1,612,285 shares of Class B Common Stock and shared dispositive power with persons named above as to 3,286,826 shares of Common Stock and 2,095,955 shares of Class B Common Stock. This information is based solely on two Schedule 13Gs filed with the SEC on February 14, 2007.

Security Ownership of Directors and

Management

The following table sets forth information as of January 19, 2007 (except as otherwise indicated) with respect to the number of shares of Common Stock and Class B Common Stock owned by each director, director nominee, the named executive officers, and all directors, director nominees and executive officers as a group.

Name	Title of Class	Shares Beneficially Owned(1)	Percent of Class(2)	Common Stock Equivalents(3)	Units in Common Stock Fund(3)
Christopher Bancroft (4)(5)	Common	192,905	*	11,462	—
	Class B	3,820,360	19.0%
Jon E. Barfield	Common	—	—	1,504	—
	Class B	—	—
John F. Brock	Common	—	*	—	—
	Class B	—	*
Lewis B. Campbell	Common	1,250	*	5,772	7,186
	Class B	—	*
Eduardo Castro-Wright	Common	—	*	2,177	—
	Class B	—	*
L. Gordon Crovitz (6)	Common	181,349	*	—	23,928
	Class B	—	*
Michael B. Elefante (4)	Common	2,081,184	3.3%	3,967	—
	Class B	9,208,968	45.9%
John M. Engler	Common	—	*	3,813	—
	Class B	—	*
Harvey Golub	Common	7,000	*	11,251	34,399
	Class B	—	*
Clare Hart (6)	Common	6,100	*	—	661
	Class B	—	*
Leslie Hill (4)(7)	Common	116,723	*	11,251	967
	Class B	79,505	*
Irvine O. Hockaday, Jr.	Common	8,000	*	14,436	12,164
	Class B	—	*
Dieter von Holtzbrinck	Common	5,000	*	8,812	1,629
	Class B	—	*
Karen Elliott House (6)(8)	Common	807,666	*	—	55,663
	Class B	4,027	*
Peter R. Kann (6)(8)	Common	807,666	*	—	55,663
	Class B	4,027	*
David K. P. Li	Common	13,032	*	13,002	34,136
	Class B	—	*
M. Peter McPherson	Common	5,000	*	10,742	11,920
	Class B	—	*
Frank N. Newman	Common	5,500	*	11,250	—
	Class B	—	*
William B. Plummer (6)	Common	—	*	—	—
	Class B	—	*
Paul Sagan	Common	—	*	—	—
	Class B	—	*
Elizabeth Steele (4)(9)	Common	777,774	1.2%	8,812	—
	Class B	739,666	3.7%

Name	Title of Class	Shares Beneficially Owned(1)	Percent of Class(2)	Common Stock Equivalents(3)	Units in Common Stock Fund(3)
William C. Steere, Jr.	Common	6,000	*	11,250	28,840
	Class B	—	*
Paul E. Steiger (8)	Common	131,114	*	—	15,359
	Class B	—	*
Joseph Stern (6)	Common	3,251	*	—	—
	Class B	—	*
Christopher Vieth (6)	Common	76,999	*	—	9,611
	Class B	—	*
Richard F. Zannino (6)	Common	374,855	*	—	38,769
	Class B	—	*
All directors and executive officers as a	Common	4,066,474	6.4%	129,501	275,232
group (23 persons) (10)	Class B	13,113,154	65.3%

(1)  Except as otherwise indicated, the beneficial owner has sole voting and investment power. Includes shares of Common Stock subject to options exercisable within 60 days after January 19, 2007 held by non-employee directors as follows: Mr. Campbell (1,250 shares); and all other non-employee directors (5,000 shares each) other than Messrs. Barfield, Castro-Wright, Elefante and Engler, and the director nominees, who have no options. Includes shares of Common Stock subject to options exercisable within 60 days after January 19, 2007 held by executives as follows: Mr. Kann (544,700 shares); Mr. Zannino (298,200 shares); Mr. Crovitz (142,500 shares); Ms. Hart (6,100 shares); Ms. House (118,250 shares); and Mr. Steiger (110,083 shares).

(2)  An asterisk under the column “Percent of Class” indicates that the named person beneficially owns less than one percent of the shares of Common Stock or Class B Common Stock outstanding.

(3)  Under the Dow Jones Deferred Compensation Program, directors and executive officers are able to defer receipt of certain compensation and have such compensation deemed invested in various investment alternatives, including the Dow Jones Common Stock Fund.

The Dow Jones Common Stock Fund is a unitized stock fund approximately 98% of which is made up of Dow Jones Common Stock; the remainder is made up of short-term investments, such as U.S. Treasury notes and bills, and corporate debt obligations. Because the Dow Jones Common Stock Fund includes Dow Jones Common Stock as well as cash and short-term cash equivalents, participants receive units of the Fund rather than shares of stock. Holders of Dow Jones Common Stock Fund units are entitled to dividend accruals in an amount equal to the dividends that such holders would have received as a holder of Common Stock shares if he or she owned the same market value of Common Stock shares. On January 19, 2007, the value of each unit in the Dow Jones Common Stock Fund was $16.45, and the market price of Dow Jones Common Stock was $39.05, so 2.37 units of Common Stock Fund equaled one share of Dow Jones Common Stock. For additional information, see footnote (2) to the Director Compensation table on page 19.

(4)  As of January 19, 2007, Mr. Bancroft, Ms. Steele, Ms. Hill, certain of their relatives, and certain trusts and charitable organizations established by them, including trusts for which Mr. Elefante serves as trustee, owned beneficially a total of 4,065,088 shares (6.4%) of the outstanding Common Stock and 16,540,874 shares (82.4%) of the outstanding Class B Common Stock. Such shares account for approximately 64.2% of the votes represented by the outstanding Common Stock and Class B Common Stock and account for 24.7% of the total number of outstanding shares of Common Stock and Class B Stock. Mr. Bancroft, Ms. Steele and Ms. Hill, the trusts as to which they or certain of their relatives are trustees or have beneficial or reversionary interests, and the trustees of such trusts (including Mr. Elefante), may be considered in control of the Company and therefore its “parent.”

(5)  Includes 187,905 shares of Common Stock and 343,360 shares of Class B Common Stock held by Mr. Bancroft as trustee of a revocable trust, as to which he shares voting and investment power with other trustees and as to which he could acquire sole voting and investment power if he were to revoke the trust. Also includes 3,477,000 shares of Class B Common Stock held by Mr. Bancroft as trustee, as to which he shares voting and investment power with other trustees.

(6)  Mr. Zannino became Chief Executive Officer and a director of the Company effective February 1, 2006. Mr. Kann will continue as Chairman until the Annual Meeting in 2007, the year in which he reaches the Company’s mandatory retirement age of 65. Mr. Vieth resigned by mutual agreement with the Company effective September 5, 2006. Mr. Plummer became Executive Vice President and Chief Financial Officer effective September 5, 2006. Mr. Crovitz became Executive Vice President, President of Dow Jones Consumer Media and Publisher of The Wall Street Journal Franchise effective February 22, 2006. Ms. Hart became Executive Vice President of Dow Jones and President of Dow Jones Enterprise Media Group effective March 1, 2006. Mr. Stern is Executive Vice President, General Counsel and Corporate Secretary of the Company. Ms. House, who served as Senior Vice President of Dow Jones and Publisher of The Wall Street Journal, retired from the Company by mutual agreement in February 2006.

(7)  Includes 7,782 shares of Common Stock and 492 shares of Class B Common Stock owned by Ms. Hill’s spouse. Also includes 6,740 shares of Common Stock and 4,296 shares of Class B Common Stock beneficially owned by Ms. Hill’s children.

(8)  Mr. Kann and Ms. House are married. Includes shares owned by, or jointly with, spouses, as follows: Mr. Kann—148,749 shares of Common Stock and 124 shares of Class B Common Stock owned by his spouse; Ms. House—658,917 shares of Common Stock and 3,903 shares of Class B Common Stock owned by her spouse; and Mr. Steiger—193 shares of Common Stock owned by his spouse. Includes, with respect to Mr. Kann, 544,700 shares of Common Stock subject to options exercisable within 60 days after January 19, 2007 and 5,306 units in the Dow Jones Common Stock Fund held by his spouse. Includes, with respect to Ms. House, 118,250 shares of Common Stock subject to options exercisable within 60 days after January 19, 2007 and 50,357 units in the Dow Jones Common Stock Fund held by her spouse. Each of Mr. Kann and Ms. House disclaims beneficial ownership of the shares owned by the other. Mr. Steiger disclaims beneficial ownership of the shares owned by his spouse.

(9) Includes 298,733 shares of Common Stock and 368,401 shares of Class B Common Stock held by Ms. Steele as trustee of a revocable trust, as to which she shares voting and investment power with other trustees and as to which she could acquire sole voting and investment power if she were to revoke the trust. Also includes 777,774 shares of Common Stock and 739,666 shares of Class B Common Stock held by Ms. Steele as trustee, as to which she shares voting and investment power with other trustees.

(10) Includes 1,384,783 shares of Common Stock subject to options that may be exercised by executive officers and directors within 60 days after January 19, 2007. Also includes shares owned by or jointly with their spouses, children and relatives sharing their homes.

Annual Report

The Company has delivered to all stockholders its Annual Report for the year ended December 31, 2006. The Annual Report includes an audited balance sheet as of that date and audited statements of income, stockholders’ equity and cash flows for the year then ended. The Annual Report is also available through the Company’s website at www.dowjones.com.

Voting Procedures

If a quorum is present at the Annual Meeting, (i) a plurality of the votes cast by the shares of Common Stock voting separately as a class is required in order to elect a nominee to the office of director that the Common Stock is entitled to elect, (ii) a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to elect a nominee to the office of director that the Common Stock and the Class B Common Stock are entitled to elect, (iii) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required in order to approve the appointment by the Audit Committee of PricewaterhouseCoopers LLP as independent registered public accountants, (iv) the affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the Dow Jones 2001 Long-Term Incentive Plan as amended and restated (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal) and (v) the affirmative vote of a plurality of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required to approve the stockholder proposal. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the vote. With regard to other proposals, votes may be cast in favor or against, or a stockholder may abstain. Abstentions will have no effect on the outcome of the vote. Shares represented by limited proxies that prohibit voting on a particular matter (so-called broker non-votes) will have no effect on the outcome of the vote. The shares represented by broker non-votes will be counted for quorum purposes.

Election of Directors

One of the purposes of the Annual Meeting is the election of sixteen directors to each serve a one-year term expiring in 2008. The Board of Directors has nominated the individuals listed below for election as directors. The holders of Common Stock voting separately as a class are entitled to vote for the election of Messrs. Barfield, Campbell, Castro-Wright, Engler, Golub, von Holtzbrinck and Newman. The holders of Common Stock and Class B Common Stock voting together are entitled to vote for the election of Messrs. Bancroft, Brock, Elefante, McPherson, Li, Sagan and Zannino and Mesdames Hill and Steele. The proxies will be voted for the election of such individuals unless instructions are given to withhold authority to vote for one or more of them. For each nominated individual, the table below sets forth his or her age as of the date of the Annual Meeting and certain other information.

If for any reason any one or more of the persons named below should become unavailable for election, proxies will be voted for the election of such substitute nominees as the Board of Directors may propose.

Nominees for Election at the Annual Meeting:

Name	Age(1)	Positions with the Company and Business Experience During the Past Five Years	Director Since
Christopher Bancroft	55	Owner, Bancroft Operations (private investment firm)(2)	1996
Jon E. Barfield	55	Chairman and Chief Executive Officer, The Bartech Group, Inc. (independent professional staffing services and outsourcing firm)(3)	2006
John F. Brock	58	Chief Executive Officer, Coca-Cola Enterprises (marketer, seller, manufacturer and distributor of non-alcoholic beverages); Prior to January 2006, Chief Executive Officer, InBev NV (global beverage company); Prior to August 2004, Chief Executive Officer, Interbrew (global beverage company); Prior to January 2003, Chief Operating Officer, Cadbury Schweppes (confection and beverage company)(4)	—
Lewis B. Campbell	60	Chairman, President and Chief Executive Officer, Textron Inc. (multi-industry company—aircraft, industrial and finance)(5)	2004
Eduardo Castro-Wright	52	President and CEO, Wal-Mart Stores, USA, Wal-Mart Stores, Inc.; Prior to October 2005, Executive Vice President and COO, Wal-Mart Stores, USA, Wal-Mart Stores, Inc.; Prior to February 2005, President and CEO, Wal-Mart Mexico, Wal-Mart Stores, Inc.; Prior to January 2003, President and COO, Wal-Mart Mexico, Wal-Mart Stores, Inc. (retail)	2006

Name	Age(1)	Positions with the Company and Business Experience During the Past Five Years	Director Since
Michael B. Elefante	63	Partner, Hemenway & Barnes (law firm)(6)	2005
John M. Engler	58	President and Chief Executive Officer, National Association of Manufacturers (industrial trade association); Prior to September 2004, President of the State and Local Government Group, EDS Corp. (business and technology solutions provider); Prior to 2004, Governor of Michigan(7)	2005
Harvey Golub	67	Chairman of Campbell Soup Company (food and beverage company); Retired Chairman and Chief Executive Officer, American Express Company; Prior to December 2004, Senior Advisor to Lazard Freres (advisory investment bank)(8)	1997
Leslie Hill	53	Retired Airline Captain, American Airlines; Prior to August 2004, Airline Captain, American Airlines (airline)(2)	1997
Dieter von Holtzbrinck	65	Retired, Former Chairman of the Supervisory Board, Verlagsgruppe Georg von Holtzbrinck GmbH (publishing company)	2001
David K.P. Li	68	Chairman and Chief Executive, The Bank of East Asia, Limited (banking)(9)	1993
M. Peter McPherson	66	President, National Association of State Universities and Land-Grant Colleges (non-profit organization); President Emeritus, Michigan State University; Prior to December 2004, President, Michigan State University and Co-Chair, Partnership to Cut Hunger and Poverty in Africa (charitable organization)	1998
Frank N. Newman	64	Chairman and Chief Executive Officer, Shenzhen Development Bank (banking); Chairman Emeritus, Bankers Trust Corporation (banking)	1997
Paul Sagan	48	President and Chief Executive Officer, Akamai Technologies, Inc.; Prior to April 2005, President, Akamai Technologies, Inc. (service provider for accelerating and improving the delivery of content and applications over the Internet)(10)	—
Elizabeth Steele	58	President, Main Street Landing LLC (redevelopment company)(2)	2001

Name	Age(1)	Positions with the Company and Business Experience During the Past Five Years	Director Since
Richard F. Zannino	48	Chief Executive Officer of the Company; Prior to February 2006, Executive Vice President and Chief Operating Officer of the Company; Prior to July 2002, Executive Vice President and Chief Financial Officer of the Company	2006

(1)  Each age is as of March 16, 2007.

(2)  Mr. Bancroft and Ms. Steele are first cousins. Ms. Hill is the first cousin, once removed, of Mr. Bancroft and Ms. Steele.

(3)  Mr. Barfield is a director of National City Corporation, BMC Software, Inc. and CMS Energy Corporation.

(4)  Mr. Brock is a director of Coca-Cola Enterprises.

(5)  Mr. Campbell is a director of Bristol-Myers Squibb Company.

(6)  Mr. Elefante is a partner in the Boston law firm Hemenway & Barnes, which acts as the primary trustee for the Bancroft family, the controlling shareholder of Dow Jones. For additional information, see the table titled “Security Ownership of Certain Beneficial Owners” and related footnotes of such table, on pages 2 and 4.

(7)  Mr. Engler is a director of Munder Capital Management, Northwest Airlines and Universal Forest Products.

(8)  Mr. Golub is Non-Executive Chairman of Campbell Soup Company and of ClientLogic Corporation, and a Member of the CGI International Advisory Council.

(9)  Sir David Li is a director of The Bank of East Asia (Trustees) Limited, Guangdong Investment Limited, the Hong Kong and China Gas Company Limited, PCCW Limited and SCMP Group Limited.

(10)  Mr. Sagan is a director of Akamai Technologies, Inc.

Information Regarding the Company’s

Board of Directors

Composition of the Board of Directors and Election of Directors

The Company’s Board of Directors currently has 17 members and will have 16 members following the Annual Meeting in accordance with the Company’s Bylaws. Each director’s term of office is one year. The Company’s Certificate of Incorporation provides that no director will stand for election on or after his or her 70th birthday. In addition, the Bylaws provide that no director who is an employee of the corporation at the time of his election as a director is eligible for reelection as a director after the termination of his employment.

Director Independence

The Board of Directors has adopted standards concerning director independence, the “Director Independence Standards,” which meet the independence standards of the New York Stock Exchange and, with respect to the Audit Committee, the rules of the Securities and Exchange Commission. The Director Independence Standards are available on the Company’s web site at www.dowjones.com and are available in print to any shareholder who makes a written request to the Company Secretary.

The Company’s Chief Auditor, Legal Department and Board of Directors are involved in the process for determining the independence of acting directors and director nominees. The Legal Department solicits relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with the Company and which is provided following completion to the Chief Auditor. In addition to reviewing information provided in the questionnaire, Internal Audit looks for existing or currently proposed transactions, arrangements or understandings between the Company (or any Company subsidiary) and such director or director nominee (or any of his or her relatives known to the Company), or in which such director or director nominee (or any of his or her relatives known to the Company) have a direct or indirect material interest. The Chief Auditor shares Internal Audit’s findings with the Legal Department, which then advises the Corporate Governance Committee regarding NYSE and SEC independence requirements and any information regarding the director or director nominee that suggest that such individual is not independent. The Corporate Governance Committee discusses the relevant issues, including consideration of any transactions, relationships or arrangements not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a recommendation for action to the entire Board.

Based on the review described above and on the recommendation of the Corporate Governance Committee, the Board of Directors affirmatively determined that:

•	A majority of the directors are independent, and all members of the Audit, Compensation and Corporate Governance Committees are independent.

•

All of the non-management directors of the Company are independent. The independent directors are: Christopher Bancroft, Jon E. Barfield, Lewis B. Campbell, Eduardo Castro-Wright, Michael B. Elefante, John M. Engler, Harvey Golub, Leslie Hill, Irvine O. Hockaday, Jr., Dieter von Holtzbrinck, David K.P. Li, M. Peter McPherson, Frank N. Newman, Elizabeth Steele and William C. Steere, Jr.

•	Peter R. Kann and Richard F. Zannino, who are Chairman and Chief Executive Officer of the Company, respectively, are not independent.

•	Mr. Brock and Mr. Sagan, who are not currently directors but are nominated for election at the Annual Meeting, are independent.

At the beginning of 2006, the Company owned a 23.5% interest in Economia, a Czech publisher, and a controlling interest in Economia was owned by Verlagsgruppe Georg von Holtzbrinck GmbH (the “von Holtzbrinck Group”). Dieter von Holtzbrinck, a Director of the Company, was Chairman of the Supervisory Board and the former President and CEO of the von Holtzbrinck Group. The Board concluded in January 2006 that, in light of the financial immateriality of the Company’s and the von Holtzbrinck Group’s cross-holdings in Economia, Mr. von Holtzbrinck was independent under the New York Stock Exchange Rules. In July of 2006, Mr. von Holtzbrinck terminated his relationship with the von Holtzbrinck Group. See also “Certain Relationships and Related Transactions” on page 54.

Other than as described above, in 2006, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards have been met by each of the directors.

Meetings of the Board of Directors and Attendance in Fiscal 2006

During 2006, the Board of Directors met eight times and all directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees on which they served, with the exception of Mr. Steere, who attended 57% of such meetings.

Executive Sessions

In order to promote discussion among the non-management directors, executive sessions (that is, meetings of non-management directors without management present) are held to review such topics as the non-management directors determine. Since 2006, these meetings have been held after each regularly scheduled Board meeting and the responsibility for organizing and chairing such executive sessions has been delegated to a presiding director, who communicated the results thereof to the Chairman and the CEO, as appropriate. The position of presiding director alternated from meeting to meeting between the chairs of the Corporate Governance and Compensation Committees.

Self-Evaluations

The Board conducts annual self-evaluations to determine whether it believes that it and its committees are functioning appropriately.

Attendance at Annual Meetings

The Board of Directors has adopted a formal policy, which is available for review on the Company’s website at www.dowjones.com, reflecting the Board’s expectation that all directors attend the Company’s Annual Meetings except under circumstances in which it would be unduly burdensome to do so. All of the directors, except for Messrs. Engler, Newman and Steere, attended the 2006 Annual Meeting.

Communicating with the Board of Directors

Communications may be sent to the Board of Directors by: (i) writing either directly to the Company Secretary, or to the entire Board or to the non-management directors as a group in care of the Company Secretary, at the Company’s headquarters, 200 Liberty Street, New York, New York, 10281; or (ii) calling the following toll-free telephone number in the U.S. and Canada: 1-800-461-9330, or outside the U.S. and Canada, calling the following telephone number collect: 720-514-4400. These telephone numbers are administered by a service provider not affiliated with the Company. For more information relating to how the Company processes communications from shareholders, please see the Company’s Policy on Communicating Concerns, which is available for review on the Company’s website at www.dowjones.com.

Functions of the Committees of the Board of Directors

The Audit Committee

•	Authority and Functions of the Audit Committee

The Audit Committee of the Board of Directors provides assistance to the Board in fulfilling its oversight responsibilities with respect to: the Company’s accounting and financial reporting processes; the Company’s systems of internal controls over financial reporting; the annual independent audit of the Company’s financial statements; the integrity of the Company’s financial statements; the Company’s compliance with applicable legal and regulatory requirements; the qualifications and independence of the Company’s independent registered public accountants; the performance of the Company’s internal audit function and independent registered public accountants; and certain Company finance matters set forth in the Audit Committee Charter. The Committee also prepares the Audit Committee report included in the Company’s proxy statement each year. The report for 2006 is included in this proxy statement under “Audit Committee Report” on page 53. The Committee met eight times in 2006.

•	Audit Committee Charter

For more information on the purpose and responsibilities of the Committee, see the Audit Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

•	Members of the Audit Committee

The members of the Audit Committee are Messrs. McPherson (Chair), Newman (Vice-Chair), Barfield, Engler, Golub and Li. The Board of Directors has determined that the members of the Audit Committee are independent (as defined by the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange). See “Board of Directors—Director Independence” on page 13. The Board of Directors has also determined that all members of the Audit Committee are “audit committee financial experts” (as defined by the rules of the Securities and Exchange Commission), and that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange.

Sir David Li serves on the audit committees of more than three public companies (including Dow Jones) that are registered under the U.S. Securities Exchange Act of 1934, as amended, or publicly traded on the Hong Kong Stock Exchange. After consideration of the relevant factors, the Board concluded that Sir David Li has demonstrated his ability to serve effectively as a valued and diligent Audit Committee member continuously over the more than 10 years that he has been a member of the Committee, and that his ability to serve on the Committee is not impaired by his simultaneous service on the audit committees of other public companies.

The Corporate Governance Committee

•	Authority and Functions of the Corporate Governance Committee

The purpose of the Corporate Governance Committee of the Board of Directors is to take a leadership role in shaping the corporate governance of the Company. It considers and reports to the Board on matters relating to corporate governance. The Committee also considers and makes recommendations to the Board about the size of the Board and committee structure and membership. The Committee is responsible for developing and recommending to the Board the Company’s Principles of Corporate Governance. The Committee also has responsibility for reviewing and setting compensation for non-employee directors. The Committee met six times in 2006.

•	Identification and Evaluation of Director Candidates

One of the functions of the Corporate Governance Committee is to identify individuals who are qualified to be elected as directors or appointed to Board committees, consistent with criteria approved by the Board. Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Committee and the Board also seek to have a diversity of occupational and personal backgrounds represented on the Board. When identifying candidates for nomination to the Board, the Committee endeavors to select individuals who are qualified, and who would be willing, to carry out the obligations of a director, including those described in the Company’s Principles of Corporate Governance. See “Principles of Corporate Governance” on page 64.

When the Committee utilizes a search firm to identify director candidates, it advises the search firm of the criteria described above. The Committee then interviews candidates appropriately proposed by the search firm, evaluates qualified candidates based on interviews and independence analyses and then makes recommendations to the entire Board.

Each nominee approved by the Committee for inclusion on the proxy card (other directors standing for re-election) was recommended by a third-party search firm.

The Company’s Certificate of Incorporation provides that no director will stand for election on or after his or her 70th birthday. In addition, the Bylaws provide that no director who is an employee of the corporation at the time of his election as a director is eligible for reelection as a director after the termination of his employment.

•	Authority to Retain and Terminate Search Firms

The Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve such search firm’s fees and other retention terms. In 2006, the Corporate Governance Committee retained a search firm, which identified Messrs. Barfield, Brock, Castro-Wright and Sagan as director candidates.

•	Policy Relating to Director Nominees Proposed by Stockholders

A stockholder may propose a director candidate to the Corporate Governance Committee by written request (either by personal delivery or by United States mail, postage prepaid) addressed to the Company Secretary at 200 Liberty Street, New York, New York 10281. Each such written request must be received by no later than November 18, 2007, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement.

Each written request must set forth: (A) the name and address of (i) the stockholder recommending the proposed candidate and (ii) the proposed candidate; (B) a representation that the stockholder (i) has continuously held at least $2,000 in market value of the Company’s stock for at least one year as of the date the recommendation is made and will continue to hold those securities through the date of the Annual Meeting next following the date of the stockholder’s written request and (ii) intends to appear in person or by proxy at such Annual Meeting; (C) a description of all arrangements or understandings between such stockholder and the proposed candidate and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made by the stockholder; (D) such other information regarding the candidate proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission; and (E) the written consent of the proposed candidate to be nominated and named in the Company’s proxy statement as a candidate for election as a director and to serve as a director of the Company if so nominated and elected.

The Corporate Governance Committee may refuse to acknowledge the proposal of any candidate by a stockholder if not made in compliance with the foregoing procedure. Any proposed candidate properly recommended by a stockholder will be considered by the Committee in accordance with the standards set forth above that are applicable to all other proposed candidates. This Policy Relating to Director Nominees Proposed by Stockholders is available for review on the Company’s website at www.dowjones.com.

•	Corporate Governance Committee Charter

For more information on the purpose and responsibilities of the Committee, see the Corporate Governance Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

•	Members of the Corporate Governance Committee

The members of the Corporate Governance Committee are Mesdames Hill and Steele and Messrs. Golub (Chair), Campbell, Castro-Wright, Elefante, von Holtzbrinck, Li and Steere. Each is independent, as required by the rules of the New York Stock Exchange.

The Compensation Committee

•	Authority and Functions of the Compensation Committee

The Compensation Committee of the Board of Directors makes recommendations to the other independent directors regarding the total compensation of the Chairman, the CEO and other members of the Company’s senior management. Together with the other independent directors, the Committee determines and approves the total compensation of the Chairman and the CEO. The Committee also approves incentive compensation and equity-based awards that are ratified by the Board. The Committee has authority to retain outside advisors, including compensation consultants. The Committee met four times in 2006.

The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in the Company’s annual report on Form 10-K and proxy statement and, based on such review, determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the annual report and the proxy statement. The Compensation Committee also prepares the Compensation Committee Report furnished with the Company’s proxy statement each year. The Compensation Committee Report for Fiscal 2006 is included in this proxy statement under “Compensation Committee Report” below.

The Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of executive officers of the Company in making recommendations to the Committee regarding executive compensation and the role of compensation consultants in assisting the Committee in its functions, are described in the “Compensation Discussion and Analysis” that begins on page 21 of this proxy statement. The Committee has delegated authority to the Chief Executive Officer of the Company to grant awards of equity-based compensation to employees in specific circumstances, as described under “Equity Award Granting Practices” in the Compensation Discussion and Analysis Section at page 35 of this proxy statement.

Compensation Committee Charter

For more information on the purpose and responsibilities of the Committee, see the Compensation Committee Charter, which is available for review on the Company’s website at www.dowjones.com and is available in print to any shareholder who submits a written request to the Company Secretary.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Hockaday (Chair), Bancroft, Golub, McPherson and Newman. There are no Compensation Committee interlocks.

Compensation Committee Report

General

The Compensation Committee consists of five directors, all of whom are independent as defined under the Company’s Director Independence Standards and the listing standards of the New York Stock Exchange. The members of the Compensation Committee are also “non-employee directors” within the meaning of Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934 and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee met four times during 2006.

Review of Compensation Discussion and Analysis Section

During 2006, the Compensation Committee met with management to discuss its compensation philosophy, policies and practices generally, as well as its specific determinations. The Compensation Committee has reviewed the Compensation Discussion and Analysis Section and has discussed it with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in the Company’s Form 10-K and proxy statement.

Irvine O. Hockaday, Jr., Chairman

Christopher Bancroft

Harvey Golub

M. Peter McPherson

Frank N. Newman

Director Compensation

The following table sets forth the compensation paid to or earned during 2006 by the Company’s non-management directors:

Name(a)	Fees earned or paid in cash($) (b)(1)(2)	Stock Awards ($) (c)(3)(4)	Total ($) (e)
Christopher Bancroft	55,500	121,399	176,899
Jon E. Barfield (5)	40,250	57,152	97,402
Lewis B. Campbell	57,500	101,687	159,187
Eduardo Castro-Wright (5)	45,950	82,726	128,676
Michael B. Elefante	62,000	95,417	157,417
John M. Engler	68,000	94,889	162,889
Harvey Golub	109,000	120,691	229,691
Leslie Hill	62,000	120,691	182,691
Irvine O. Hockaday, Jr.	68,000	131,738	199,738
Dieter von Holtzbrinck	55,500	112,227	167,727
Vernon E. Jordan (6)	20,575	23,263	43,838
David K. P. Li	71,500	126,755	198,255
M. Peter McPherson	83,500	118,953	202,453
Frank N. Newman	81,500	120,689	202,189
James H. Ottaway (6)	16,575	23,301	39,876
Elizabeth Steele	62,000	112,227	174,227
William C. Steere, Jr.	54,000	120,689	174,689

(1)  For 2006, the cash component of each non-employee director’s annual fee was $30,000. In addition, each director received $2,500 per Board meeting and $2,000 per committee meeting attended. The annual fee for serving as a committee chairperson or vice- chairperson was $10,000. From time to time, Board members are invited to attend meetings of Board committees of which they are not members; in such cases, such Board members receive a committee meeting fee.

(2)  Under the Dow Jones Deferred Compensation Plan, non-employee directors may elect to defer receipt of all or part of the cash component of their annual fees. Deferred amounts are deemed invested, at the electing non-employee director’s direction, in various investment alternatives that mirror investment options available under the Company’s 401(k) Plan and Money Purchase Retirement Plan (which have the same investment options), including the Dow Jones Common Stock Fund. Amounts accrued under the Deferred Compensation Plan will be paid in cash in a lump sum or in the form of annual installments either upon the director’s separation from service or during his or her service as a director, as the non-employee director may elect.

(3)  Represents the expense in 2006 to the Company, as computed in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (“FAS 123R”) and reported in the Company’s financial statements of the portion of non-employee directors’ fees paid in the form of deferred stock equivalents. Deferred stock equivalents credited to a non-employee director’s account are payable to the director in a lump sum or annual installments following the termination of the non-employee director’s Board service for any reason, in cash or in stock at the election of the non-employee director. Non-employee directors received deferred stock equivalents paid in quarterly installments, with those who served for the entire year having received an aggregate value of $85,000 as of the dates on which the installments were credited to the non-employee directors’ accounts. Non-employee directors who did not serve for the full year received installments of deferred stock equivalents only in respect of the portion of the year during which they served. The FAS 123R expense for 2006 of the deferred stock equivalents is based on the fair market value of the Company’s common stock as of December 31, 2006 and is greater than $85,000 for directors that served for the full year due to the appreciation in value of their deferred stock equivalents (both current year and, in some cases, prior-year awards) as a result of an increase in the Company’s stock price from the dates on which the installments were paid to December 31, 2006.

(4)  The table below sets forth information regarding the outstanding deferred stock equivalents held by non-employee directors as of December 31, 2006. In addition to outstanding deferred stock equivalents, the table sets forth information regarding stock options that were granted to the non-employee directors in previous years and were outstanding as of December 31, 2006. The Company had no FAS 123R expense in 2006 in respect of non-employee director stock options.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Outstanding Deferred Stock Equivalents	Number of Securities Underlying Outstanding Stock Options
Christopher Bancroft	11,462	5,000
Jon E. Barfield	1,504	0
Lewis B. Campbell	5,772	1,250
Eduardo Castro-Wright	2,177	0
Michael B. Elefante	3,967	0
John M. Engler	3,813	0
Harvey Golub	11,251	5,000
Leslie Hill	11,251	5,000
Irvine O. Hockaday Jr.	14,436	5,000
Dieter von Holtzbrinck	8,812	5,000
Vernon E. Jordan	7,072	5,000
David K. P. Li	13,002	5,000
M. Peter McPherson	10,742	5,000
Frank N. Newman	11,250	5,000
James H. Ottaway, Jr. (7)	0	63,150
Elizabeth Steele	8,812	5,000
William C. Steere Jr.	11,250	5,000

(5)  Messrs. Barfield and Castro-Wright joined the Board of Directors in May and February 2006, respectively, and their compensation as set forth in the Director Compensation Table above reflects pro-rated amounts for service during 2006.

(6)  Messrs. Jordan and Ottaway retired from the Board of Directors in April 2006 in accordance with the mandatory retirement rules set forth in the Company’s organizational documents and their compensation as set forth in the Director Compensation Table above reflects pro-rated amounts for service during 2006.

(7)  Mr. Ottaway’s stock options were earned in part while he was employed as a Senior Vice President of the Company prior to January 2004, and in part during his tenure as a non-employee director following his retirement from that position. Of Mr. Ottaway’s total outstanding stock options, 61,900 were earned while he was an employee of the Company and 1,250 were earned while he was a non-employee director.

Executive Compensation

Compensation Discussion and Analysis

The following describes and analyzes the compensation policies and arrangements applicable to the Company’s executive officers named in the Summary Compensation Table below (the “NEOs”).

Overview of the Company’s Compensation and Benefit Programs

The Company’s compensation and benefit programs for NEOs are designed by its Compensation Committee to attract, motivate and retain high-quality executive talent and to provide appropriate incentives for achieving the Company’s goals and strategic objectives.

Design of Compensation Programs and Payout Levels

The principal factor that determines the compensation opportunities of the Company’s NEOs is competitive compensation benchmarking. The Company also places significant value on retention of top management and smooth management transitions, and therefore its compensation program has elements that focus on long-term retention and separation pay.

Actual payouts received by the NEOs are determined primarily by the performance of the Company and, in the case of NEOs who lead a business unit, the performance of the businesses included in the unit, as well as the NEOs’ individual performance. Company performance is measured objectively and business unit and individual performance are measured on a mixture of objective and non-quantitative criteria.

Compensation Guidelines

The Compensation Committee’s approach to compensation has been to set total direct compensation opportunity for the NEOs at approximately the median level of compensation paid to executives in comparable positions at companies that the Company considers its main competitors for executive talent. Those are companies in the media and publishing industries, and general industry companies of similar size to the Company—that is, with annual revenue between $1 billion and $3 billion. The Company refers to these targets as its “compensation guidelines.”

While the Compensation Committee regularly reviews the design of compensation programs and sets compensation opportunity levels based on all relevant circumstances, and not just the compensation guidelines, the Compensation Committee believes that making decisions primarily on the basis of its compensation guidelines is appropriate in light of its current circumstances, needs and performance, and has served the Compensation Committee’s overall objectives. It continued during 2006 to be the primary factor for setting compensation opportunities.

The Company uses different benchmarks for different compensation purposes. For example, during 2006 the Company used broad-based media and publishing industry compensation survey information for purposes of benchmarking base salary levels and target bonus opportunities, and the Company constructed different comparator groups for purposes of benchmarking target long-term incentive opportunities and the design and mix of incentive pay programs, described in further detail below. To determine payouts under the Contingent Stock Right or “CSR” program, which is the primary component of long-term incentive compensation for the NEOs and other executive officers, beginning with awards granted in 2005 and vesting after 2006, the Company used a media and publishing industry comparator group for purposes of assessing the relative quality of the total return to shareholders from ownership of Dow Jones stock.

Financial and Strategic Objectives

The Company provides annual and long-term incentive compensation awards that are designed to motivate its NEOs to achieve its financial and strategic objectives.

1. The Company’s Annual Incentive Plan. Payouts under the Company’s Annual Incentive Plan are based on annual financial and strategic performance measurements that the Company believes are drivers of earnings and stock price performance. The bonus amounts are based on a combination of financial measures, which determine 60% of the payout amount, and strategic measures, which determine 40% of the payout amount. Final payouts can also be adjusted up or down to reflect individual performance factors.

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The financial measures are determined at the beginning of the year and include: earnings per share, return on invested capital and, for NEOs who are primarily responsible for the performance of the Company’s business units, direct operating income of the businesses included in that unit.

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The strategic measures are based on performance in regard to specific objectives for each business unit and corporate area for each year. Although the strategic objectives are determined in advance, the Compensation Committee typically also takes into account performance relating to opportunities or issues that arise during the year and that are not foreseen at the beginning of the year.

The financial measures are objectively stated and assessed. The strategic measures are based on a combination of objective, non-quantitative and individual performance factors and are rated subjectively. Set forth below under the heading “Annual Incentives” is an analysis of how the Company’s performance compared to financial and strategic objectives for 2006, and how these performance results were reflected in the amount of annual performance bonuses paid for 2006.

2. Long-Term Incentives. The primary driver of value under the Company’s long-term incentive programs is return to shareholders.

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Approximately 75% of the incentive opportunity for NEOs and other executive officers is provided through the award of CSRs, under which payout levels are based primarily on relative stock price performance. Specifically, CSRs tie NEO compensation to the relative total return to the Company’s shareholders from ownership of Dow Jones stock compared to the total return from owning stock of a pre-established group of publishing and media companies in the case of awards granted in 2005 and later years, and also including certain financial services companies, in the case of awards granted prior to 2005. In addition, because CSR awards are denominated in shares of Company stock, the value of final CSR payouts is determined in part by the performance of the Company’s stock price over the performance period. Set forth below under the heading “Long-Term Incentives” is an analysis of how total shareholder return for the Company’s stock compared to that of the comparator group during the 2003-2006 and 2004-2006 CSR performance periods and how that performance impacted the amounts paid for those periods.

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Approximately 25% of the incentive opportunity for NEOs and other executive officers is provided through the award of stock options, under which the compensation earned by the NEOs is based on increases in the price of the Company’s stock after the grant date.

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In limited circumstances, the Company has made awards to key executives of restricted stock that vests based on continued service with the Company. These awards may be made for various reasons, including to foster retention, recognize significant promotions and increases in responsibilities, and assist the Company in recruiting executives from outside the Company.

Other Significant Elements of Compensation: Retirement and Separation Pay

The Compensation Committee generally does not enter into employment agreements with senior executives. The Company fosters retention by maintaining a competitive compensation and benefits program and by including service-based vesting conditions in its long-term incentive awards.

In addition, the Company maintains a Separation Plan that provides severance benefits for

18 or 24 months following termination of employment for certain NEOs in certain circumstances. The Company’s Separation Plan supports retention by providing eligible executives with assurance that they will be treated fairly in the event that their employment is terminated under the covered circumstances, and facilitates a smooth transition in the management team when such terminations occur. In addition, in order to receive benefits under the Separation Plan, participants must execute an agreement not to compete with the Company or solicit the Company’s employees during the 18-month or 24-month period following termination of employment, and this protects the Company from harm that could arise if former executives were to work for or become competitors or hire away the Company’s employees. As indicated in the Summary Compensation Table and under “Potential Payments Upon Termination of Employment” at page 49 of this proxy statement, certain NEOs became entitled to severance benefits during 2006 pursuant to the Separation Plan.

The Company also provides competitive opportunities for tax-favored retirement savings, which further promotes management stability and the long-term commitment of the NEOs to the Company.

Pay Mix

The Compensation Committee generally determines the relative portion of fixed and variable pay opportunities for the Company’s NEOs, as well as the allocation between annual and longer-term incentive awards, based on the compensation guidelines. In general, the higher an executive’s level of seniority and responsibility, the greater the proportion of that executive’s direct compensation that is variable rather than fixed, and long-term rather than short-term. This reflects the Compensation Committee’s view that the NEOs, as the executives responsible for the strategic leadership of the Company, should have more of their compensation tied to the creation of shareholder value.

The Process for Setting Compensation and Use of Compensation Consultants

In setting the level of compensation that each NEO has the opportunity to earn, the Compensation Committee first reviews the compensation guidelines developed by its compensation consultant. The compensation guidelines reflect competitive pay levels with respect to each element of compensation.

After the Compensation Committee has reviewed and approved the compensation guidelines, it then considers, in addition to the guidelines, a variety of other reference points, including each NEO’s overall experience and time in the position, Company performance and internal equity, in order to determine an appropriate level of compensation opportunity for each NEO. The actual amount of compensation earned by each NEO is within the range established based on these factors and is ultimately determined based on Company performance, the NEO’s individual performance and, in the case of NEOs who lead a business unit, the performance of the businesses included in that unit. While the Compensation Committee believes that total direct compensation for NEOs generally should not deviate substantially from the compensation guidelines, there are exceptions to this rule as noted below.

Members of management (including the Chief Executive Officer) assist the Compensation Committee by providing recommendations for the Compensation Committee’s consideration concerning the Company’s compensation program for NEOs and other executive officers. In regard to individual pay levels, the Chief Executive Officer furnishes to the Compensation Committee specific pay recommendations for NEOs other than the Chairman and himself. Pay recommendations for the Chairman and CEO are determined solely by the Compensation Committee in executive session without members of management present, with input from the Compensation Committee’s compensation consultant. All recommendations are then submitted to the Company’s independent directors, who review and approve the total compensation of each of the NEOs.

In 2006, the Compensation Committee retained Deloitte Consulting LLP (“Deloitte”) to assist in the development of the compensation guidelines and to advise the Compensation Committee on other executive compensation matters. The Compensation Committee determines the nature and scope of Deloitte’s assignments, which may include: (i) Deloitte’s participation in information-gathering and fact-finding at the Company; (ii) assessing, both qualitatively and quantitatively, relevant data regarding compensation levels and performance at other companies used for benchmarking purposes and where the Company stands in relation to those comparator companies; (iii) participation in designing, modifying, and implementing compensation programs; and (iv) handling other matters requested by the Compensation Committee. Senior management generally discusses Deloitte’s analyses with Deloitte prior to Compensation Committee meetings in order to identify areas of agreement and issues to be addressed at the meeting. Deloitte also provides analyses and advice to the Corporate Governance Committee in connection with the establishment and oversight of non-executive director compensation. It reports to the Chairs of the Compensation and Corporate Governance Committees and has direct access to committee members. Deloitte attends all Compensation Committee meetings and also meets with the Compensation Committee in executive session without management present. In addition to assisting in the development of compensation guidelines, Deloitte assists management in the development of recommendations concerning individual pay levels and the design and mix of compensation programs.

Deloitte personnel involved in matters within the purview of the Compensation and Corporate Governance Committees do not participate in any other services provided by Deloitte affiliates to the Company. In addition to the compensation services provided by Deloitte to the Compensation Committee, for which Deloitte earned approximately $300,000 in 2006, Deloitte affiliates provided certain services to the Company, consisting of: (i) expatriate tax services and other tax-related services; and (ii) certain employee equity plan administration services, for which they earned aggregate fees of approximately $700,000 in 2006. In addition, Deloitte provided advice to the Governance Committee, as the Governance Committee’s outside consultant and not as a service provider to the Company, regarding the compensation of the Company’s non-management directors; Deloitte earned aggregate fees of $30,000 for these services in 2006. The Compensation Committee believes that, given their nature and cost, the additional assignments described above did not impair Deloitte’s ability to provide an independent perspective to the Compensation Committee’s deliberations about CEO and executive compensation.

Elements of Total Direct Compensation

Base Salaries

The Company offers competitive base salaries to its NEOs in order to attract and retain high-quality executive talent. Annual salary adjustments generally are approved in January, effective February 1, as part of the compensation and performance evaluation process. The Company establishes a salary increase budget for the year, which is based on competitive data for salary increases at other media and publishing and general industry companies and also takes into consideration Company performance. The actual salary increases for the NEOs are based on individual performance.

In addition to annual adjustments to base salary during 2006, the Compensation Committee recommended and the independent directors approved the following increases in base salary for certain NEOs, which were generally set with reference to the Company’s compensation guidelines and also reflected the specific factors noted below:

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Mr. Zannino’s base salary was increased from $760,000 to $900,000 (18%), effective February 1, 2006, in connection with his promotion to the CEO position. Mr. Zannino’s base salary was set a level below the Company’s median guideline based on the fact that he had not previously served as the CEO of a publicly traded company.

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Mr. Crovitz’s base salary was increased from $505,000 to $600,000 (19%), effective February 1, 2006, in connection with his promotion to Executive Vice President and President of the Consumer Media Group.

•	Ms. Hart, who was President and CEO of Factiva until February 28, 2006, was appointed Executive Vice President and president of the Enterprise Media Group effective March 1, 2006. Ms. Hart’s base salary was increased from $362,000 to $500,000 (38%), effective March 1, 2006, in connection with her appointment to this position. The increase in Ms. Hart’s base salary reflects her move to the Company’s executive compensation program from that of Factiva as well as her assumption of new responsibilities.

•	Mr. Stern’s base salary was increased from $500,000 to $550,000 (10%), effective February 1, 2006, in connection with a promotion.

Annual Incentive Plan

The Company’s Annual Incentive Plan (“AIP”) provides participants, including executives, with the opportunity to earn an annual bonus based on the achievement of pre-established annual financial objectives and corporate strategic measures, as well as an assessment of the individual participants’ performance for the year. In 2006, annual cash incentives for Messrs. Zannino, Plummer, Crovitz, Stern and Steiger and part of the annual cash incentive award for Ms. Hart were determined based on the criteria under the AIP.

Mr. Vieth and Ms. House received non-AIP annual cash incentives pursuant to the Company’s Separation Plan, as described below. For Ms. Hart, a portion of the 2006 annual cash incentive was determined under the AIP and a portion was determined based on Enterprise Media Group strategic goals. The non-AIP awards earned by these NEOs in 2006 are described in more detail below.

Certain NEOs—Messrs. Kann, Zannino, Crovitz, Stern and Steiger and Ms. Hart—participate in the Company’s Executive Annual Incentive Plan (“EAIP”). The EAIP is a shareholder-approved plan providing for the funding of incentive bonuses determined by reference to the Company’s reported operating income for the fiscal year. This program is designed to enable the Company to provide for annual incentive compensation to certain executive officers of the Company that is fully tax deductible without limitation under Section 162(m) of the Internal Revenue Code. Under the EAIP, the Compensation Committee allocated to each participant, for 2006, a percentage of an incentive pool equal to 5% of the Company’s reported operating income for the fiscal year. The sum of all such percentages may not be greater than 100% of the pool. The Compensation Committee may use discretion to reduce the amounts earned pursuant to the incentive pool, but may not increase them. For 2006 the Compensation Committee used its discretion to reduce amounts payable to Messrs. Zannino, Crovitz, Stern and Steiger and the AIP-based portion of Ms. Hart’s annual incentive award using the AIP criteria. The discussion that follows describes the 2006 annual incentive awards for the applicable NEOs with reference to the AIP.

Bonus opportunities under the AIP for the NEOs are determined in a manner that reflects the funding of the bonus pools in which employees other than the NEOs participate, which are established and funded at the Corporate level or by business unit, as applicable. The design of the AIP thus reflects the performance both of the Company as a whole and of the particular corporate areas and/or businesses, as applicable, for which the NEOs have responsibility. Individual bonus opportunities are determined based on weighted factors which include both Company-wide performance measures and (i) in the case of NEOs who head corporate departments, the performance of the corporate areas for which the NEO is responsible or (ii) in the case of NEOs who lead a business unit, the performance of the businesses included in the relevant unit as well as the overall performance of the relevant business unit. The following factors generally determine the NEOs’ bonus opportunities and payouts under the AIP:

•	Financial measures, weighted 60%, are tied to pre-established objective measures and determined formulaically.

•	Strategic measures, which are pre-established but subject to adjustment, are weighted 40%. These measures are rated based in part on objective results and in part on non-quantitative performance objectives, but are rated subjectively.

•	Final payouts can also be adjusted up or down to reflect individual performance factors.

The AIP award for 2006 for Mr. Zannino was determined as described above but with the following differences: (i) financial measures were weighted 70% and strategic measures were weighted 30%; and (ii) the award was not subject to adjustment based on individual criteria.

The Compensation Committee may adjust both the strategic and individual components by taking into account performance in respect of strategic opportunities and issues that were not present at the beginning of the year, but rather arose during the year.

Annual bonus opportunities under the AIP were based on the Company’s median competitive compensation guidelines. For 2006, the financial measures were as follows:

•	For NEOs heading corporate departments, earnings per share (“EPS”) was weighted 50%, and return on investment (“ROI”) was weighted 10%.

•	For NEOs who lead a business unit, direct operating income (“DOI”) of the businesses included in the relevant unit was weighted 40% and EPS was weighted 20%.

For Mr. Zannino 70% of the opportunity under the AIP in 2006 was tied to financial measures with EPS weighted 60% and ROI weighted 10%, and the remaining 30% was tied to strategic measures.

These financial measures were selected because the Compensation Committee believes that they should drive long-term shareholder return. The focus on DOI for the business-unit executives is consistent with the emphasis under the AIP on directly linking pay to performance, and the inclusion of the EPS component is to foster teamwork and recognize the contribution each business unit makes to Company EPS. The use of ROI for corporate-level executives acknowledges the important role of efficient allocation of capital to creating shareholder value.

In calculating the EPS measures of target and actual performance used to determine bonus opportunities under the AIP, it has been the Compensation Committee’s practice when appropriate to exclude certain “special items” that may have either a positive or a negative effect on the measure as compared to the Company’s EPS for financial disclosure purposes, based on a determination that such items are extraordinary in nature and are not appropriate for inclusion in a metric that is intended to measure our executives’ performance. In 2006 no such items were excluded from the EPS measure used for the AIP.

For financial measures, specific goals are established at “threshold,” “target,” “superior” and “exceptional” levels. The “target” goal under AIP is generally tied to budgeted amounts, which are approved by the Compensation Committee at the beginning of the year.

With respect to the portion of AIP awards that are based on the financial measures, final payouts are based on the following schedule:

Performance Level	Payout
Threshold	50% of target opportunity
Target	100% of target opportunity
Superior	150% of target opportunity
Exceptional	200% of target opportunity

For 2006, the portion of the bonus opportunity that was allocated to strategic objectives was determined as follows. Each NEO’s strategic objectives consisted of key priorities identified at the beginning of the performance period as well as other key business developments and priorities that were not anticipated at the beginning of the performance period that arose during the year. Objectives identified in advance included the development or implementation of the Company’s strategic plan, improving market share, leadership development, creating a high performance culture, improving the Company’s use of technology, implementing new products and offerings and becoming more cost efficient. The Company’s business unit leaders are evaluated on the overall achievement of the business unit’s strategic objectives. The weighting of each strategic objective is not predetermined. Instead, the Compensation Committee subjectively evaluates the degree of achievement of these objectives in assessing what percentage of this portion of the target bonus opportunity to award, within a range of 0% to 200% of target. The Chief Executive Officer furnishes his recommendations to the Compensation Committee, with respect to NEOs other than himself, and presents objective data to support his recommendations regarding the degree of achievement of the strategic objectives, which the Compensation Committee considers in finalizing its overall rating. In the case of Mr. Zannino, the Compensation Committee approves the strategic objectives, and evaluates his performance as compared to those objectives, without input from the Company’s management.

For 2006, the Compensation Committee retained the discretion to increase or decrease AIP payouts as follows:

•	Adjustment of each NEO’s bonus up or down by as much as 30 percentage points was permitted based on an evaluation of the “quality” of the results for the year; and

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NEOs participating in the AIP, other than Mr. Zannino, could have their individual awards increased or decreased by up to 15 percentage points based on a subjective assessment of their individual performance on certain talent development metrics including diversity representation and upward feedback from staff on the NEO’s support of the staff’s professional development. This discretion was retained in order to emphasize the critical importance of attracting, retaining and developing top, diverse executive talent. In 2006 the Compensation Committee did not exercise its discretion to increase or decrease AIP payouts to the NEOs based on individual performance factors.

The 2006 EPS target goal was $1.10, which represented a budgeted increase of 13% over EPS for 2005. The 2006 ROI target goal was 17%.

Performance in respect of financial and strategic goals during 2006 was as follows:

•	EPS was $1.11, which was above target EPS;

•	ROI was 18.2%, which was above target ROI;

•	DOI for the Consumer Media Group, the Enterprise Media Group, The Wall Street Journal, Dow Jones Online and International were all above target; and

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Performance relative to target achievement with regard to strategic measures was assessed as follows for each of the NEOs participating in the AIP: Mr. Zannino—121%; Mr. Plummer—115%; Mr. Crovitz—117%; Ms. Hart—110%; Mr. Steiger—131%; and Mr. Stern—119%.

It was the Compensation Committee’s view that the NEOs performed well on the strategic measures by, among other things, controlling costs, improving operational efficiency, completing the sale of six Ottaway newspapers, supporting the Company’s acquisition from Reuters of the 50% interest in Factiva that the Company did not already own, and developing the redesigned Wall Street Journal (which was launched on January 2, 2007). The Compensation Committee considered that the NEOs’ performance on these strategic measures supported Company and business unit performance in 2006, including the Company’s achievement of 33% growth in operating income and The Wall Street Journal’s superior performance as compared to its competitors in increasing its market share of advertising revenue and individually paid circulation rate. With respect to the strategic component of the NEOs’ bonus opportunities, these strategic measures in 2006 were considered in addition to the predetermined objectives when evaluating the NEOs’ performance.

The following table shows target annual bonus opportunities for NEOs participating in the AIP in 2006 and actual payouts, expressed as a percent of each NEO’s annual base salary, for 2006:

NEO	Target Bonus (as a percentage of annual base salary)	Actual Bonus (as a percentage of annual base salary)
Richard F. Zannino	90%	99%
William B. Plummer	55%	60%
L. Gordon Crovitz	60%	69%
Clare Hart	55%	64%
Joseph Stern	50%	55%
Paul E. Steiger	50%	54%

Mr. Vieth resigned by mutual agreement with the Company from his position as Chief Financial Officer in August 2006 and Ms. House retired from the Company by mutual agreement effective February 28, 2006. Pursuant to the Separation Plan, both of these NEOs received AIP payouts based on their target bonuses for 2006, pro rated to reflect the number of full months they were actively employed by the Company in 2006.

Mr. Kann received an annual incentive award for 2006 under the EAIP, pursuant to his letter agreement with the Company. The amount of Mr. Kann’s final award was determined based on the Company’s performance during the year and the fact that had Mr. Kann’s employment been terminated under circumstances that would have entitled him to benefits under the Separation Plan, he would have received his target bonus for 2006.

Other Annual Bonus Arrangements

In addition to her participation in the AIP, Ms. Hart was provided with an additional incentive opportunity for 2006 of $360,000. Payout of 50% of this bonus opportunity was based on the same measures used to determine Ms. Hart’s regular AIP payout for 2006. The other 50% was based on a subjective assessment of Ms. Hart’s performance measured against Enterprise Media Group strategic goals. The Company provided Ms. Hart with this additional opportunity in order to compensate her for incentive compensation she forfeited by transitioning from Factiva, a joint venture in which the Company had a 50% interest, and provide her with an additional incentive to accept employment as the President of the Enterprise Media Group of Dow Jones. Ms. Hart earned a final payout of $460,000 in respect of this additional bonus opportunity, reflecting performance at 116% compared to the target payout for the AIP measures and at 140% compared to the target payout for the Enterprise Media Group strategic goals.

Mr. Plummer’s AIP payout for 2006 was guaranteed, provided that he remained employed through the end of 2006, to be no less than $200,000. In addition, Mr. Plummer’s AIP target and his final payout were based on his base salary annualized for the whole year although he was employed with the Company only during the last four months of the year. These benefits were provided in order to replace certain annual incentive compensation Mr. Plummer forfeited by leaving his former employer and to provide him with an additional incentive to accept employment with Dow Jones.

Long Term Incentives

The Company’s long-term incentives for NEOs generally consist of annual awards of contingent stock rights (“CSRs”) and stock options, and grants of shares of restricted stock in special circumstances. Generally, CSRs granted for 2006 represented approximately 75% of the total expected value of long-term incentive opportunity awarded to NEOs, while stock options represented approximately 25% of the total expected value of long-term incentive opportunity awarded to NEOs. The size of CSR and stock option awards is based primarily on the Company’s competitive compensation guidelines.

Contingent Stock Rights—CSRs are designed to provide participants with the opportunity to earn shares of the Company’s common stock based on its performance during overlapping three-year performance periods. For the two performance periods ending in 2006, the payout under the CSR program was based on:

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total stockholder return during the performance period relative to an established group of publishing and media companies and financial services companies (“TSR”), which is objectively determined and rated, weighted 50%; and

•	a subjective assessment of qualitative corporate and business unit results, weighted 30%, and individual performance, weighted 20%.

TSR is calculated by comparing the average stock price of each of the Company and the comparator group during the fourth quarter of the year prior to the year in which the performance period commences to the sum of (i) the average stock price of each of the Company and the comparator group during the 4th quarter of the final year of the performance period and (ii) the cumulative dividends paid by each of the Company and the comparator group during the performance period.

The number of shares earned can range from 0% to 150% of each participant’s target award.

The use of TSR ties the payout of CSRs to relative returns to stockholders from their investment in the Company’s stock. The value of the payout is also tied to the value of the Company’s stock on an absolute basis, because the awards are denominated in shares of Company stock. Beginning with the 2004—2006 performance period, the Compensation Committee reduced the length of the CSR performance periods, which was previously four years, in light of competitive compensation practices, and to enhance the value of the Company’s CSR Program. An additional change was made beginning with the 2005 to 2007 performance period: the Compensation Committee decided to use only TSR, and not to include any subjective performance measures to determine payout amounts, further emphasizing the importance of the performance of the Company’s stock as compared to that of our peers.

For the two performance periods ending in 2006, the following companies were included in the Company’s TSR comparison group:

Media and Publishing Companies

Belo Corp.	Omnicom Group, Inc.
CBS Corporation	Pearson plc
Clear Channel Communications, Inc.	The Reader’s Digest Association, Inc.
CNET Networks, Inc.	Reuters plc
Comcast Corporation	Scholastic Corporation
Gannett Co., Inc.	The E.W. Scripps Company
The Interpublic Group of Companies, Inc.	Thomson plc
Lee Enterprises, Inc.	Time Warner, Inc.
The McGraw-Hill Companies, Inc.	Tribune Company
Media General, Inc.	Univision Communications, Inc.
Meredith Corporation	The Walt Disney Company
News Corporation	The Washington Post Company
The New York Times Company

Financial Services Companies

AMBAC Financial Group, Inc.	JPMorgan Chase & Co.

American Express Company	Lehman Brothers Holdings, Inc.

The Bear Stearns Companies Inc.	Merrill Lynch & Co., Inc.

The Charles Schwab Corporation	Moody’s Corporation

Citigroup Inc.	Morgan Stanley

Fannie Mae	SLM Corporation

Franklin Resources, Inc.	State Street Corporation

Freddie Mac	T. Rowe Price Group, Inc.

In accordance with the Dow Jones 2001 Long Term Incentive Plan, the number of shares covered by each CSR initial grant represents the maximum payout opportunity. Target performance results in delivery of a number of shares equal to two-thirds of the maximum. During each performance period, participants receive quarterly cash payments equal to the dividends that would have been paid had they actually owned the number of shares of stock subject to the CSRs held by each of them (that is, the maximum number of shares they could earn under the CSR awards). Subject to the approval of the Compensation Committee, payout of CSR awards may be made in the Company’s common stock, cash or a combination of both, depending on participant elections. Vesting and payout of CSRs is subject to continued employment through the end of the vesting period, except (i) if employment terminates due to the participant’s death, permanent disability or retirement or (ii) as provided under the Separation Plan, if applicable.

Stock Options—stock options provide NEOs with the right to purchase the Company’s common stock at a specified price over a ten-year term. In all cases, stock options are awarded with an exercise price equal to the closing price of the Company’s common stock on the grant date. 100% of the stock options vest on the third anniversary of the grant date, subject to continued employment through the vesting date. Options are forfeited if the NEO’s employment terminates before the vesting date, except if employment terminates (i) due to the NEO’s death or permanent disability (in which case vesting would be accelerated); (ii) due to the NEO’s retirement or (iii) under circumstances that would entitle the NEO to benefits under the Separation Plan. The Company has never repriced stock options and cannot do so without shareholder approval.

Restricted Stock—In limited circumstances, the Compensation Committee has granted awards to key executives of restricted stock that vests based on continued service with the Company. These awards may be made for various reasons, including to foster retention, recognize significant promotions and increases in responsibilities, and assist the Company in recruiting executives from outside the Company. Restricted stock awards are forfeited if the NEO’s employment terminates before the vesting date, except if employment terminates due to the NEO’s death or permanent disability (in which case vesting would be accelerated) or due to the NEO’s retirement, or if the Compensation Committee determines that the award should not be forfeited.

Long-Term Incentive Awards in 2006

1. Contingent Stock Rights.

Awards Vested in 2006. The length of the CSR performance period was changed from four years to three years beginning in 2004. Thus the CSR awards that vested in 2006 were granted in respect of two separate performance periods—one starting in 2003 and ending in 2006, and the other starting in 2004 and ending 2006.

For both the 2003-2006 and 2004-2006 performance periods, the number of shares of common stock of the Company earned by each of the executive officers named in the tables on pages 31 and 32, based on TSR and subjective performance measures, was determined in accordance with the schedule below. The TSR measure and the subjective performance criteria were evaluated separately. For the TSR measure, the target performance level was Company TSR during the performance period at the 50th percentile of the comparator group for the applicable period.

Performance level	Number of shares earned
Maximum	150% of target
Target	100% of target
Threshold	20% of target
Below Threshold	0% of target

The table below shows actual performance, expressed as a percent of target, for each of the two performance periods ending in 2006 as determined by the TSR measure, the qualitative corporate and business unit results and the individual performance measure.

		Percent of the Target Award Earned in respect of Each Measure
Performance Measure	Weighting	2003-2006 Performance Period	2004-2006 Performance Period
TSR	50%	35.7%	0%
Qualitative Corporate and Business Unit Results	30%	135%	135%
Individual performance (1)	20%	125.5%	127.1%

(1)  Represents the average individual performance scores for the NEOs who received CSR awards for the applicable periods.

Performance compared to targeted performance levels, and the resulting number of shares paid out for these periods, is described in the following tables:

CSRs Granted for the 2003-2006 Performance Period

NEO	Target number of shares	Fair market value of target number of shares as of grant date(1)	Number of shares earned	Fair market value of shares earned as of payout date (January 17, 2007)(2)
Richard F. Zannino	15,667	$700,002	13,054	$511,456
Peter R. Kann	28,400	$1,268,912	23,369	$872,365	(3)
Christopher Vieth	5,400	$241,272	4,443	$174,077
L. Gordon Crovitz	9,600	$428,928	8,194	$321,041
Karen Elliott House	9,000	$402,120	7,406	$290,167
Paul E. Steiger	5,733	$256,150	4,893	$191,708

(1)  Based on the closing price on the New York Stock Exchange of the Company’s common stock on January 15, 2003 of $44.68.

(2)  Except as to Mr. Kann’s CSR award, based on the closing price on the New York Stock Exchange of the Company’s common stock on January 17, 2007 of $39.18.

(3)  Based on the closing price on the New York Stock Exchange of the Company’s common stock on February 21, 2007 of $37.33.

CSRs Granted for the 2004-2006 Performance Period

NEO	Target number of shares	Fair market value of target number of shares as of grant date(1)	Number of shares earned	Fair market value of shares earned as of payout date (January 17, 2007)(2)
Richard F. Zannino	14,867	$782,748	9,734	$381,378
Peter R. Kann	30,000	$1,579,500	19,335	$721,776	(3)
Christopher Vieth	4,000	$210,600	2,578	$101,006
L. Gordon Crovitz	6,667	$351,018	4,500	$176,310
Joseph Stern	3,533	$137,858	2,385	$93,444
Karen Elliott House	6,667	$351,018	4,297	$168,356
Paul E. Steiger	4,933	$259,722	3,330	$130,469

(1)  Based (i) for all the NEOs except Mr. Stern, on the closing price on the New York Stock Exchange of the Company’s common stock on January 21, 2004 of $52.65 and (ii) for Mr. Stern, on the closing price on the New York Stock Exchange of the Company’s common stock on February 7, 2005, the date on which his CSR award was granted, of $39.02.

(2)  Except as to Mr. Kann’s CSR award, based on the closing price on the New York Stock Exchange of the Company’s common stock on January 17, 2007 of $39.18.

(3)  Based on the closing price on the New York Stock Exchange of the Company’s common stock on February 21, 2007 of $37.33.

Mr. Plummer and Ms. Hart were not yet employed with the Company on the grant date for CSRs for either of the 2003-2006 and 2004-2006 performance periods and therefore did not receive CSR awards for these periods. Mr. Stern, who joined the Company in 2005, did not receive a CSR award for the 2003-2006 performance period.

Awards Granted in 2005 and 2006.    The number of the Company’s shares to be delivered in respect of CSRs granted in 2005 and 2006, as described in the Summary Compensation Table below, will be determined in accordance with the following schedule:

Performance Level	Number of Shares to be Delivered
Maximum	150% of target
Target	100% of target
Threshold	35% of target
Below Threshold	0% of target

Target performance in respect of CSR awards granted in 2005 and 2006 is defined as achievement of Company TSR during the performance period at the 50th percentile as compared to TSR for the same period of (i) the media companies included in the S&P 500 Index and the publishing companies included in the S&P 400 Index at the end of the performance period and (ii) CNET Networks, Inc., Reuters plc, Pearson plc and Thomson plc.

2. Stock Option Awards.    The Compensation Committee approved stock option grants to most of the NEOs and other key employees in its February meeting and the grant date corresponded to the date of the Company’s regularly scheduled Board of Directors meeting for the month of February, February 15, 2006. These stock options were granted with an exercise price equal to the closing price of Dow Jones common stock on February 15, 2006.

Mr. Plummer’s stock option award was granted upon the commencement of his employment on September 5, 2006. The size of the award was determined in part based on the fact that Mr. Plummer forfeited certain compensation by leaving his former employer, which this award from the Company was intended to replace in part, and on the Company’s determination that it was appropriate to provide Mr. Plummer with an additional incentive to join the Company.

3. Restricted Stock Awards.    On February 15, 2006, the Board ratified restricted stock awards to Messrs. Zannino and Crovitz that had been approved by the Compensation Committee at its regularly scheduled February meeting in recognition of their respective promotions and the significant increase in their responsibilities and to foster retention of these key executives. Mr. Zannino was awarded 41,100 shares of restricted stock, with an approximate grant-date value of $1,575,000, and Mr. Crovitz was awarded 13,100 shares of restricted stock with an approximate grant-date value of $500,000. One hundred percent (100%) of these shares will vest on the third anniversary of the grant date, provided the executive officer remains continuously employed by the Company until the vesting date. The awards will be forfeited if the NEO’s employment terminates before the vesting date except if termination is due to his death or permanent disability (in which case vesting would be accelerated) or retirement, or if the Compensation Committee determines that the award should not be forfeited.

Mr. Plummer was also granted a restricted stock award upon the commencement of his employment with the Company to replace certain compensation he forfeited by leaving his former employer, to provide him an additional incentive to join the Company and to align his financial interests with those of the Company’s shareholders. Mr. Plummer was awarded 10,960 shares of restricted stock, with an approximate grant-date value of $400,000. 100% of the shares will vest on September 5, 2009, the third anniversary of the grant date, provided that Mr. Plummer remains continuously employed by Dow Jones until the vesting date. The award will be forfeited if Mr. Plummer’s employment terminates before the vesting date except if termination is due to his death or permanent disability (in which case vesting would be accelerated) or retirement, or if the Compensation Committee determines that the award should not be forfeited.

Messrs. Zannino, Crovitz and Plummer will receive quarterly dividends on their restricted shares during the vesting period, paid in cash.

Mr. Stern was granted a restricted stock award upon the commencement of his employment with the Company in 2005, which vested in February 2006. Mr. Stern’s restricted stock award was granted to avoid significant discrepancies between his compensation and that of other executive officers at his level in light of the fact that he did not participate in the CSR grants that vested in 2006, to replace certain compensation he forfeited by leaving his former employer, to provide him an additional incentive to join the Company and to align his financial interests with those of the Company’s shareholders. As shown in the “Option Exercises and Stock Vested” table at page 48 of this proxy statement, Mr. Stern was awarded 3,750 shares of restricted stock and the value of these shares at vesting was $145,500.

Retirement Income and Savings Programs

NEOs participate in the Company’s tax-qualified retirement plans and the related Supplemental Executive Retirement Plan (“SERP”), referred to collectively as the Retirement Program. The Retirement Program was designed to offer employees a competitive retirement benefit that would assist the Company in recruiting and retaining employees. In addition, the Retirement Program and the Company’s tax-advantaged Deferred Compensation Plan promote management stability and the long-term commitment of executives to the Company.

The Retirement Program consists of two separate savings plans:

•	A 401(k) Savings Plan, which provides eligible employees with:

•	the opportunity to make pre-tax contributions up to limits imposed under the Internal Revenue Code;

•	a fixed Company contribution equal to 3% of an employee’s covered compensation up to the limits imposed under the Internal Revenue Code ($220,000 in 2006); and

•	a 100% Company match on up to the first 2% of those pre-tax employee contributions (subject to limitations imposed under the Internal Revenue Code).

•	A Money Purchase Retirement Plan, which provides eligible employees with a Company contribution equal to:

•

in the case of certain employees hired on or before December 31, 2005, including all the NEOs except Mr. Plummer, 7% of an employee’s covered compensation up to the compensation limit imposed under the Internal Revenue Code ($220,000 in 2006) and an additional Company contribution of 6% of compensation in excess of the Social Security wage base ($94,200 in 2006) up to limits imposed under the Internal Revenue Code; or

•

in the case of eligible employees hired on or after January 1, 2006, including Mr. Plummer, (i) between 2% and 5% of an employee’s covered compensation up to limits imposed under the Internal Revenue Code ($220,000 in 2006), depending on the employee’s category and years of service and (ii) an additional amount between 2% and 5% of eligible compensation in excess of the Social Security wage base ($94,200 in 2006) up to the compensation limits imposed under the Internal Revenue Code.

Benefits under the tax-qualified portion of the Retirement Program are subject to Internal Revenue Code limits. However, the tax rules permit the Company to provide supplemental retirement benefits under a non-qualified retirement plan. The SERP is the portion of the Retirement Program that provides such benefits, in amounts equal to the amounts that would otherwise have been provided under the tax-qualified plans were the Internal Revenue Code limits not applicable. Benefits under the SERP are available to approximately 200 management-level employees of the Company, including the NEOs.

NEOs also have the opportunity to defer certain compensation pursuant to the Company’s Deferred Compensation Plan. Under that plan, NEOs may elect to defer receipt of up to 90% of their base salary, annual incentive payouts, and payouts under the CSR Program. The purpose of the plan is to provide participants with additional saving opportunities and to allow participants to control the timing of recognition of certain income for tax purposes. The deemed return on deferred amounts is based on the performance of the chosen investment options. The same investment options are available under the plan as are provided under the Company’s Retirement Program.

The Company maintains an Executive Death Benefit Program (“EDB”), which provides participants’ beneficiaries with a death benefit. Participants may elect to receive the actuarial value of such death benefit as a credit to their account under the Company’s nonqualified Deferred Compensation Plan upon their retirement. If a participant who has made this election dies prior to his or her retirement, the right of the participant’s beneficiary to receive the death benefit would not be affected by the election. The Compensation Committee determined in September 2006 that the EDB was no longer needed to maintain a competitive executive compensation package. The Compensation Committee eliminated the benefit for executives under the age of 50, as of December 31, 2006, and continued the benefit for those closer to retirement. Accordingly, Messrs. Kann, Stern and Steiger and Ms. House continue to participate in the Company’s EDB Program in 2007.

Perquisites

The Company provides very limited perquisites to its NEOs. Messrs. Kann and Zannino are provided with a car and driver for transportation to and from their principal place of employment. The Company also provides security systems and services at Mr. Kann’s principal residence on the recommendation of the Company’s Corporate Security Department. Certain NEOs are also eligible for reimbursement of expenses in connection with club memberships. The Company does not pay any tax gross-ups with regard to the taxable income related to these perquisites.

Separation Plan and Benefits of Certain Executives; Letter Agreement with Mr. Kann

The Company maintains a Separation Plan for Senior Management (the “Separation Plan”), which provides benefits to NEOs in the event that their employment with the Company is terminated under specified circumstances. The purpose of the Separation Plan is to retain employees by providing eligible executives with assurance that they will be treated fairly in the event that their employment is terminated under the covered circumstances and to ensure smooth management transitions when such terminations take place. Benefits under the Separation Plan are payable only upon involuntary termination without cause and upon constructive termination. In order to receive benefits, the participant must agree not to compete with the Company or solicit the Company’s employees for the period during which he or she receives benefits (either 18 or 24 months) following the termination, or “severance period.” The agreement also contains confidentiality provisions and customary mutual releases and waivers.

For each of the Company’s NEOs who were employed on December 31, 2006, if the NEO were to be terminated under the covered circumstances the Separation Plan would provide 18 or 24 months of severance benefits (depending on job level) based on the NEO’s base salary and target annual incentive compensation. The Separation Plan would also provide for the continuation of retirement and health and welfare benefits during such 18 or 24-month period (the “Separation Period”). In addition, participants would become entitled to receive (i) a pro-rated portion of the annual bonus they would have earned for the year in which termination occurred; (ii) a pro-rated payout for outstanding CSRs based on the period through the end of the Separation Period; and (iii) financial counseling and outplacement services valued at up to 20 percent of the NEO’s base salary in effect immediately prior to termination of employment. Any outstanding vested or unvested stock options would continue to vest (in the case of unvested awards) and remain outstanding and exercisable until the earlier of the expiration of the option and the last day of the applicable Separation Period.

The Company has no plans, agreements or arrangements that would provide additional or other separation benefits to any of the NEOs in connection with a change in control of the Company. However, the Separation Plan provides that, if a change in control occurs, the Company intends to provide separation benefits to eligible executives whose employment is terminated in connection with a change in control (including the NEOs who currently participate in the Separation Plan) that would be superior to those provided under the Separation Plan.

Ms. House, who retired from the Company by mutual agreement effective February 28, 2006, is currently receiving benefits under the Separation Plan for 24 months. Mr. Vieth, who resigned by mutual agreement with the Company as Chief Financial Officer of the Company in August 2006, is receiving benefits under the Separation Plan for 18 months.

Mr. Kann retired as Chief Executive Officer of the Company effective January 31, 2006. Mr. Kann currently serves as Chairman of the Board. Mr. Kann waived his right to receive benefits he might have been entitled to under the Separation Plan in connection with the change in his duties. The Company has executed a letter agreement with Mr. Kann providing for certain benefits through April 2007, which are described in detail under “Potential Payments Upon Termination of Employment” at page 51 of this proxy statement. In addition, the letter agreement provides that if Mr. Kann were to resign as Chairman before April 2007, or if his service as Chairman were to terminate prior to that time under circumstances that would have entitled him to benefits under the Separation Plan had he still been a participant, he would continue to receive the benefits provided under the letter agreement as if his service as Chairman had continued through April 2007, in each case with certain modifications described under “Potential Payments Upon Termination of Employment” at page 52 of this proxy statement.

Equity Award Granting Practices

As in the past, the grant date for regular CSR awards in 2006 corresponded to the date of the regularly scheduled meeting of the Board of

Directors for the month of January. Similarly, the Company’s practice has been to award stock options annually effective on the date of a regularly scheduled meeting of the Board of Directors that occurs in the first quarter of the fiscal year. From 2000 to 2005, the annual grant of stock options was awarded on the date of the regularly scheduled Board of Directors meeting in January of each respective year. Beginning in 2006, stock options were granted on the date of the regularly scheduled meeting of the Board of Directors for the month of February. The change was made in order to provide additional time to complete the performance evaluation and award process.

Except as noted below, the Compensation Committee also grants awards of equity-based compensation to newly-hired or promoted executives, or awards to executives for other valid business purposes, that were not granted by the Compensation Committee and ratified by the Board of Directors at their respective regularly scheduled meetings in January or February. Such grants must be approved at a regular or special meeting of the Compensation Committee that occurs on or prior to the date on which the award is granted. The Compensation Committee approved by unanimous written consent prior to Mr. Plummer’s commencement of employment his grant of CSRs for the 2006–2008 performance period and his stock option and restricted stock awards, all of which were effective upon the commencement of his employment with the Company.

The Company has in place a policy regarding option grant dates for executive officers in coordination with the release of material, non-public information and has not timed such grants for the purpose of affecting the potential value of executive compensation.

The Compensation Committee has delegated authority to the Chief Executive Officer to grant equity-based compensation under the Company’s 2001 Long-Term Incentive Plan (“LTIP”) to eligible employees, other than persons who at the time of grant serve or are proposed to serve as one of the Company’s executive officers. The Chief Executive Officer makes grants in specific circumstances in order to recruit and retain key employees. The limitations on such authority are that the Chief Executive Officer may not authorize grants covering more than 250,000 shares in total in any calendar year and may not make grants covering more than 25,000 shares to any individual in any calendar year. Management advises the Compensation Committee of any grants authorized by the Chief Executive Officer.

All stock options must be granted with an exercise price that is not less than the “fair market value” of a share of the Company’s common stock on the grant date. Under the Dow Jones 2001 Long-Term Incentive Plan as amended and restated (subject to the approval thereof by the Company’s shareholders), the “fair market value” of a share of the Company’s common stock is defined as the closing price per share as reported on the New York Stock Exchange.

Tax Considerations

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation over $1 million per fiscal year paid to a company’s chief executive officer and the four other most highly compensated executive officers, that are serving as executive officers as of the end of that fiscal year, whose compensation is disclosed in the company’s proxy statement. Compensation that qualifies as “performance-based” compensation, as defined in Section 162(m) of the Internal Revenue Code, is not subject to this deduction limitation.

The Compensation Committee seeks to maximize the deductibility of compensation under Section 162(m) to the extent that doing so is reasonable and consistent with the Company’s compensation philosophy. AIP awards for 2006, CSR awards granted for the 2006—2008 performance period and all stock options granted in 2006 were designed to qualify for deductibility as performance-based compensation. However, CSR awards granted in 2003 and 2004 for which the performance period ended in 2006 did not meet the requirements of Section 162(m) of the Internal Revenue Code because they allowed the Compensation Committee to exercise discretion in determining benefit amounts. As a result, the Company expects that Section 162(m) may disallow the deduction of a portion of the compensation related to such awards (which was paid in 2007) may not be tax-deductible, depending the amount of other compensation paid to the NEOs in the Company’s 2007 tax year and the extent to which that other compensation will qualify as “performance-based” compensation.

The discussion below contains both narrative and tabular information about the types of compensation paid to the Named Executive Officers in 2006. The Summary Compensation Table contains an overview of all components of compensation, as well as total compensation, for 2006. A supplemental table entitled “All Other Compensation: Components” sets forth the various components included in the “All Other Compensation” column of the Summary Compensation Table so as to provide clearer disclosure of such amounts. The next three tables—Grants of Plan-Based Awards, Outstanding Equity Awards at Fiscal Year-End, and Option Exercises and Stock Vested describe the equity-based and non-equity incentive awards, other stock awards and stock options granted to the NEOs in 2006 as well as certain information about awards granted in prior years. The Nonqualified Deferred Compensation Plans Table sets forth the contributions, earnings and year-end balances for 2006 for the Named Executive Officers under the Company’s non-tax qualified deferred compensation plans. The section entitled “Potential Payouts Upon Termination of Employment” describes amounts potentially payable or actually accrued to the NEOs in connection with the termination of their employment with the Company.

Certain items of compensation are described in more than one of the tables in order to provide complete information about that item. For example, the All Other Compensation: Components table provides additional information with respect to the amounts disclosed in the “All Other Compensation” column in the summary compensation table, and should not be read to indicate that the executives received both the aggregate amount and the individual components included in the aggregate amount.

Summary Compensation Table

The following table sets forth, for Fiscal 2006, the compensation paid to or earned by (i) Richard F. Zannino and Peter R. Kann, each of whom served as Chief Executive Officer of the Company during a portion of 2006; (ii) Christopher W. Vieth and William B. Plummer, each of whom served as Chief Financial Officer during a portion of 2006; (iii) the Company’s three other most highly compensated executive officers who were serving as executive officers as of the end of 2006; and (iv) Karen Elliott House and Paul E. Steiger, each of whom would have been one of the three other most highly compensated executive officers but for the fact that they were not serving as executive officers at the end of 2006 (each, a “Named Executive Officer”).

The Summary Compensation Table includes certain amounts paid or accrued to Mr. Kann following his retirement as Chief Executive Officer of the Company effective February 1, 2006 pursuant to the letter agreement with Mr. Kann which is described under “Compensation Discussion and Analysis—Separation Plan and Benefits of Certain Executives; Letter Agreement with Mr. Kann” at page 35 of this proxy statement and under “Potential Payments Upon Termination of Employment” at page 51 of this proxy statement. Such amounts were paid in part in respect of Mr. Kann’s service as Chairman of the Company. The amounts paid pursuant to Mr. Kann’s letter agreement are described in the footnotes to the table.

Name and Principal Position(a)	Year(b)	Salary ($) (c)(1)	Stock Awards ($) (e)(2)	Option Awards ($) (f)(3)	Non-Equity Incentive Plan Compensation ($) (g)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
Richard F. Zannino, Chief Executive Officer and Director (6)	2006	883,846	1,638,810	312,198	895,000	429,158	4,159,012
Peter R. Kann, Chairman, former Chief Executive Officer and Chairman	2006	380,192	2,970,143	669,116	—	2,837,011	6,856,462
William B. Plummer, Executive Vice President and Chief Financial Officer (7)	2006	131,538	140,145	48,522	272,000	442	592,647
Christopher W. Vieth, Former Vice President and Chief Financial Officer	2006	325,192	437,450	36,691	—	1,515,000	2,314,333
L. Gordon Crovitz Executive Vice President; Publisher, The Wall Street Journal; President, Consumer Media Group	2006	588,099	666,434	138,061	412,000	141,939	1,946,533
Clare Hart Executive Vice President of Dow Jones and President of Dow Jones Enterprise Media Group	2006	473,494	235,331	38,789	780,000	188,597	1,716,211
Joseph Stern Executive Vice President, General Counsel and Corporate Secretary	2006	539,423	269,691	55,371	305,000	101,315	1,270,800
Karen Elliott House Former Senior Vice President and Publisher of The Wall Street Journal	2006	102,500	69,155	—	—	2,236,492	2,408,147
Paul E. Steiger Managing Editor of The Wall Street Journal	2006	547,692	313,224	105,978	299,250	121,778	1,387,922

(1)  Includes: (i) for Mr. Kann, $114,807 received as base salary for his services as Chief Executive Officer of the Company through January 31, 2006 and $265,385 received as base salary for his services as Chairman of the Company for the period February 1, 2006 through December 31, 2006; and (ii) for Ms. Hart, $69,648 received as base salary for her services while she was employed with Factiva through February 28, 2006 and $403,846 received as base salary for her services with the Company for the remainder of 2006.

(2)  Represents the expense in 2006 to the Company, as computed in accordance with FAS 123R and reported in the Company’s financial statements, of CSRs and restricted stock granted under the 2001 Long- Term Incentive Plan. Mr. Plummer received his grant of CSRs upon the commencement of his employment with the Company on September 5, 2006. Mr. Kann received his grant of CSRs pursuant to his letter agreement.

(3)  Represents the expense in 2006 to the Company, as computed in accordance with FAS 123R and reported in the Company’s financial statements, of stock options granted under the 2001 Long-Term Incentive Plan. Mr. Plummer received a stock option award upon the commencement of his employment with the Company on September 5, 2006. Mr. Vieth’s stock option award for 2006 is expected to be forfeited at the end of his 18-month severance period under the Separation Plan, and the expense reported for this award was calculated on that basis. Mr. Kann received his stock option award pursuant to his letter agreement.

(4)  Represents: (i) in the case of all the NEOs except Messrs. Kann and Vieth and Ms. House, payouts under the Company’s AIP based on the performance criteria described in the Compensation Discussion and Analysis Section at pages 26 and 27 of this proxy statement; (ii) in the case of Ms. Hart, an additional incentive payment provided to compensate her for incentive compensation she forfeited by transitioning from Factiva and provide her with an additional incentive to accept employment as the President of the Company’s Enterprise Media Group, which is described below, paid based on the performance criteria described in the Compensation Discussion and Analysis Section at pages 26 and 27. Annual incentive payments that were made to Messrs. Kann and Vieth and Ms. House pursuant to termination plans are described in Note (5) below. Mr. Plummer’s AIPpayout was guaranteed to be no lower than $200,000 if he remained employed with the Company as of December 31, 2006. This minimum guarantee was provided to compensate Mr. Plummer for annual incentive compensation forfeited by him in connection with his resignation from his position with his former employer and to provide him with an additional incentive to accept employment with Dow Jones.

In addition to her participation in the AIP, Ms. Hart was provided with an additional incentive opportunity for 2006 of $360,000. Payout of 50 percent of this bonus opportunity was based on the same measures used to determine Ms. Hart’s regular AIP payout for 2006. The other 50 percent was based on a subjective assessment of Ms. Hart’s performance measured against Enterprise Media Group strategic goals. The Company provided Ms. Hart with this additional opportunity in order to compensate her for incentive compensation she forfeited by transitioning from Factiva, a joint venture in which the Company had a 50% interest, and provide her with an additional incentive to accept employment as the President of the Enterprise Media Group of Dow Jones. Ms. Hart earned and was paid $460,000 in respect of this additional bonus opportunity, reflecting performance at 116% compared to the target payout for the AIP measures and at 140% compared to the target payout for the Enterprise Media Group strategic goals.

(5)  Represents the aggregate of the items set forth in the following table.

All Other Compensation: Components

	Perquisites and other personal benefits	Payments /accruals under termination plans	Company contributions to defined contribution plans

Richard F. Zannino	$188,441	—	$240,717
Peter R. Kann	$142,610	$2,402,841	$291,560
William B. Plummer	—	—	$442
Christopher W. Vieth	—	$1,419,893	$95,107
L. Gordon Crovitz	—	—	$141,939
Clare Hart	$13,055	—	$175,542
Joseph Stern	—	—	$101,315
Karen Elliott House	—	$2,134,901	$101,591
Paul Steiger	—	—	$121,778

“Perquisites and other personal benefits” include: for Mr. Kann, personal security services and home security systems provided on the recommendation of the Company’s Corporate Security Department; for Messrs. Zannino and Kann, the costs of transportation between their homes and their principal place of employment (at a cost of $173,441 for Mr. Zannino and $116,433 for Mr. Kann (which represents the full cost to the Company of purchasing vehicles and providing insurance, gas, maintenance, and salary and benefits for a driver employed by the Company)); club memberships paid for by the Company on behalf of Messrs. Zannino and Kann and Ms. Hart; and the Company-paid cost of an annual physical examination for Ms. Hart. The incremental cost of these perquisites is based on actual charges to the Company.

“Payments/accruals under termination plans” include certain amounts to which Mr. Kann became entitled in connection with his retirement as Chief Executive Officer and to which Mr. Vieth and Ms. House became entitled under the Separation Plan, as described in the Compensation Discussion and Analysis Section and under “Potential Payments Upon Termination of Employment” at pages 35 and 49 of this proxy statement, respectively. These amounts include the value of benefits to which the NEOs became entitled in 2006 but which are expected to be paid after 2006.

The amounts reported in the “payments/accruals under termination plans” column do not include: (i) the value of CSR awards held by Mr. Vieth and Ms. House that will vest and be paid out in accordance with the terms of the Separation Plan; or (ii) the value of CSR awards and options granted to Mr. Kann pursuant to his letter agreement, which are reflected in the “Stock Awards” and “Option Awards” columns, respectively, in the same manner as CSRs and options granted to the other NEOs. For further information regarding these awards, see “Potential Payments Upon Termination of Employment” at page 49 of this proxy statement.

“Payments/accruals under termination plans” consist of:

•

For Mr. Kann, the amounts paid to him in 2006 under the letter agreement and the value of his additional benefits under the letter agreement that he would be entitled to receive, in each case, whether or not he continued to serve as Chairman of the Company through April 2007. These benefits are: (i) the portion of Mr. Kann’s annual base salary of $995,000 that he would continue to receive if he were to resign as Chairman of the Company before April 2007 for the period February 1, 2006 through April 30, 2007 (based on an annual base salary rate of $695,000, or the annual rate of $995,000 less the annual salary of $300,000 that Mr. Kann receives for his services as Chairman of the Company, as described in Note (1) above, and would forfeit if he were to resign from that position); (ii) interest on the portion of such base salary payment which was deferred until September 14, 2006 in compliance with Section 409A of the Internal Revenue Code; and (iii) continued participation in the Company’s benefit plans, to the extent attributable to the portion of Mr. Kann’s salary that he would continue to receive if he were to resign as Chairman before April 2007; (iv) the target value of Mr. Kann’s annual incentive awards for 2006 ($896,000) and 2007 ($299,000), which he would receive if he resigned as Chairman before April 2007. The terms of the letter agreement are described under “Potential Payments Upon Termination of Employment” at page 51 of this proxy statement.

•

For Mr. Vieth and Ms. House, the value of (i) cash severance payments consisting of base salary and target bonus under the AIP through the end of the 18-month severance period applicable to Mr. Vieth and the 24-month severance period applicable to Ms. House under the Separation Plan; (ii) the cost of continued retirement and health and welfare benefits during the severance period and of financial counseling/outplacement services; and (iii) a pro rata portion of annual bonus for 2006, based on the period prior the date on which the employment of each of these NEOs terminated. Payment of the cash severance and pro rata bonus amounts was deferred for six months in compliance with Section 409A of the Internal Revenue Code, and the amounts reported as All Other Compensation in the Summary Compensation Table for Mr. Vieth and Ms. House include interest paid by the Company after the end of the six-month deferral period to compensate the executives for the delay in the payment of such benefits.

The Company’s EDB, which is described in the Compensation Discussion and Analysis Section at page 34 of this proxy statement, provides a death benefit to the participant’s beneficiary and also offers participants the option to elect to receive the actuarial value of such benefit as a credit to their accounts under the Company’s nonqualified Deferred Compensation Plan upon retirement. If a participant who has made this election dies prior to his or her retirement, the right of the participant’s beneficiary to receive the death benefit would not be affected by the election. In 2006, all of the NEOs except Mr. Plummer participated in the EDB. This benefit was provided without cost to the Company in 2006, because the death benefit is self-insured by the Company and the Company pays no premiums in connection with it. Effective January 1, 2007, only Messrs. Kann, Stern and Steiger and Ms. House participate in the EDB. The elections of each of the NEOs participating in the EDB in 2006 and the value of the benefits each would be entitled to receive pursuant to such election if the benefits were to be triggered on December 31, 2006 are set forth in the following table (NEOs who have not elected to receive a credit to their accounts under the Deferred Compensation Plan are deemed to have elected to receive the death benefit). Messrs. Zannino and Vieth elected to receive the value of the death benefit as a credit to the Deferred Compensation Plan accounts upon their retirement, but neither NEO was eligible for retirement as of December 31, 2006.

NEO	Election Made to Receive Credit to Deferred Compensation Account at Retirement	Value of Death Benefit as of December 31, 2006	Value of Amount NEO Entitled to Receive as Deferred Compensation Credit if Retired on December 31, 2006
Richard F. Zannino	Yes	$2,538,000	N/A
Peter R. Kann	No	$3,157,000	N/A
Christopher W. Vieth	Yes	$1,016,000	N/A
L. Gordon Crovitz	No	$1,501,000	N/A
Clare Hart	No	$1,279,000	N/A
Joseph Stern	No	$1,204,000	N/A
Karen Elliott House	Yes	$1,236,000	$233,246
Paul Steiger	Yes	$1,237,000	$270,940

(6)  Mr. Zannino became Chief Executive Officer and a director of the Company effective February 1, 2006.

(7)  Mr. Plummer became Chief Financial Officer effective September 5, 2006.

Grants of Plan-Based Awards

The following table sets forth detailed information regarding the cash annual incentive awards granted under the AIP to the NEOs other than Karen Elliott House in 2006 and the CSR, restricted stock and option awards granted to the NEOs other than Karen Elliott House in 2006 under the Dow Jones 2001 Long-Term Incentive Plan. Ms. House did not receive any of these awards in 2006 because she announced her planned retirement before 2006 awards were granted. The material terms of the awards reported in the table are described in the Compensation Discussion and Analysis Section above. In particular, (i) the material terms of the AIP and the formula and performance criteria used in determining the amounts payable are described at page 25 of this proxy statement; (ii) the material terms of the Company’s CSRs, including the formula used in determining the amounts payable, the applicable performance conditions and the vesting schedule, are described at page 32 of this proxy statement; (iii) the vesting schedules of restricted stock awards and the factors considered in that these awards should be granted and the size of the awards are described at page 33 of this proxy statement; and (iv) the vesting schedule generally applicable to stock option awards under the Dow Jones 2001 Incentive Plan (including the awards granted in 2006) and the determination of the exercise price for stock option awards granted in 2006 are described at pages 30 and 32, respectively, of this proxy statement. As noted above at page 33 of this proxy statement, quarterly dividends will be paid in respect of the restricted stock awards held by Messrs. Zannino, Crovitz and Plummer during the vesting period.

Name(a)	Grant Date(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(i)	All Other Option Awards: Number of Securities Underlying Options (#)(4)(j)		Exercise or Base Price of Option Awards ($/Sh)(k)	Grant Date Fair Value of Stock and Option Awards ($)(l)
		Threshold ($)(c)	Target ($)(d)	Maximum ($)(e)	Threshold (#)(f)	Target (#)(g)	Maximum (#)(h)
Richard F. Zannino		405,000	810,000	1,620,000
	01.18.2006				14,490	41,400	62,100					1,577,754

	02.15.2006							41,100				1,574,541
	02.15.2006								52,600		38.31	546,514
Peter R. Kann		448,000	896,000	1,792,000

	01.18.2006				17,757	50,733	76,100					1,933,447
	02.15.2006								64,400		38.31	669,116
William B. Plummer		200,000	248,000	496,000
	09.05.2006				2,800	8,000	12,000					267,034

	09.05.2006							10,960				399,821
	09.05.2006								44,200		36.48	436,696
Christopher W. Vieth		71,500	143,000	286,000
	01.18.2006				2,450	7,000	10,500					266,770
	02.15.2006								8,900	(5)	38.31	92,471
L. Gordon Crovitz		180,000	360,000	720,000
	01.18.2006				5,623	16,067	24,100					612,301

	02.15.2006							13,100				501,861
	02.15.2006								20,400		38.31	211,956
Clare Hart		227,500	455,000	910,000
		0	180,000	360,000
	02.15.2006								12,800		38.31	132,992
	03.01.2006				1,867	5,333	8,000					164,680
	03.01.2006				3,523	10,067	15,100					414,445
Joseph Stern		137,500	275,000	550,000
	01.18.2006				2,823	8,067	12,100					307,421
	02.15.2006								10,200		38.31	105,978
Paul Steiger		137,500	275,000	550,000
	01.18.2006				2,823	8,067	12,100					307,421
	02.15.2006								10,200		38.31	105,978

(1)  Represents the threshold, target and maximum payouts under the AIP for 2006.

(2)  Represents (i) the threshold, target and maximum numbers of shares that would be paid out under CSR awards granted to the NEOs, which will be earned based on performance over the 2006-2008 performance period and (ii) in the case of Ms. Hart, the threshold, target and maximum numbers of shares that would be paid under an additional CSR award granted to her on March 1, 2006 which will vest over the remaining portion of the 2005-2007 performance period based on achievement of the performance objectives applicable to that period. In accordance with the Dow Jones 2001 Long-Term Incentive Plan, the number of shares covered by each CSR award at grant is equal to the maximum number of shares shown in the table.

(3)  Represents restricted stock awards granted to Messrs. Zannino and Crovitz in connection with their respective promotions and to Mr. Plummer upon the commencement of his employment with the Company on September 5, 2006.

Awards vest on the third anniversary of the grant date, provided that the NEO remains continuously employed with the Company until the vesting date. The awards would be forfeited upon the NEO’s termination of employment other than (i) by reason of the NEO’s death or permanent disability (in which case vesting would be accelerated); (ii) due to the NEO’s retirement; or (iii) if the Compensation Committee determines that the award should not be forfeited.

(4)  Represents awards of stock options to the NEOs under the 2001 Long-Term Incentive Plan. Grants of options to the NEOs other than Mr. Plummer were approved by the Compensation Committee and ratified by the Board at its regularly scheduled meeting on February 15, 2006. Mr. Plummer was granted an award of stock options upon the commencement of his employment with the Company on September 5, 2006 that was approved by the Compensation Committee prior to such date. Stock options generally vest on the third anniversary of the date of grant, provided that the NEO remains continuously employed with the Company until the vesting date. Options would be forfeited upon the NEO’s termination of employment other than (i) by reason of the NEO’s death or permanent disability (in which case vesting would be accelerated); (ii) due to the NEO’s retirement; or (iii) in circumstances that would entitle the NEO to benefits under the Separation Plan.

(5)  Mr. Vieth’s stock option award for 2006 is expected to be forfeited at the end of his 18-month severance period under the Separation Plan.

Outstanding Equity Awards at Fiscal Year-End

The following two tables set forth information regarding outstanding equity awards held by the Named Executive Officers as of December 31, 2006.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)(2)	(i)(3)	(j)(3)
Richard F. Zannino	133,700			60.45	2/12/2011
	61,200			55.16	1/16/2012
	50,700			44.68	1/15/2013
	52,600			52.65	1/21/2014
		48,100		41.14	1/19/2015
		52,600		38.31	2/15/2016
						41,100	1,561,800
								98,401	3,739,238
Peter R. Kann	31,800			50.75	11/26/2007
	39,400			49.13	11/18/2008
	60,000			64.00	1/19/2010
	83,700			59.50	1/17/2011
	113,800			55.16	1/16/2012
	91,900			44.68	1/15/2013
	88,100			52.65	1/21/2014
		48,600		41.14	1/19/2015
		64,400		38.31	2/15/2016
								153,666	5,839,308
William B. Plummer		44,200		36.48	9/5/2016
						10,960	416,480
								8,000	304,000
Christopher W. Vieth	13,300			72.56	7/10/2010
	5,000			60.44	10/2/2010
	5,000			59.50	1/17/2011
	15,000			55.16	1/16/2012
	2,300			47.39	7/2/2012
	20,000			44.68	1/15/2013
	15,800			52.65	1/21/2014
		7,700		41.14	1/19/2015
		8,900		38.31	2/15/2016
								23,467	891,746

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Un-earned Shares, Units or Other Rights That Have Not Vested ($)

(a)	(b)		(c)(1)	(d)	(e)	(f)	(g)(2)	(h)(2)	(i)(3)	(j)(3)
L. Gordon Crovitz	6,400				50.75	11/26/2007
	13,000				49.13	11/18/2008
	20,000				64.00	1/19/2010
	19,900				59.50	1/17/2011
	27,200				55.16	1/16/2012
	31,000				44.68	1/15/2013
	25,000				52.65	1/21/2014
			24,000		41.14	1/19/2015
			20,400		38.31	2/15/2016
							13,100	497,800
									43,801	1,664,438
Clare Hart	2,700	(4)			50.75	11/26/2007
	3,400	(4)			49.13	11/18/2008
			12,800		38.31	2/15/2016
									15,400	585,200
Joseph Stern			7,700		39.02	2/7/2015
			10,200		38.31	2/15/2016
									18,667	709,346
Karen Elliott House	8,500				50.75	11/26/2007
	9,900				49.13	11/18/2008
	8,700				64.00	1/19/2010
	11,250				59.50	1/17/2011
	17,000				55.16	1/16/2012
	8,800				47.39	7/2/2012
	29,100				44.68	1/15/2013
	25,000				52.65	1/21/2014
			24,000		41.14	1/19/2015
									27,134	1,031,092
Paul E. Steiger	2,833				50.75	11/26/2007
	6,600				49.13	11/18/2008
	25,000				54.88	10/5/2009
	8,700				64.00	1/19/2010
	11,250				59.50	1/17/2011
	17,000				55.16	1/16/2012
	2,800				47.39	7/2/2012
	18,400				44.68	1/15/2013
	17,500				52.65	1/21/2014
			8,700		41.14	1/19/2015
			10,200		38.31	2/15/2016
									26,666	1,013,308

(1)  Unvested stock options held by Messrs. Zannino, Kann, Vieth, Crovitz and Steiger and by Ms. House and Ms. Hart vest as follows: (i) options that expire on January 19, 2015 vest on January 19, 2008; and (ii) options that expire on February 15, 2016 vest on February 15, 2009 (however, it is expected that Mr. Vieth’s award will be forfeited at the end of his 18-month severance period under the Separation Plan). Mr. Plummer’s outstanding stock options vest on September 5, 2009. Mr. Stern’s options that expire on February 7, 2015 vest on February 7, 2008; and his options that expire on February 15, 2016 vest on February 15, 2009.

(2)  The awards reported in columns (g) and (h) are awards of restricted stock that will vest as follows: Mr. Zannino’s award on February 15, 2009; Mr. Plummer’s award on September 5, 2009; and Mr. Crovitz’s award on February 15, 2009. The market value of these awards was calculated by multiplying the closing price of the Company’s stock on the New York Stock Exchange on December 29, 2006 ($38.00) by the number of shares covered by the awards.

(3)  The awards reported in columns (i) and (j) are unvested CSR awards (with the number of shares reported determined at the target award level) as set forth in the table below. CSRs vest at the end of the relevant performance period. CSRs for the 2003-2006 and 2004-2006 performance periods vested at the end of 2006 and the final payouts earned by the NEOs based on achievement of the applicable performance criteria were paid out in the first quarter of 2007, as described in the Compensation Discussion and Analysis at pages 30-32 of this proxy statement. The market value of these awards was calculated by multiplying the closing price of the Company’s stock on the New York Stock Exchange on December 29, 2006 ($38.00) by the number of shares covered by the awards. A pro rata portion of the CSR awards held by Mr. Vieth and Ms. House will vest at the end of the applicable performance period, based on the portion of the performance period elapsed at the end of their respective severance periods under the Separation Plan.

NEO	Performance Period	Number of CSRs
Richard F. Zannino	2003-2006	15,667
	2004-2006	14,867
	2005-2007	26,467
	2006-2008	41,400
Peter R. Kann	2003-2006	28,400
	2004-2006	30,000
	2005-2007	44,533
	2006-2008	50,733
William B. Plummer	2006-2008	8,000
Christopher W. Vieth	2003-2006	5,400
	2004-2006	4,000
	2005-2007	7,067
	2006-2008	7,000
L. Gordon Crovitz	2003-2006	9,600
	2004-2006	6,667
	2005-2007	11,467
	2006-2008	16,067
Clare Hart	2005-2007	5,333
	2006-2008	10,067
Joseph Stern	2004-2006	3,533
	2005-2007	7,067
	2006-2008	8,067

NEO	Performance Period	Number of CSRs
Karen Elliott House	2003-2006	9,000
	2004-2006	6,667
	2005-2007	11,467
Paul Steiger	2003-2006	5,733
	2004-2006	4,933
	2005-2007	7,933
	2006-2008	8,067

(4)  The two awards of vested stock options reported in column (b) for Ms. Hart were granted to her while she was employed by the Company prior to her employment at Factiva. Ms. Hart did not receive stock option awards in respect of her employment at Factiva.

Option Exercises and Stock Vested

The following table provides information regarding amounts realized by each Named Executive Officer due to the vesting or exercise of equity compensation during the year.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Richard F. Zannino	0	0	9,594	365,627
Peter R. Kann	40,000	22,200	17,888	681,712
William B. Plummer	0	0	0	0
Christopher W. Vieth (1)	0	0	3,028	115,397
L. Gordon Crovitz	6,100	3,874	6,396	243,752
Clare Hart	0	0	0	0
Joseph Stern	0	0	3,750	145,500
Karen Elliott House	11,000	6,105	6,288	239,636
Paul Steiger	0	0	4,655	177,402

(1)  Mr. Vieth deferred 90% of his payout in respect of his CSR award for the 2002-2005 performance period ($103,857) under the Dow Jones Deferred Compensation Plan.

Except in the case of Mr. Stern, the amounts listed under Stock Awards represent CSRs that vested in 2006, which related to the 2002-2005 performance period. Mr. Stern’s Stock Award represents a restricted stock grant that vested in 2006.

Non-Qualified Deferred Compensation

Under the Company’s SERP, which is described in the Compensation Discussion and Analysis Section at page 33 of this proxy statement, NEOs may defer up to 2% of their qualifying annual compensation, and the Company makes matching contributions, in excess of the contributions made by NEOs and the Company under the tax-qualified component of the Retirement Program (which are subject to the limits under the Internal Revenue Code).

NEOs may not receive distributions from the SERP while they are employed by the Company.

In addition, under the Dow Jones Deferred Compensation Plan, which is described in the Compensation Discussion and Analysis Section at page 34 of this proxy statement, NEOs may elect to defer receipt of up to 90% of their base salary, bonus under the AIP and vested CSR awards each year. NEOs may elect to receive withdrawals: (i) in a single lump sum following their separation from service with the Company, receipt of which is delayed for six months to comply with Section 409A of the Internal Revenue Code; (ii) in up to 20 annual installments beginning six months after separation from service occurring after the NEO has reached age 55; or (iii) in a lump sum or up to 20 annual installments beginning on a date specified in advance by the NEO. Deferred amounts are deemed invested, at the employee’s direction, in various investment alternatives that mirror investment options available under the Company’s 401(k) Plan and Money Purchase Retirement Plan (which have the same investment options), including the Dow Jones Common Stock Fund.

Name (a)	Executive contributions in last FY ($)(b)(1)	Company contributions in last FY ($)(c)(2)	Aggregate earnings in last FY ($)(d)	Aggregate balance at last FYE ($)(f)
Richard F. Zannino	26,037	208,177	120,157	2,233,851
Peter R. Kann	34,070	289,460	334,250	6,632,791
William B. Plummer	9,011	442	163	9,616
Christopher W. Vieth	109,161	62,567	69,796	637,239
L. Gordon Crovitz	13,723	109,400	53,499	813,379
Clare Hart	71,934	143,002	36,364	564,501
Joseph Stern	55,189	93,445	12,763	161,397
Karen Elliott House	16,642	104,931	70,117	1,520,111
Paul Steiger	10,754	89,237	63,341	1,158,918

There were no withdrawals or distributions of nonqualified deferred compensation for any of the NEOs in 2006.

(1)  The following amounts in these columns are also reported as compensation earned in 2006 in the Summary Compensation Table:

Richard F. Zannino	$14,539
Peter R. Kann	$16,073
William B. Plummer	$9,011
Christopher W. Vieth	$4,904
L. Gordon Crovitz	$9,750
Clare Hart	$3,877
Joseph Stern	$8,923
Karen Elliott House	$14,472
Paul Steiger	$8,885

(2) All amounts in this column are included in the “All Other Compensation” column in the Summary Compensation Table and represent Company contributions under the nonqualified components of the Retirement Program and under the Deferred Compensation Plan.

Potential Payments Upon Termination of

Employment

Separation Plan

All of the NEOs except Mr. Kann participate in the Separation Plan, which provides benefits to eligible executives in the event that their employment with the Company is to be terminated by the Company without cause or by the NEO under circumstances constituting constructive termination of employment, including substantial reduction of the NEO’s duties and material reduction of the NEO’s compensation or benefits, subject to the execution and delivery of the NEO’s agreement not to compete and of customary mutual waivers and releases. The material benefits available under and terms of the Separation Plan are described in the Compensation Discussion and Analysis at page 35 of this proxy statement. If their employment had terminated in the covered circumstances on December 31, 2006, Messrs. Zannino, Plummer and Crovitz and Ms. Hart would have been entitled to receive benefits under the Separation Plan based on a severance period of 24 months and Messrs. Stern and Steiger would have been entitled to receive benefits based on a severance period of 18 months. Mr. Stern was promoted effective January 2007, and in connection with this promotion his severance period was increased to 24 months. Continued salary is paid during the severance period in accordance with the Company’s normal payroll practices, and the bonus component of cash severance benefits under the Plan is paid in equal monthly installments over the severance period. A pro-rated portion of the annual bonus the NEO would have received for the year of termination is paid in a lump sum. Payment of benefits under the Separation Plan is delayed until six months after the beginning of the severance period to the extent necessary to comply with Section 409A of the Internal Revenue Code.

The value of the benefits that would be payable to the NEOs other than Messrs. Kann and Vieth and Ms. House if their employment had terminated on December 31, 2006 in a manner that entitled them to severance benefits under the Separation Plan is estimated to be as follows:

NEO	Cash Severance (Includes Salary Continuation and Target Annual Bonus During Severance Period)	Benefits Continuation	Pro-Rated Portion of Annual Bonus for Year of Termination	Long-Term Incentives	Financial Counseling/ Outplacement
Richard F. Zannino	$3,420,000	$713,888	$895,000	$5,214,271	$180,000
William B. Plummer	$1,395,000	$159,326	$272,000	$616,360	$90,000
L. Gordon Crovitz	$1,920,000	$439,685	$412,000	$2,134,582	$120,000
Clare Hart	$1,550,000	$429,937	$780,000	$585,200	$100,000
Joseph Stern	$1,237,500	$231,404	$305,000	$658,255	$110,000
Paul E. Steiger	$1,237,500	$289,510	$299,250	$962,217	$110,000

The “Long-Term Incentive” column in the table above includes the value of outstanding unvested CSR awards held by the NEOs that would vest, if their employment had terminated on December 31, 2006 in a manner that entitled them to severance benefits under the Separation Plan. This value reflects a pro rata portion of the target award based on the portion of the performance period that would have elapsed at the end of the 18- or 24-month severance period, as applicable, and otherwise in accordance with the original terms of the CSR grant. These amounts were calculated assuming that the fair market value of the shares covered by the CSR awards was equal to the closing price of the Company’s stock on the New York Stock Exchange on December 29, 2006, or $38.00.

Messrs. Zannino, Plummer and Crovitz each hold outstanding awards of restricted stock, which are set forth in the “Outstanding Equity Awards at Fiscal Year-End” table at page 45 of this proxy statement. The values in the “Long-Term Incentive” column in the table above for these NEOs were calculated based on an assumption that, if the NEOs’ employment had terminated as of December 31, 2006, a pro-rated portion of the awards would have vested based on the portion of the vesting period elapsed at the end of the 18- or 24-month severance period, as applicable. The market value of these awards was calculated by multiplying the closing price of the Company’s stock on the New York Stock Exchange on December 29, 2006 ($38.00) by the number of shares assumed to have vested.

In addition to the benefits quantified in the table above, outstanding vested and unvested stock options held by these NEOs that otherwise would have been forfeited in connection with the termination of their employment would remain outstanding and, in the case of unvested awards, continue to vest in accordance with their original terms during the applicable benefits period. The outstanding stock options held by these NEOs as of December 31, 2006 are set forth in the “Outstanding Equity Awards at Fiscal

Year-End” table at page 45 of this proxy statement.

Following their separation from service with the Company, NEOs would become eligible to receive distributions from the Company’s SERP, and withdrawals from their accounts under the Dow Jones Deferred Compensation Plan in accordance with their elections under that plan, as described on page 48 of this proxy statement.

Ms. House retired from the Company by mutual agreement effective February 28, 2006 and is currently receiving benefits under the Separation Plan based on a severance period of 24 months. Mr. Vieth resigned by mutual agreement with the Company from his position as Chief Financial Officer in August 2006 and is currently entitled to receive benefits based on a severance period of 18 months. In Mr. Vieth’s case, receipt of these benefits will begin six months after the date of termination of his employment, in order to comply with Section 409A of the Internal Revenue Code. The table below sets forth the value of the benefits Ms. House and Mr. Vieth are entitled to receive under the Separation Plan. These amounts are also included in “All Other Compensation” in the Summary Compensation Table (with the exception of the value of the CSR awards). The expense to the Company of Ms. House’s and Mr. Vieth’s CSR awards is reflected in the Stock Awards column of the Summary Compensation Table as described on page 39 of this proxy statement).

NEO	Cash Severance (Includes Salary Continuation and Target Annual Bonus During Severance Period)	Benefits Continuation	Pro-Rated Portion of Annual Bonus for Year of Termination	Value of CSRs	Financial Counseling/ Outplacement
Karen Elliot House	$1,661,622	$307,829	$48,850	$1,031,092	$116,600
Christopher Vieth	$936,249	$245,319	$143,325	$825,246	$95,000

The value of CSR awards in the table above reflects a pro rata portion of the target award based on the portion of the performance period that would elapse at the end of the 18- or 24-month severance period, as applicable, and otherwise in accordance with the original terms of the CSR grant. These amounts were calculated assuming that the fair market value of the shares covered by the CSR awards was equal to the closing price of the Company’s stock on the New York Stock Exchange on December 29, 2006, or $38.00.

Neither Ms. House nor Mr. Vieth held any outstanding in-the-money options or awards of restricted stock as of the dates of their respective terminations of employment with the Company.

Letter Agreement with Mr. Kann

Mr. Kann retired as Chief Executive Officer of the Company effective January 31, 2006 and currently serves as the Company’s Chairman. Mr. Kann waived his right to receive any benefits to which he might have become entitled under the Separation Plan in connection with his retirement from service as the Company’s Chief Executive Officer. The Company entered into a letter agreement with Mr. Kann which provides for the following benefits through April 2007:

•

Salary at an annual rate of $995,000 through April 30, 2007. Salary is to be paid in accordance with the Company’s regular payroll practices, except that payment of the portion of salary in excess of $300,000 did not begin until six months after the date of Mr. Kann’s retirement as Chief Executive Officer, in order to comply with Section 409A of the Internal Revenue Code. The Company paid interest to Mr. Kann in respect of this six-month delay.

•	Continued participation in the Company’s benefit plans through April 2007, with benefits commensurate with an annual salary of $995,000.

•	Annual incentive awards for 2006 and 2007 determined in accordance with the letter agreement. The target payouts for these awards are $896,000 for 2006 and $299,000 for 2007. The target amount for 2007 is based on a pro-rated portion of the year through April 2007.

•	76,100 CSRs (representing the maximum award) for the 2006-2008 performance period, which were granted on January 18, 2006.

•	64,400 stock options, which were granted on February 15, 2006.

In addition, the letter agreement provides that (i) all outstanding unvested stock options held by Mr. Kann will remain outstanding for their original terms following the expected date for the termination of his service as Chairman and will continue to vest on their original schedules as if he had remained employed with the Company and (ii) the final award paid out in respect of each of Mr. Kann’s outstanding CSR grants for performance periods ending after 2006 will not be lower than the maximum number of shares under each such award multiplied by the ratio of the actual shares granted as final awards to all other participants for the applicable period over the maximum number of shares covered by those participants’ awards.

If Mr. Kann were to resign as Chairman before the Company’s annual meeting in April 2007, he would continue to be entitled to these benefits, except that his annual rate of base salary would be reduced to $695,000, his benefits would be based on this level of salary and, beginning with the month following his resignation, his annual incentive payouts would be based on target levels.

If Mr. Kann’s employment were to be terminated under circumstances that would have entitled him to benefits under the Separation Plan, he would continue to receive the benefits described above with base salary at an annual rate of $995,000, his benefits would be based on this level of salary and, beginning with the month following his termination of employment, his annual incentive payouts would be based on target levels.

Table 1 below sets forth the value of the benefits Mr. Kann is expected to receive under the letter agreement through April 2007, to the extent that such benefits are in excess of his compensation received as Chairman of the Company, estimated as of February 1, 2006. These amounts are also included in “All Other Compensation” in the Summary Compensation Table.

Table 1

Salary	Benefits	Annual Incentive
$872,909	$334,932	$1,195,000

Table 2 below sets forth the value of the benefits Mr. Kann would have received under the letter agreement from January through April 2007 if his service as Chairman had terminated as of December 31, 2006 under circumstances that would have entitled him to benefits under the Separation Plan had he still been a participant.

Table 2

Salary	Benefits	Annual Incentive
$331,667	$218,784	$299,000

As noted in the Compensation and Discussion Analysis Section at page 35 of this proxy statement, the Company does not currently maintain any arrangements that would provide benefits to the NEOs in connection with a change in control of the Company. However, the Separation Plan provides that it is the intent of the Company to provide separation benefits to eligible executives whose employment is terminated in connection with a change in control of the Company that are superior to those provided under the Separation Plan.

Audit Committee

Audit Committee Report

General.    The Audit Committee consists of six non-employee directors. The Committee met eight times during 2006. The Audit Committee reviews the Company’s accounting and financial reporting policies and practices, monitors the financial reporting process and reviews summary reports on internal control. The Audit Committee approves the nature of services provided by the independent registered public accountants and meets with the internal auditors and independent registered public accountants to review the scope and results of their services.

Committee Procedures.    During January and February 2007, the Audit Committee reviewed and discussed the 2006 audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee confirms that it has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants their independence from the Company and management.

Based on the procedures and discussions referred to in the prior paragraph, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

M. Peter McPherson, Chairman

Frank N. Newman, Vice-Chairman

Jon E. Barfield

John M. Engler

Harvey Golub

David K.P. Li

Audit Fees

For the years ended December 31, 2006 and 2005, the Company incurred an aggregate of $2,893,565, including $330,000 of audit fees related to a previously unconsolidated affiliate that was aquired in December 2006, and $2,372,478, including fees billed in 2006 but accrued in 2005, in fees for professional services rendered by its independent registered public accounting firm for the audit of its annual financial statements and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, which include the opinions on management’s assessment of the effectiveness of internal con trol over financial reporting in connection with compliance with Section 404 of the Sarbanes- Oxley Act of 2002.

Audit-Related Fees

For the years ended December 31, 2006 and 2005, the Company incurred an aggregate of $137,250 and $134,910, respectively, in fees for assurance and assurance-related services by its independent registered public accounting firm related to the performance of the audits and reviews of the Company’s financial statements. All these services were pre-approved by the Audit Committee.

Tax Fees

For the years ended December 31, 2006 and 2005, the Company incurred an aggregate of $1,110,660 and $2,072,877, respectively, in fees for professional services rendered by its independent registered public accounting firm for tax compliance, tax advice and tax planning, of which an aggregate of $583,147 and $948,089 pertained to tax compliance in 2006 and 2005, respectively, and an aggregate of $527,513 and $1,124,788 pertained to tax advice and tax planning services in 2006 and 2005, respectively. Tax compliance services included mainly corporate tax return preparation for the Company and individual tax return preparation for expatriate employees. Tax advice and planning services consisted primarily of tax advice and research regarding federal, international, state and local tax matters and reviews of tax returns filed in certain taxing jurisdictions in which the Company operates. All these services were pre-approved by the Audit Committee.

All Other Fees

For the years ended December 31, 2006 and 2005, the Company incurred $13,772 and $44,491, respectively, in fees for services rendered by its independent registered public accounting firm other than the services addressed in the preceding three paragraphs. These services related primarily to licensing of a database that provides publicly available technical accounting information and other software. All these services were pre-approved by the Audit Committee.

Audit Committee Pre-approval Process

On an annual basis, the independent registered public accounting firm presents a listing of all services expected to be performed in the ensuing one-year period, and fee estimates, in sufficient detail to enable the Audit Committee to perform an independence review of each service. The Audit Committee reviews and approves appropriate services.

For any additional services proposed to be performed by the independent registered public accounting firm during the year, management will evaluate the impact on the independent registered public accounting firm’s independence and obtain Audit Committee approval for such service. The Audit Committee has delegated interim pre-approval authority to a member of the Audit Committee.

Certain Relationships and Related Transactions

In 2006, the Company sold its 23.5% interest in Economia, a Czech publisher, to majority owner Verlagsgruppe Handelsblatt GmbH for approximately $20 million. At the time of the sale, a controlling interest in the buyer was owned by Mr. Stefan von Holtzbrinck, Ms. Monika Schoeller and Ms. Christiana Schoeller, Mr. von Holtzbrinck’s brother, sister and niece, respectively, although Mr. von Holtzbrinck and his children owned no interest in the buyer and had no interest in the transaction. See “Information Regarding the Company’s Board of Directors—Director Independent at pages 13 and 14. There was no other transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Approval of Appointment of Independent Registered Public Accounting Firm

The Board of Directors unanimously recommends that the stockholders vote to approve the Audit Committee’s appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company for 2007. PricewaterhouseCoopers LLP were the Company’s independent registered public accountants in 2006. Stockholder approval of the appointment of such firm as independent registered public accountants will be requested at the 2007 Annual Meeting. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Approval of the Dow Jones 2001 Long-Term

Incentive Plan as Amended and Restated

At the 2007 Annual Meeting, the stockholders will be requested to approve the Dow Jones 2001 Long-Term Incentive Plan as amended and restated (the “Plan”).

The Plan provides for an increase in the number of shares of Common Stock issuable in connection with awards granted pursuant the Plan by 2,100,000 shares, from 10,500,000 shares to 12,600,000 and the number of shares available for grants of stock-based awards will be increased by 1,400,000 from 3,500,000 to 4,900,000 shares.

Such approval will constitute re-approval of the performance criteria under the Plan that are permitted to be used for awards granted pursuant to the Plan for tax-qualification purposes under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).

A copy of the Plan is attached hereto as Appendix B. The summary of the Plan set forth below is qualified in its entirety by the terms of the Plan. The Plan was approved by the Board of Directors on January 17, 2007, subject to approval by the stockholders. If the Plan is approved by the stockholders at the 2007 Annual Meeting, it will be effective as of April 18, 2007.

Background Information

The Plan is the successor to the Dow Jones 1997 Long-Term Incentive Plan, which provided benefits to key senior executives, and the Dow Jones 1998 Stock Option Plan, which primarily provided benefits for middle management. The 1998 plan was discontinued by the Board in 2003 and the 1997 plan will remain in effect until the shares available under that plan have been exhausted. The Plan combines the contingent stock right and stock option features of its two predecessors. In addition, the Plan includes provision for awards of: restricted stock, restricted stock units, and other stock-based awards, including stock appreciation rights. Further, the Plan also encompasses grants to non-employee directors of stock options and other stock-based awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents.

The Board of Directors believes it is in the Company’s and its stockholders’ best interests to approve the Plan because it will allow the Company to continue to grant long-term incentive awards under the Plan. The additional shares that would be available upon approval of the Plan are expected to be sufficient to cover awards expected to be made through the regular annual grants of awards for 2009 in the ordinary course. The Board further believes that the Plan will enable the Company to retain present employees, including officers and directors, as well as non-employee directors, and to attract new employees and directors. The Board of Directors also believes that it is in the Company’s interest to tie a significant portion of employee and director compensation to the Company’s long-term objectives and to the market value of the Company’s stock.

Eligibility

The Company anticipates that approximately 900 employees of the Company and its Affiliates and all non-employee directors of the Company (14 individuals, assuming election of all nominees) will be eligible to receive awards under the Plan. An Affiliate is (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

Share Information

As of February 23, 2007, after the regular annual grants of awards for 2007, 1,829,523 shares remained available for grant under the Plan and awards representing 8,145,261 shares have been granted and are outstanding, and awards representing 525,216 shares have been exercised or vested. As of February 23, 2007, 1,000,909 shares remained available for grants of contingent stock rights, restricted stock, restricted stock units and other stock-based awards under the Plan and awards representing 2,010,645 shares had been granted and are outstanding. At that date, awards representing

488,446 shares had vested. If we grant awards at approximately the same level as in the recent past, we would make grants with respect to 1,500,000 shares of Common Stock in 2008. If the Plan is approved, an additional 2.1 million shares of Common Stock would be available for future awards under the Plan (subject to adjustment in the event of stock splits or other changes in the Common Stock as provided in Section 2(b) of the Plan).

In addition to the aggregate limit on the number of shares that are authorized to be issued pursuant to the Plan, the Plan also includes other limits. Of the 12.6 million shares of Common Stock that would be available under the Plan for the grant of awards, no more than 4.9 million shares would be available in connection with the grant of contingent stock rights, restricted stock, restricted stock units and other stock-based awards the value of which relates to the full value of a share of Common Stock. In addition, (i) 150,000 shares may be issued under stock options or other stock-based awards granted to non-employee directors and (ii) no participant may be granted, in any calendar year, Plan Awards representing more than 300,000 shares of Common Stock. No Plan Awards may be made after March 31, 2011. Plan Awards made under the Plan generally may not be transferred other than by will or the laws of descent and distribution, but certain stock options may be transferable to the optionee’s family members and /or trusts in which family members or the optionee have a beneficial interest or certain other entities. Shares issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.

The shares of Common Stock that would be subject to outstanding awards or available under the Plan for use in connection with future awards represent approximately 19.8% of the shares of Common Stock outstanding (and account for 5% of the votes represented by the outstanding Common Stock and Class B Common Stock) at the close of business on February 23, 2007. The market value of a share of Common Stock as of February 23, 2007 was $37.13.

The benefits under the Plan depend on the future performance of the Company and will vary from year to year and from participant to participant. Benefits under the Plan are therefore not determinable at this time.

Performance Criteria

Section 162(m) of the Code limits the amount of compensation paid to certain executive officers of the Company with respect to which the Company may be entitled to a U.S. federal income tax deduction. In general, the maximum compensation for which a deduction may be available is $1 million, subject to an exception for compensation that satisfies the requirements for treatment as “qualified performance-based compensation.” The Company intends that certain awards under the Plan satisfy such requirements.

One of the applicable requirements is that shareholders approve the performance criteria which determine the amount of compensation to be paid. If the shareholders approve a number of different performance criteria that might be utilized by the Committee in determining the amount of compensation to be paid, then the various criteria must be re-approved not less frequently than every five years. The criteria included in the Plan were last approved in 2001. Awards made in 2007 that are intended to qualify under Section 162(m) have been made subject to shareholder approval of the Plan.

The performance criteria specified in the Plan are absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, operating income, direct operating income, return on investment or net worth of the Company, or any of its affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”), consisting of not less than two directors each of whom qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will designate the employees who will receive Plan Awards, the number of shares to be covered by, and finally issued pursuant to, contingent stock rights, the number of shares to be covered by stock options, the exercise price and other terms of such stock options, the number of shares of restricted stock to be granted, the number of shares with respect to which restricted stock units will be granted and the number of shares to be made available under any other stock-based awards and will perform all other functions assigned to it under the Plan.

The Chief Executive Officer of the Company will make recommendations to the Committee with respect to all of the foregoing, except that he may make no such recommendation as to himself. The Chief Executive Officer is authorized and empowered to grant Plan Awards and to do all things necessary and desirable in connection with such grants, subject to the Committee’s right to change or otherwise limit such delegation. However, the Chief Executive Officer may not grant Plan Awards to any director or to any person who serves or is proposed to serve as an executive officer within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a “covered employee” within the meaning of Section 162(m) of the Code.

Contingent Stock Rights

The Plan provides for the granting of CSRs to Plan participants shortly before or early in the first year of each “Performance Period”. No more than 125,000 CSRs may be granted to any participant in any year. A CSR will give the participant the contingent right to receive, following the completion of the Performance Period, up to the number of shares of Common Stock specified in the CSR (the “Maximum Award”). The number of shares ultimately received (the “Final Award”) will depend upon the extent to which the “Performance Criteria” specified in the CSR are achieved over the Performance Period. Accordingly, the Final Award could be less than or equal to the Maximum Award, although it is anticipated that, in most instances, the Final Award will be less than the Maximum Award. The number of shares covered by each CSR, the nature of the Performance Criteria specified in the CSR, the duration of the applicable Performance Period and the duration of the period, if any, during which transfer of the shares covered by any Final Award may be restricted (the “Restriction Period”), will be determined by the Committee.

In general, grants of CSRs will be made annually. For grants made prior to January 2004 the Performance Periods were four calendar years. For grants made in January 2004 and thereafter, the Performance Periods ordinarily will be three calendar years. During the Performance Period relating to any CSR, unless otherwise determined by the Compensation Committee, the participant will be entitled to receive dividend equivalents, i.e., an amount equal to the cash dividends that the participant would have received if he or she had owned the number of shares of Common Stock covered by the CSR during the entire Performance Period.

Prior to the Committee’s determination of the size of a participant’s Final Award following completion of the Performance Period, the participant may elect, with the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both. Participants may also defer receipt of up to 90% of their Final Awards under the Deferred Compensation Plan, subject to certain tax requirements. The participant will be entitled to dividends and voting rights with respect to such shares and, absent a Committee imposed Restriction Period, generally will be free to transfer, assign, or otherwise dispose of the shares immediately thereafter.

Generally, if the employment of a participant terminates for any reason other than death, permanent disability or retirement prior to the distribution of the Final Award following expiration of the Performance Period relating to any CSR, the CSR will be forfeited and cancelled. However, the Committee has the right to alter this result in their discretion or in the cases they deem appropriate.

If a participant’s employment terminates because of death, permanent disability or retirement, the Committee will have sole discretion to determine the number of shares in the Maximum Award with respect to which such participant will be deemed to have satisfied the Performance Criteria, and the percentage of such shares to be included in the Final Award.

Stock Options

“Incentive stock options” and “non-qualified options” may be granted under the Plan. Incentive stock options may only be granted to employees of the Company or of a subsidiary corporation within the meaning of Section 424(f) of the Code. Options must expire not later than ten years after their grant, except that incentive stock options granted to owners of more than 10% of the outstanding stock (by voting power) must expire not later than five years after their grant. The exercise price must be at least equal to the fair market value (but not less than the par value) of the Common Stock on the date of grant or in the case of incentive stock options granted to owners of more than 10% of the outstanding stock (by vote) to at least 110% of such fair market value. The exercise price must be paid to the Company or its designated representative at the time of exercise either (i) in cash, (ii) by delivering Common Stock already owned by the optionee (if acquired through an employee benefit plan, Common Stock held by the optionee for more than six months) and having a total fair market value on the date of delivery equal to the exercise price or (iii) by delivering a combination of both. Certain options may permit the optionee to pay the exercise price by cashless exercise through a registered securities broker. Each option will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. During the lifetime of the optionee an option may be exercised only by such person or by his or her family members to whom the options may be assigned.

The Committee may from time to time, with the consent of the optionee, cancel all or any portion of any option granted under the Plan and pay the optionee shares of Common Stock or cash, or any combination thereof as the Committee may determine, in an amount equal to the difference between the aggregate fair market value of the shares subject to the portion of the option so cancelled at the time of the cancellation and the aggregate purchase price of such shares under the option. In the event of such a cancellation, the number of shares as to which such option was cancelled shall not become available for use under the Plan.

If an optionee’s employment or service as a director terminates because of death, permanent disability or retirement, his or her options may be exercised by him or her or by an authorized transferee pursuant to the terms of the option agreement. If an optionee’s employment or service as a director terminates for any other reason, generally, all rights to exercise any options will terminate on the 90th day after the date the employment or service was terminated or on such later date as the Committee may determine; provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

Generally, at the time of exercise of a non-qualified option any excess of the fair market value of the stock on the date of exercise over the exercise price will be treated as ordinary income for federal income tax purposes. Any cash or the fair market value of shares of Common Stock received upon the cancellation of options will also be treated as ordinary income. The Company will be entitled to an income tax deduction for such amount at the time the optionee includes such amount in his or her income. At the time of the sale of any shares received upon exercise of such option or of the cancellation of such option, the difference, if any, between the amount the optionee received from the sale of the shares and the fair market value of the shares on the date of the exercise or cancellation will be treated as long-term or short-term capital gain (or loss) depending on whether he or she has then held the shares for more than one year from the date of such exercise or cancellation. Optionees may be given the right to elect to defer the receipt of shares and the recognition of ordinary income until the termination of their employment or for a stated period of time. In such event, the Company’s deduction will be postponed until the year of payment.

Optionees generally will not be subject to income tax upon their exercise of an incentive stock option. However, any excess of the fair market value of Common Stock on the date the option is exercised over the option exercise price must be included in the calculation of the optionee’s alternative minimum taxable income, which may subject him or her to the alternative minimum tax. The portion of any such alternative minimum tax attributable to the exercise of an incentive stock option can be credited against the optionee’s regular tax liability in later years to the extent that in any such year his or her regular tax liability exceeds the alternative minimum tax. If the optionee later sells the shares he or she received upon exercising the option at least two years after the option was granted and after having held the shares for at least one year, the optionee will incur a long-term capital gain (or loss) on the sale equal to the difference between the sales proceeds and the exercise price. In the event of such a sale, no amount will be taxable as ordinary income, and the Company will not be entitled to any income tax deduction.

If, however, the optionee sells the incentive stock or applies it to the exercise of another incentive stock option before the expiration of the one-year holding period or less than two years after the option was granted, he or she must report as ordinary income in the year of such disposition the amount by which the lesser of (i) the fair market value of the stock on the exercise date, or (ii) the amount realized on disposition of the stock, exceeds the exercise price. In addition, the excess, if any, of the amount realized on such a disposition over the stock’s fair market value on the date of exercise will be treated as long-term or short-term capital gain, depending on the period of time the stock has then been held. In the event of such a “disqualifying disposition,” the Company will be entitled to an income tax deduction equal to the amount included as ordinary income by the optionee. If an optionee makes a disqualifying disposition of Common Stock acquired pursuant to an incentive stock option, he or she is required to notify the Company or the Affiliate by which the optionee is employed within ten days of the disposition.

The Committee will make grants of options at its sole discretion and the amounts to be received by participants are therefore not determinable at this time.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may grant awards of restricted stock and/or restricted stock units to employees of the Company and its Affiliates. A restricted stock unit is a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of shares of restricted stock that may be granted and with respect to which restricted stock units may be granted during any calendar year to any individual is limited to 100,000. Each such grant will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. Vesting of restricted stock and restricted stock units may be conditioned upon the completion of a specified period of employment, upon attainment of specified performance goals, and /or any other such criteria as the Committee may determine. Performance goals shall be absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, operating income, direct operating income, return on investment or net worth of the Company, or any of its Affiliates, divisions, or operations during any prescribed performance period, as the Committee determines. While an award of restricted stock or of restricted stock units is subject to such restrictions, the participant may not transfer, assign, or otherwise encumber or dispose of the restricted stock or restricted stock unit, as the case may be. Under the terms of a restricted stock agreement, a participant may have the right to vote and receive dividends on the shares of restricted stock granted to him or her while the stock is still subject to restrictions. In the case of restricted stock units, a participant may, with approval of the Committee, elect to defer receipt of his or her shares beyond the vesting date.

If a participant who has received an award of restricted stock or of restricted stock units retires, the Committee in its discretion may determine the conditions under which any such awards shall become fully vested. If a participant’s employment terminates because of death or permanent disability, all restrictions to which the restricted stock or the restricted stock unit is subject will terminate. Termination of employment for any other reason will result in the forfeiture of the restricted stock and of the restricted stock units unless the Committee otherwise determines.

Other Stock-based Awards

The Committee may grant other stock-based awards, which will be subject to such terms, restrictions, conditions, vesting requirements, and payment rules as the Committee will determine. Each such other stock-based award will be evidenced by an agreement incorporating the applicable terms and conditions of the Plan. The grant of such awards may be conditioned on the attainment of specific performance criteria, which shall consist of any one or more of the following, as the Committee determines: absolute and relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, cash flow, operating margin, operating income, direct operating income, return on investment or net worth of the Company, any of its Affiliates, divisions, or operations.

Whenever shares of Common Stock are to be delivered pursuant to a Plan Award, the Committee may permit the participant to elect to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld. In addition, the Committee may permit a participant to satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the participant (if acquired through an employee benefit plan, Common Stock held by the participant for more than six months).

Amendment and Termination of Plan

The Board of Directors may amend or discontinue the Plan at any time. However, without approval by the stockholders no such amendment may, except as provided in Section 2(b) of the Plan with respect to stock splits or other changes in the Common Stock, (i) increase the number of shares reserved for Plan Awards, (ii) permit the granting of options exercisable at a price less than fair market value on the date of grant, (iii) permit the extension or grant of stock options which expire later than ten years after their grant, or (iv) permit Plan Awards to be made after March 31, 2011.

Voting Requirements

The affirmative vote of a majority of the votes cast by the shares of Common Stock and Class B Common Stock voting together is required for the approval of the Amendment to the Plan (provided that the total vote cast on the proposal represents over 50% of the voting power of all shares of Common Stock and Class B Common Stock entitled to vote on the proposal).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DOW JONES 2001 LONG-TERM INCENTIVE PLAN AS AMENDED AND RESTATED.

Plan Benefits

The following table sets forth the long-term incentive awards granted under the Plan during 2007 (until the date of this Proxy Statement), including grants that lapsed:

Name	Contingent Stock Rights	Options	Restricted Stock	Restricted Stock Units (2)	Stock Appreciation Rights (3)
Peter R. Kann	—	—	—	—	—
Chairman of the Board
Richard F. Zannino	70,100	66,100	—	—	—
Chief Executive Officer
William B. Plummer	18,500	17,400	—	—	—
Chief Financial Officer
Christopher Vieth	—	—	—	—	—
Former Chief Financial Officer
L. Gordon Crovitz	24,400	23,000	—	—	—
Publisher, The Wall Street Journal; President, Consumer Media Group; Executive Vice President, Dow Jones & Company
Clare Hart	18,500	17,400	—	—	—
Executive Vice President, Dow Jones & Company; President, Enterprise Media Group
Joseph Stern	18,500	17,400	—	—	—
Executive Vice President, General Counsel and Corporate Secretary
Karen Elliott House	—	—	—	—	—
Former Senior Vice President and Publisher, The Wall Street Journal
Paul Steiger	12,700	11,900	—	—	—
Managing Editor, The Wall Street Journal
Executive Officers as a Group	180,500	170,000	—	—	—
Non-Executive Directors and Director Nominees as a Group	—		—	—	—
Non-Executive Officer Employees as a Group	189,000	539,940	5,600	350,600	1,790

(2)  Restricted Stock Units represent the right to receive a number of shares of Common Stock equal to the number of restricted stock units upon vesting on the third anniversary of the date of grant.

(3)  Stock Appreciation Rights represent the right to receive, upon exercise by the holder, an amount equal to the excess of (i) the aggregate fair market value of that number of shares of Common Stock as is equal to the number of rights being exercised, over (ii) the aggregate exercise price of the rights being exercised.

Stockholder Proposal

The Independent Association of Publishers’ Employees (“IAPE”), The Newspaper Guild CWA Local 1096, 14 Washington Road, Suite 521, Princeton Junction, New Jersey 08550, which holds of record 55 shares of Common Stock and 10 shares of Class B Common Stock, has informed the Company that it intends to present the following resolution at the Annual Meeting:

RESOLVED: The stockholders request that the Board of Directors take the steps that may be necessary in compliance with state law to seek an amendment of the Company’s governing documents, without affecting the unexpired term of any director, in order to require that different persons shall serve in the positions of Chairman of the Board and Chief Executive Officer in the future, and that the Chairman shall not be either a current or former executive of the Company.

IAPE has submitted the following statement in support of its proposal:

The positions of the Chairman of the Board and Chief Executive Officer (CEO) at our Company have historically been held by one person. They were occupied by Peter Kann from July of 1991 until February of 2006.

Mr. Kann will continue to serve as Chairman until the 2007 Annual Meeting. However, the 2006 Proxy Statement discloses that the Board believes “it should be free” to name a single individual to both posts at any time in the future.

We believe, as one corporate governance expert has observed, that “leading the Board and leading the company are two distinct and important jobs” (Fortune, October 14, 2002). In this context, the Chairman of the Board is generally responsible for presiding at Board meetings and setting the agenda of the Board of Directors. According to the Company’s Principles of Corporate Governance, this agenda should include the review and approval of major strategies and plans, review of the annual corporate budget, the evaluation and compensation of the CEO, and the review of systems for compliance with applicable laws, regulations and accounting rules.

In contrast, the Chief Executive Officer is primarily responsible for managing operations. He also executes the strategies and plans that are approved by the Board.

Jeffrey Garten, the Dean of the Yale School of Management, has declared that “fundamental conflicts of interest can exist” when the “CEO also runs his company’s board.” (Business Week, Nov. 11, 2002). Such conflicts could arise whenever the Board performs its duty of evaluating the performance of the CEO, questioning major strategies and plans, or monitoring the Company’s compliance with laws, regulations and accounting rules. Dean Garten concluded, “it is much more difficult for a Board to monitor a chief executive’s performance and hold him accountable for results if the CEO is also the chairman.”

On January 9, 2003, a blue-ribbon commission of financial leaders expressed a preference for separating the positions of Chairman and CEO, while giving a lesser endorsement to alternatives that call for a lead or presiding director (Report of the Conference Board Commission on Public Trust and Private Enterprise). In commenting on the recommendation, the Co-Chair of the Commission declared that “a primary concern in a significant number of scandals is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role.” (Chicago Tribune, Jan. 10, 2003).

Although Peter Kann is no longer serving as both Chairman and CEO, we continue to believe that a permanent separation of the positions of Chairman and CEO would constitute a significant improvement in corporate governance. Please support this important change.

Board of Directors’ Position

The Board of Directors believes that it is not in the best interests of the Company and its stockholders to adopt the proposal, which would prohibit the offices of Chairman and Chief Executive Officer from being held by the same person and would prevent a former or current executive from holding the office of Chairman. The Board of Directors intends that the offices of Chairman and Chief Executive Officer should be held by different persons for the foreseeable future; however, the Board believes that future Boards should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time.

The Board evaluates the effectiveness of the Company’s leadership structure on a regular basis. As a result of these evaluations, the Board last year determined to separate the positions of Chief Executive Officer and Chairman effective as of February 1, 2006, appointing Richard Zannino as Chief Executive Officer of the Company, reporting to the Board of Directors, and Peter Kann, formerly Chairman and Chief Executive Officer, as Chairman. As previously announced, Mr. Kann’s service as Chairman will conclude as of the 2007 Annual Meeting, at which Mr. Kann will not stand for reelection as a director.

The Board has determined to maintain separate Chief Executive Officer and Chairman positions after Mr. Kann’s departure and to elect Peter McPherson, an independent director who is not a former or current executive of the Company, to serve as Chairman effective as of the 2007 Annual Meeting.

Regardless of the Board leadership that may be in place at a particular time, independent oversight of management is effectively conducted and maintained through the composition of the Board, which has been comprised almost entirely of non-management directors who are independent under the NYSE rules. In that regard, other than Mr. Zannino, all of the sixteen persons nominated for election to the Board at the 2007 Annual Meeting are independent, non-management directors. In addition, the Board’s Compensation, Corporate Governance and Audit Committees, which perform oversight functions independent of management, are comprised entirety of independent directors. Moreover, after each Board meeting, the Board holds an executive session (a meeting of non-management directors without management present) to promote discussion among the non-management directors and assure independent oversight of management. Since 2006, a presiding director has chaired each executive session, with the position of presiding director alternating from meeting to meeting between the chairs of the Compensation and Corporate Governance Committees. After the 2007 Annual Meeting, the Chairman of the Board will chair the Board’s executive sessions.

The Board believes that the Company’s corporate governance structure, with its emphasis on independence and accountability, makes it unnecessary to require that the offices of Chairman and Chief Executive Officer be separated or to preclude current or former executives from serving as Chairman. Adopting such a rule would only serve to limit governance options available to the Board.

As such, it is the view of the Board that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time. Accordingly, the Board recommends a vote against the proposal.

A substantially similar proposal was presented at the 2004, 2005 and 2006 Annual Meetings by the same stockholder and was defeated, in each instance, by the vote of the Company’s stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST ADOPTION OF THIS PROPOSED RESOLUTION.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than ten percent of the outstanding Common Stock or Class B Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Under SEC rules, companies must report in their proxy statements failures to file reports on a timely basis. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons or their agents that no Form 5 annual reports were required for those persons, the Company believes that during 2006 all filing requirements under Section 16(a) of the Exchange Act applicable to its executive officers, directors, and greater than ten-percent beneficial owners were complied with.

Principles of Corporate Governance

Principles of Corporate Governance

The “Dow Jones & Company Principles of Corporate Governance,” which were originally adopted by the Board of Directors in 1997, were revised in February 2006 and in February 2007. The Principles are set forth below.

1.	The principal duty of the Board of Directors and management of Dow Jones & Company is to assure that the Company is well-managed in the interests of its shareholders. Dow Jones seeks to protect and preserve the quality, independence and integrity of its products and services, including The Wall Street Journal, on which the Company’s long-term prosperity and public mission depend.

2.

Dow Jones is owned by its shareholders; the shareholders, in turn, elect the Company’s Board of Directors. The Board plays the central role in the Company’s governance; it is the Company’s decision-making authority on all matters except those reserved to the shareholders or delegated to management. The Board, in turn, selects the Company’s Chairman and the Chief Executive Officer and approves the appointment of other members of senior management; senior management is charged with the conduct of the Company’s business.

3.	The primary functions of the Board are:

•	review and, where appropriate, approval of the financial objectives, major strategies and plans, and major corporate actions of Dow Jones;

•	selection and evaluation of the Chairman and the Chief Executive Officer of Dow Jones;

•	determining senior management compensation;

•	periodic review of management succession plans;

•	selection and recommendation to shareholders for election of appropriate candidates for service on the Board;

•	review of the adequacy of the Company’s systems for compliance with all applicable laws and regulations, for safeguarding the Company’s assets and for managing the major risks it faces; and

•	provision of advice and counsel to senior management.

4.	The Board will have a majority of directors who satisfy the criteria for “independent directors” in accordance with the rules of the New York Stock Exchange. The Company will make determinations about the independence of the Board members and may base such findings on, among other things, certain specific criteria that, if adopted by the Board, will be disclosed in the Company’s annual proxy statement. Consistent with the rules of the New York Stock Exchange and the Company’s policy of promoting vigorous representation for shareholders, ownership of a significant equity interest in the Company, no matter how great, is not by itself a bar to a finding of independence by the Company.

5.	The number of directors will not exceed a number that can function efficiently as a body. The Corporate Governance Committee, in consultation with the Chairman and the CEO, considers and makes recommendations concerning the appropriate size and membership needs of the Board. The number of directors shall be fixed at sixteen except as the Board or the shareholders may approve in accordance with the Company’s charter and by-laws. The Corporate Governance Committee also considers candidates to fill new Board positions created by expansion and vacancies that occur by resignation, retirement or for any other reason.

6.	Prospective members of the Board are selected for their character and wisdom, judgment and integrity, business experience and acumen. The Corporate Governance Committee also seeks to have a variety of occupational and a diversity of personal backgrounds represented on the Board. No director shall stand for election on or after his or her 70th birthday. No director who is an employee of the Company will be eligible for re-election as a director after the termination of his or her employment.

7.	Upon election, directors receive a package of orientation materials and an extensive review of the Company and its businesses from senior managers. The Board will have at least seven regularly scheduled meetings each year. Additional special and telephonic meetings will be held as necessary. Directors are expected to attend all Board meetings and all meetings of the Committees of which they are a member. They are expected to spend such time as may be necessary to review meeting materials in advance and otherwise to discharge their responsibilities properly. In addition, Board members are encouraged to visit Company facilities throughout their tenure on the Board. The Company will endeavor to provide continuing educational opportunities to directors on request to enable them to better perform their duties.

8.	All directors are expected to own stock in Dow Jones. The Compensation Committee annually reviews the compensation of directors. The Company believes that a substantial part of directors’ compensation should be stock-based. The Company’s executive officers will not receive additional compensation for their service as directors. Compensation for non-employee directors should be competitive with those of corporations of comparable size and with those of the Company’s competitors and peers. The Board believes that the independence of a director may be compromised when compensation exceeds what is customary, or when the Company makes substantial charitable contributions to organizations with which a director is affiliated or otherwise provides indirect forms of compensation to a director.

9.	Because of the nature of the Company’s publishing business, no management directors are permitted to serve as directors of other public companies, except as representatives of Dow Jones in cases in which the Company owns shares in another company.

10.

It is the general policy of the Company that all major decisions be considered by the Board as a whole. This allows the Company to gain the advantage of the collective wisdom of the Board. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to or required by regulations of the New York Stock Exchange for the operation of Dow Jones as a publicly-owned company. Currently these committees are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance Committee. Each of the Audit, Compensation and Corporate Governance Committees will have its own charter, which will be approved by the full Board. These charters will, among other things, set forth the purposes and duties of the respective Committees, and provide for annual performance evaluations of the Committees.

11.	Membership on the Audit, Compensation and Corporate Governance Committees is limited to independent directors, as defined by the rules of the New York Stock Exchange and any other applicable laws and regulations. The members and chairs of these Committees are recommended to the Board by the Corporate Governance Committee in consultation with the Chairman and CEO and are selected according to criteria that the Board determines to be in the best interest of the Company and its stockholders.

12.	Any non-executive Chairman may attend meetings of all Board Committees. Any executive Chairman, the CEO and other senior managers attending meetings of Board Committees of which they are not members do so by invitation.

13.	Each of the Audit, Compensation and Corporate Governance Committees has the authority to hire independent legal, financial, accounting and other advisors as necessary or appropriate to fulfill its duties.

14.	The frequency, length and agenda of meetings of each of the Committees are determined by the chair of the Committee in accordance with the provisions of the Committee charters. Whenever possible, materials related to agenda items will be provided to Committee members sufficiently in advance of Committee meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

15.	The Board intends that the offices of Chairman and Chief Executive Officer should be held by different persons for the foreseeable future; however, the Board believes that future Boards should be free to make decisions concerning the positions of Chief Executive Officer and Chairman of the Board in a manner that is best for the Company at any particular point in time. The Board will review the Company’s succession planning, focusing on evaluating potential successors to the Chairman and the CEO, as well as its policies regarding succession in the event of an emergency or the retirement of the Chairman or the CEO. The CEO will make available his or her recommendations and evaluations of potential successors to the full Board.

16.	The CEO is responsible for establishing effective communications with the Company’s stakeholder groups, i.e., shareholders, customers, employees and others in accordance with the determinations of the Board. It is the policy of Dow Jones that management speaks for the Company.

17.	The Chairman, in consultation with the CEO, sets the agenda for meetings of the Board with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman and the CEO for review or decision.

For example, the annual corporate budget is reviewed by the Board, and capital expenditures above a certain threshold amount (currently $15 million) are approved by the Board. Agenda items that fall within the scope of responsibilities of a Board Committee are reviewed with the chair of that Committee, who presents these matters to the Board. Any Board member may request that an item be included on the agenda.

18.	Whenever possible, materials related to agenda items will be provided to Board members sufficiently in advance of Board meetings to allow the directors to prepare for discussion. Sufficient time to consider the agenda items will be provided.

19.

Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company’s operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary, its independent advisors. Furthermore, as necessary or appropriate to fulfill their duties, the directors shall have the authority to hire independent legal, financial, accounting and other advisors.

20.	To promote discussion among the non-management directors, executive sessions or meetings of non-management directors without management present are held at each regularly scheduled meeting of the Board to review such topics as the non-management directors shall determine, including:

•	the report of the independent auditors;

•	the criteria upon which the performance of the Chairman, the CEO and other senior managers is based;

•	the performance of the Chairman and the CEO against such criteria;

•	the compensation of the Chairman, the CEO and other senior managers;

•	the Company’s management succession plans; and

•	the performance of the Board.

Additional executive sessions or meetings of non-management directors may be held from time to time as required, or as requested by directors. The responsibility for organizing and chairing such executive sessions will be delegated to the Chairman if he or she is a non-management director unless the non-management directors otherwise determine. The Company will disclose a method to communicate directly with the non-management directors, for any interested party wishing to do so.

21.	The Board will conduct an annual self-evaluation to determine whether it and its Committees are functioning effectively.

22.	These principles will be reviewed by the Board from time to time.

Code of Conduct

The Dow Jones Code of Conduct and the Directors’ Code of Conduct are available for review on the Company’s website at www.dowjones.com and are available in print to any shareholder who submits a written request for them to the Company Secretary.

Submission of Stockholder Proposals

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, a stockholder proposal intended for inclusion in next year’s proxy statement must be received by the Company at its principal executive offices no later than November 17, 2007, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Rule 14a-4(c)(1) establishes a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any stockholder proposal for next year’s Annual Meeting submitted after January 31, 2008 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before January 31, 2008, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

For more detailed information regarding the process for submitting shareholder proposals, see “Shareholder Proposals” at www.dowjones.com. If you would like to have the information mailed to you, please submit your written request to Mr. Joseph A. Stern, Company Secretary, Dow Jones & Company, Inc., 200 Liberty Street, New York, NY 10281.

Delivery of Documents to Security Holders

Sharing an Address

In accordance with notices that we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing this year and you would like to have additional copies of our annual report and/or proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mr. Mark J. Donohue, Dow Jones & Company, Inc., P.O. Box 300, Princeton, New Jersey 08543 or call Investor Relations at 212-416-2000. We will promptly send additional copies of the annual report and/or proxy statement upon receipt of such request. You may also contact us if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Other Matters

The Company knows of no other matter to be brought before the 2007 Annual Meeting. If any other matter requiring a vote of the stockholders should come before the meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

Stockholders who do not expect to attend the 2007 Annual Meeting in person are requested to complete, date, sign and return the proxy promptly in the enclosed postage prepaid envelope or to vote promptly by telephone or via the Internet.

A copy of the Company’s Annual Report on Form 10-K that was filed with the Securities and Exchange Commission on February 28, 2007 is available to interested stockholders on the Company’s website at www.dowjones.com and upon written request to Mr. Mark J. Donohue, Director, Investor Relations, Dow Jones & Company, Inc., P. O. Box 300, Princeton, New Jersey 08543.

By order of the Board of Directors,

Joseph A. Stern

Secretary

New York, New York

March 16, 2007

APPENDIX A

DOW JONES & COMPANY, INC.

Director Independence Standards

(As amended January 19, 2005)

In accordance with the rules of the New York Stock Exchange, the Company will have a majority of independent directors and all members of the Company’s Corporate Governance, Compensation and Audit Committees must be independent. No director will qualify as independent unless the Board affirmatively determines that he/she has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. However, as the concern is independence from management, the Board does not view ownership of even a significant amount of stock as a bar to an independence finding.

The Board does not believe it is possible to anticipate, or explicitly provide for, all circumstances that might bear on the materiality of a director’s relationship to the Company. Accordingly, when making an independence determination, the Board will consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board will consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

Notwithstanding the foregoing, no director will qualify as an independent director if:

•

he/she has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company, excluding director or committee fees and pension or other forms of deferred compensation;

•	any member of his/her “immediate family” (as defined below) has received during any twelve-month period within the last three years more than $100,000 in direct compensation from the Company;

•

he/she is a director or a current employee of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•

any member of his/her “immediate family” is a current “executive officer” (as defined below) of a company that has made payments to, or received payments from, Dow Jones (including its subsidiaries) for property or services in an amount which in any of the last three fiscal years exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues;

•

he/she is or has in the last three years been an executive officer of a tax-exempt organization to which Dow Jones (including its subsidiaries) made contributions in an amount which in any single fiscal year exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues;

•	he/she is or has been within the last three years an employee of the Company (including its subsidiaries);

•	any member of his/her “immediate family” is or has been within the last three years an “executive officer” of the Company (including its subsidiaries);

•

he/she or any member of his/her “immediate family” is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

•	he/she is a current partner of a firm that is the Company’s internal or external auditor;

•	any member of his/her “immediate family” is a current partner of a firm that is the Company’s internal or external auditor;

•	he/she is a current employee of the Company’s internal or external auditor;

•

any member of his or her “immediate family” is a current employee of the Company’s internal or external auditor and such person participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice;

•	he/she was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time; or

•

any member of his/her “immediate family” was within the last three years (but is no longer) a partner or employee of the Company’s internal or external auditor and personally worked on the Company’s audit within that time.

“Executive officer” positions include: a company’s president, principal financial officer, principal accounting officer (or controller), vice-president in charge of a principal business unit and other personnel who perform a significant policy-making function.

“Immediate family” means a director’s spouse, children, parents, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law (whether or not sharing his/her household) and anyone (other than a domestic employee) who shares his/her household.

In addition to the aforementioned requirements, members of the Audit Committee must be independent as defined under new SEC rules. Therefore, no audit committee member will qualify as independent if:

•

he/she, other than in his/her capacity as a member of the Board or a Board committee, directly accepts any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries, excluding receipt of amounts under a retirement plan;

•	he/she indirectly accepts (as defined below) any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries; or

•	he/she is an affiliated person (as defined below) of the Company or any of its subsidiaries.

An “affiliated person” is one who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any of its subsidiaries, and also includes executive officers, directors, general partners and managing members of affiliates.

“Indirect acceptance” of fees includes, but is not limited to, (i) acceptance by an entity that has provided accounting, consulting, legal, investment banking or financial advisory services to the Company or any of its subsidiaries in which the director is a partner, member, officer (such as a managing director), or executive officer, or in which the director occupies a similar position, and (ii) acceptance by a spouse, by a minor child or minor stepchild (whether or not sharing his/her home), or by a child or stepchild sharing his/her home.

The Board will direct the Company to circulate questionnaires to the directors annually to assist them in making these determinations. The responses to the questionnaires are to be compiled and evaluated by the Company’s Director of Internal Audit and all potential exceptions to independence will be presented to and discussed among the Board members before a determination of independence is made. Any determination that a director does not meet these independence standards will be disclosed in the Company’s annual proxy statement. The Board reserves the right at any time, and from time to time, to review, amend, alter and repeal the foregoing standards in any way it deems appropriate.

APPENDIX B

DOW JONES 2001

LONG-TERM INCENTIVE PLAN

(As proposed to be amended as of April 18, 2007)

1. Purpose.

The purpose of this Plan is to provide a means whereby Dow Jones & Company, Inc. (the “Company”) may, through the grant of (i) contingent stock rights (“Rights”), (ii) options to purchase Common Stock of the Company, (iii) restricted stock (“Restricted Stock”) and restricted stock units (“Restricted Stock Units”), and (iv) any other stock-based forms of award as the Committee may determine in its sole discretion at the time of grant (“Other Stock-based Awards”) (collectively, the “Plan Awards”), to employees of the Company and of any Affiliate, and through the grant of stock options, Other Stock-based Awards, and the distribution upon retirement of Common Stock in settlement of deferred stock equivalents to non-employee directors (persons to whom Plan Awards are granted being hereinafter called “Participants”), attract and retain persons of ability as employees (including directors who are also employees) and as non-employee directors and motivate all such persons to exert their best efforts on behalf of the Company and/or the Affiliate by which they are employed. As used herein the term “Affiliate” shall mean (i) any entity 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, and (ii) any entity that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

2. Stock Available for Plan Awards.

(a) Shares Subject to the Plan.

The stock to be subject to or related to Plan Awards shall be shares of Common Stock ($1.00 par value) of the Company (“Common Stock”), and may be either authorized and unissued or held by the Company in its treasury. The maximum number of shares of Common Stock with respect to which Plan Awards may be granted shall be twelve million six hundred thousand (12,600,000) shares (subject to adjustment in accordance with the provisions of Section 2(b) hereof) of which not more than four million nine hundred thousand (4,900,000) shares will be available for grants of Rights, Restricted Stock, Restricted Stock Units and Other Stock-based Awards the value of which relates to the full value of a share of Common Stock (as contrasted with stock options, stock appreciation rights and other awards the value of which relates to the appreciation in value of a share of Common Stock); provided, however, that any shares related to such a Plan Award that is forfeited shall be made available for purposes of the foregoing limitation. The maximum number of shares of Common Stock with respect to which stock options or Other Stock-based Awards may be granted to non-employee directors shall be one hundred fifty thousand (150,000). The shares related to the unexercised or undistributed portion of any terminated, expired, cancelled or forfeited Plan Award (including, without limitation, the shares involved in any Maximum Award (as hereinafter defined) that are not included in the related Final Award (as hereinafter defined)) shall be made available for further Plan Awards. Shares of Common Stock that (i) are used by a Participant as full or partial payment to the Company of the purchase price of shares of Common Stock acquired upon exercise of an option pursuant to this Plan, (ii) are withheld pursuant to Section 10, (iii) are subject to an option or portion of an option that is “stocked-out” or cancelled pursuant to Sections 5(b)(4) and 5(b)(8), or (iv) represent Final Awards as to which elections are made pursuant to Section 4(d)(4), shall not be made available for further Plan Awards. With respect to a stock appreciation right, or similar Other Stock-based Award based on the appreciation in the value of Common Stock, that may be settled in shares of Common Stock, the gross number of shares of Common Stock subject to such right, rather than the net number of shares that may be delivered in settlement of such right, shall be counted against the applicable maximums set forth in this paragraph. In addition to the limitations set forth elsewhere in this Plan, the maximum number of shares of Common Stock with respect to which Plan Awards of any and all types may be granted during any calendar year to any individual shall be limited, in the aggregate, to three hundred thousand (300,000).

(b) Adjustments in the Event of Change in Common Stock.

In the event of any change in the Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be granted or optioned and sold under the Plan, with respect to which Rights may thereafter be granted, the number and kind of shares subject to option in outstanding option agreements, the purchase price per share thereunder, the number and kind of shares with respect to which Rights or Restricted Stock Units are outstanding, the number and kind of shares of restricted stock outstanding, and the number and kind of shares related to other stock-based awards shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.

3. Administration of the Plan.

(a) Compensation Committee.

The Plan shall be administered by the Compensation Committee (the “Committee”) consisting of not less than two members appointed by the Board of Directors of the Company. Each member of the Committee shall be a member of the Board who qualifies both as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. Any vacancy occurring in the membership of the Committee shall be filled by appointment of the Board. The Committee shall have sole discretion in determining the persons who shall participate in the Plan; provided, however, that non-employee directors shall only be eligible to receive awards of stock options and any other stock-based forms of award under the Plan and to receive distributions of Common Stock upon their retirement in settlement of deferred stock equivalents. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other actions as it deems necessary or advisable, except as otherwise expressly reserved to the Board of Directors of the Company in the Plan. Without limiting the generality of the foregoing sentence, the Committee may, in its sole discretion: (i) treat all or any portion of any period during which a Participant is on military or other approved leave of absence from the Company or its Affiliates as a period of employment of such Participant by the Company for purposes of accrual of his or her rights under his or her Plan Award; provided, however, that no Plan Award may be granted to an employee while he or she is on a leave of absence, unless the Committee, in its sole discretion, shall determine otherwise, and (ii) notwithstanding anything to the contrary provided herein, determine the treatment of Plan Awards in the context of a Participant’s change of employment among the Company and its Affiliates. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

On or after the date of grant of a Plan Award, the Committee may (i) accelerate the date on which any such Plan Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Plan Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Plan Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Plan Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Plan Award; provided, that the

Committee shall not have any such authority to the extent that the grant of such authority would cause any tax to become due under Section 409A of the Code.

Notwithstanding in this Plan to the contrary, the Committee may not take any action that would be deemed to constitute a “repricing” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual without the receipt of shareholder approval satisfying the requirements of such Section.

(b) Delegation of Authority to Chief Executive Officer.

The Chief Executive Officer of the Company, subject to the authority of the Committee to change such delegation or subject such delegation to additional restrictions, shall be authorized and empowered to grant Plan Awards, subject to the express limitations of the Plan, and to do all things necessary or desirable in connection with such grants; provided, however, that Plan Awards shall not be granted by the Chief Executive Officer to any director or any person who at the time of grant serves or is proposed to serve as an executive officer of the Company within the meaning of Section 16(b) of the Securities Exchange Act, or who is or is expected to be an officer treated as a “covered employee” within the meaning of Section 162(m) of the Code.

(c) For purposes of this Plan, the term “fair market value” means, with respect to a share of Common Stock, as of the applicable date of determination (i) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished as of such day, the fair market value of a share of Common Stock shall be such price as reported or furnished as of the next day on which such price is so reported or furnished, or as determined by the Committee in its discretion if the Committee determines that such price is not consistent with the purposes of the Plan in light of the passage of time.

4. Contingent Stock Rights and Final Awards.

(a) Grant of Contingent Stock Rights.

The term “Contingent Stock Right” or “Right”, as used in the Plan, shall mean the right to receive, without payment to the Company, the number of shares of Common Stock specified therein, subject to the terms and provisions of the Plan. The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Rights to such officers and other employees of the Company or of any Affiliate (whether or not members of the Board of Directors) as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 4 and Section 3 hereof. No more than 125,000 Rights may be granted to any Participant in any year.

(b) Terms and Provisions of Contingent Stock Rights.

(1) The Committee shall determine the terms and provisions of each Right, including, without limitation, (i) the number of shares of Common Stock to be covered by such Right (the “Maximum Award”), (ii) such subjective and objective criteria for evaluating the performance of the Participant, the Company and/or the applicable Affiliate, as the Committee shall deem appropriate in determining whether and to what extent the Maximum Award shall be earned (the “Performance Criteria”), (iii) the period of time, which shall not be less than one year, with respect to which such performance is to be measured (the “Performance Period”), and (iv) the period of time, if any, following the expiration of the Performance Period during which the disposition of shares of Common Stock covered by any Final Award relating to such Right shall be restricted as provided in Section 4(h) hereof (the “Restriction Period”); provided, however, that the Committee may establish the Restriction Period applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right. If the Committee shall so determine, the Performance Criteria provided in any Right may include the performance of the Company or any division, operation or Affiliate thereof during a Performance Period compared with performance by other companies or other business units during such Performance Period, and may reflect both quantitative and qualitative standards. During the Performance Period relating to any Right, the Committee may adjust the Performance Criteria provided in such Right and otherwise modify the terms and provisions of such Right. Each Right shall be evidenced by a letter, an agreement or such other document as the Committee may determine.

(2) The Committee may, in its sole discretion, grant Rights to the Chief Executive Officer and other officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code, or any of them, which will qualify for the performance-based compensation exemption from the limitation on deductions imposed by such Section 162(m). With respect to any such grant, the Performance Criteria shall be exclusively objective in nature, and shall consist of any one or more of the following business or financial criteria as the Committee, in its sole discretion, shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, operating income, return on investment, direct operating income, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions, or operations, including comparing such performance with the performance of other companies or business units during the comparable performance period.

(c) Dividend Equivalents on Rights.

Unless otherwise determined by the Compensation Committee, each Participant to whom a Right has been granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each dividend record date during the entire Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Common Stock equal to the number of shares then covered by such Right (as adjusted pursuant to Section 2(b) hereof). If the Company shall declare a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the Performance Periods relating to any Right, such dividend shall be dealt with as provided in Section 2(b) hereof.

(d) Final Awards.

(1) Not earlier than 90 days prior to the completion of the Performance Period relating to any Right, and not later than 90 days thereafter, the Committee shall determine the percentage (which shall not exceed 100%) of the Maximum Award (as adjusted pursuant to Section 2(b) hereof) that shall be awarded finally to the Participant who holds such Right (the number of shares of Common Stock resulting from the application of such percentage being hereinafter called the “Final Award”). Each Final Award shall represent only full shares of Common Stock, and any fractional share that would result from the application of such percentage shall be disregarded. In making such determination, the Committee may take into account (i) the extent to which the Performance Criteria provided in such Right were, in the Committee’s sole opinion, achieved, (ii) the individual performance of such Participant during the related Performance Period and (iii) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company and /or the applicable Affiliate, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, except to the extent that the Participant elects, and the Committee approves, the payment of cash in satisfaction of the Final Award pursuant to Section 4(d)(4) hereof, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Common Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of Sections 4(e), 4(h) and 2(b) hereof. Concurrently with the issuance of such certificates, the Company shall deliver to such Participant an amount equal to the amount of the cash dividends that such Participant would have received with respect to the shares of Common Stock representing such Final Award if such Participant had been the holder of record of such shares immediately following completion of the Performance Period relating to such Final Award. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Company shall have declared a dividend on Common Stock payable in Common Stock or in other securities to holders of record of Common Stock during the period following completion of the Performance Period relating to any Final Award, and prior to the date on which such Participant shall have been the holder of record of the shares representing such Final Award, such dividend shall be dealt with as provided in Section 2(b) hereof.

(3) Upon the expiration of the Restriction Period relating to any Final Award, the certificates for the shares of Common Stock, issued in such Participant’s name with respect to such Final Award, shall be delivered to such Participant as soon as practicable following the satisfaction of all withholding tax requirements, free of all restrictions and restrictive legends.

(4) Notwithstanding any provision of the Plan to the contrary, following the determination of any Final Award under the Plan, including such a determination pursuant to Section 4(e)(2) upon the death, permanent disability or retirement of a Participant, the Participant to whom the Final Award has been made (or, in the event of the Participant’s death, his or her designated beneficiary) may elect, subject to the approval of the Committee, to receive all or a portion of such Final Award in cash, or Common Stock, or a combination of both, unless the agreement evidencing such Final Award specifies otherwise. If a Participant elects, with the approval of the Committee, to receive all or a portion of such Final Award in cash, the amount thereof shall equal the fair market value of Common Stock on the date of such Final Award multiplied by the number of shares of Common Stock as to which such election is being made.

(e) Effect of Termination of Employment or Death.

(1) If a Participant’s employment with the Company or any Affiliate shall terminate prior to the distribution of the Final Award following expiration of the Performance Period relating to any Right granted to such Participant for any reason other than death, permanent disability or retirement, such Right shall be forfeited and cancelled forthwith, except as otherwise determined by the Committee.

(2) If a Participant’s employment with the Company or any Affiliate shall terminate because of his or her death, permanent disability or retirement, then, with respect to each Right held by such Participant, the Committee shall have sole discretion to determine the number of shares in the Maximum Award with respect to which such Participant shall be deemed to have satisfied the Performance Criteria, and the percentage of such shares to be included in the Final Award. Except to the extent that the Participant or his representative has elected, and the Committee has approved, the receipt of cash pursuant to Section 4(d)(4) hereof, the Company shall issue or cause to be issued certificates for the number of shares of Common Stock representing the Final Award attributable to each such Right, determined in accordance with the preceding sentence, at such time, but not later than 90 days after the completion of the Performance Period with respect to such Right, as the Committee determines. Any and all certificates issued pursuant to this Section 4(e)(2) shall not be, and any certificates previously issued pursuant to Final Awards under this Plan to a Participant who has subsequently died, become permanently disabled or retired, shall upon the occurrence of any such event cease to be, subject to the restrictions, if any, imposed pursuant to Section 4(h) hereof. Where appropriate, replacement certificates shall be delivered to the Participant or his beneficiary, free of all restrictive legends.

(3) Notwithstanding any other provision of the Plan to the contrary, a Right shall be forfeited and cancelled forthwith, unless the Committee shall determine otherwise, if a Participant’s employment with the Company or any Affiliate shall for any reason terminate (i) within 180 days following the commencement of the Performance Period relating to such Right (or such other period as the Committee may specify) or (ii) within 180 days following the date of grant of such Right.

(4) In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to Section 8 hereof or, if no such designation is in effect, the person to whom the Participant’s rights pass by will or applicable law, or, if no such person has such right, the executor or administrator of the estate of such Participant.

(f) Recommendations to Committee.

Recommendations as to the employees to be granted Rights, the Maximum Awards, Performance Criteria, Performance Periods, Restriction Periods and other terms to be provided therein, and adjustments, if any, in Performance Criteria and any other modifications of the terms and provisions of such Rights, and the amounts of Final Awards, shall be made to the Committee by the Chief Executive Officer, except that he or she shall not make any such recommendation as to himself or herself.

(g) Restrictions on Transfer of Rights.

No Right shall be transferred, assigned or otherwise disposed of by a Participant otherwise than by will or the laws of descent and distribution.

(h) Restrictions on Transfer of Final Awards.

Until the expiration of any applicable Restriction Period, no shares of Common Stock covered by any Final Award shall be transferred, assigned or otherwise disposed of by a Participant other than in satisfaction of a tax withholding obligation as provided in Section 10, and otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit the use of Common Stock included in any Final Award as partial or full payment upon exercise of an option under the Plan or a stock option under any stock option plan of the Company prior to the expiration of such Restriction Period.

5. Stock Options.

(a) Grant of Stock Options.

Subject to the provisions of the Plan, the Committee shall have the power to:

(1) determine and designate from time to time those employees of the Company and any Affiliate and non-employee directors of the Company to whom options are to be granted and the number of shares to be optioned to each such person;

(2) authorize the granting of options which qualify as incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”), and options which do not qualify as Incentive Stock Options (“Nonqualified Stock Options”), both of which are referred to herein as options; provided, however, that Incentive Stock Options shall be granted only to employees of the Company or a subsidiary corporation within the meaning of Section 424(f) of the Code (“Subsidiary”), and no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan as specified in Section 15;

(3) determine the number of shares subject to each option;

(4) determine the time or times and the manner when each option shall be exercisable and the duration of the exercise period, which period shall in no event exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date the option is granted;

(5) extend the term of an option (including extension by reason of an optionee’s death, permanent disability or retirement) but not beyond ten years (or five years as specified in

Section 5(b)(10) hereof) from the date of the grant; and

(6) cancel all or any portion of any option as provided in Section 5(b)(8).

(b) Terms and Conditions of Options.

Each option granted under the Plan shall be evidenced by an agreement, in form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

(1) Option Period.

Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years (or five years as specified in Section 5(b)(10) hereof) from the date of grant) and shall provide that the option shall expire at the end of such period.

(2) Option Price.

The option price per share shall be determined by the Committee at the time any option is granted, and, subject to Section 5(b)(10), shall be not less than the fair market value (but in no event less than the par value) of the Common Stock of the Company on the date the option is granted, as determined by the Committee.

(3) Exercise of Option.

No part of any option may be exercised until the optionee shall have remained in the employ of the Company or any Affiliate, or served as non-employee director of the Company, for such period after the date on which the option is granted as the Committee may specify in the option agreement.

(4) Payment of Purchase Price upon Exercise.

The purchase price of the shares as to which an option shall be exercised shall be paid to the Company or its designated representative at the time of exercise either (i) in cash, or (ii) by delivering Common Stock of the Company already owned by the optionee or, in the case of Common Stock acquired through an employee benefit plan, Common Stock held by the optionee for more than six months (including Common Stock obtained pursuant to Final Awards before expiration of any related Restriction Period) and having a total fair market value on the date of such delivery equal to the purchase price, or (iii) by delivering a combination of cash and Common Stock of the Company having a total fair market value on the date of such delivery equal to the purchase price. The Committee may also permit payment of the purchase price to be made by cashless exercise through a registered securities broker.

(5) Exercise in the Event of Death or Termination of Employment or Service.

(A) If an optionee’s employment by the Company or an Affiliate or an optionee’s service as a non-employee director of the Company shall terminate because of his or her death, permanent disability or retirement, his or her options may be exercised, to the extent provided in the option agreement, by him or her, by a transferee to whom the option has been transferred pursuant to Section 5(b)(6), or by the person or persons to whom the optionee’s rights under the option pass by designation pursuant to Section 8, or, absent a designation, by will or applicable law, or if no such person has such right, by the executor or administrator of the estate of such optionee, at any time, or from time to time, but not later than the earlier of (i) the expiration date specified pursuant to Section 5(b)(1) or (ii) the expiration of the period, if any, prescribed in the agreement for such an exercise.

(B) If an optionee’s employment by the Company or an Affiliate or an optionee’s service as a non-employee director of the Company shall terminate for any reason other than death, permanent disability or retirement, his or her options may be exercised, but only to the extent exercisable on the date of such termination, at any time, or from time to time, through the 90th day (or for such longer period as the Committee, in its sole discretion, shall determine) after the date of such termination of employment or service, but no later than the expiration date specified pursuant to Section 5(b)(1); provided, however, that in the case of termination for cause, all right to exercise options shall terminate at the date of such termination of employment.

(6) Transferability of Options.

The Committee may, in its sole discretion, authorize all or a portion of the options to be granted to an optionee to be on terms which permit transfer by such optionee to (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee’s household (other than a tenant or employee) (“Family Members”), (ii) a trust in which the Family Members have more than fifty percent of the beneficial interest, (iii) a foundation in which the Family Members (or the optionee) control the management of assets, and (iv) any other entity in which the Family Members (or the optionee) own more than fifty percent of the voting interests; provided that (x) the stock option agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 5(b)(6) and (y) transferred options shall not again be transferable other than by will or by the laws of descent and distribution. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 5(b)(7), 5(b)(8), 8 and 9 hereof the terms “optionee” and “Participant”, as applicable, shall be deemed to refer to the transferee. The events of termination of employment of Section 5(b)(5) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods, specified by such Section 5(b)(5).

(7) Investment Representation.

Upon request by the Committee, the optionee (or any person acting under Section 5(b)(5) or 5(b)(6)) shall deliver to the Committee at the time of any exercise of an option a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such request, delivery of such representation prior to the delivery of any shares issued upon exercise of an option and prior to the expiration of the option period shall be a condition precedent to the right of the optionee or such other person to purchase any shares (and each option agreement shall contain an undertaking to deliver such a representation).

(8) Other Option Provisions.

The form of option authorized by the Plan may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing, the Committee may, with the consent of the optionee, from time to time cancel all or any portion of any option then subject to exercise, and the Company’s obligation in respect of such option may be discharged either by (i) payment to the optionee of an amount in cash equal to the excess, if any, of the fair market value at such time of the shares subject to the portion of the option so cancelled over the aggregate purchase price of such shares, (ii) the issuance or transfer to the optionee of shares of Common Stock of the Company with a fair market value at such time equal to any such excess, or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Committee in its sole discretion.

(9) Limitation on Value of Incentive Stock Options.

The aggregate fair market value (determined as of the time the option is granted) of the stock for which Incentive Stock Options granted to any one employee under this Plan and under all stock option plans of the Company and its Subsidiaries may by their terms first become exercisable during any calendar year shall not exceed $100,000. If such fair market value should exceed such $100,000 limitation with respect to any year, then the options pursuant to which shares with such excess value may be purchased shall be treated as Nonqualified Stock Options, such limitation being applied by taking options into account in the order in which they were granted.

(10) Grants to Certain Holders.

Notwithstanding Sections 5(b)(1) and 5(b)(2) hereof, if an Incentive Stock Option is granted to an optionee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or a Subsidiary, the period specified in the option agreement for which the Incentive Stock Option thereunder is granted and at the end of which the Incentive Stock Option shall expire, shall not exceed five years from the date of grant and the option price shall be at least 110% of the fair market value (as of the time of grant) of the Common Stock subject to the option.

(11) Elective Deferral.

(A) Notwithstanding anything herein to the contrary, an optionee may elect, at the sole discretion of, and in accordance with rules that comply with the requirements of Section 409A of the Code that may be established by, the Committee, to defer delivery of the proceeds of exercise of an unexercised option. Upon such exercise, the amount deferred shall be credited, at the date of exercise, to a deferred compensation account pursuant to a deferred compensation agreement between the optionee and the Company, and shall be payable exclusively in shares of Common Stock at such time or times and in such manner as shall be provided in such agreement; provided, that the date as of which payment shall be made or payments shall commence shall be not less than two years (or such shorter period as may be determined by the Committee) subsequent to the date of exercise, but not later than the first day of the third month following optionee’s termination of employment.

(B) Each optionee shall have the status of a general unsecured creditor of the Company with respect to his or her deferred compensation account, and such account constitutes a mere promise by the Company to make payments with respect thereto.

(C) An optionee’s right to benefit payments under the Plan with respect to his or her deferred compensation account may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the optionee or the optionee’s beneficiary and any attempt to do so shall be void.

6. Restricted Stock and Restricted Stock Units.

(a) Grant of Restricted Stock and Restricted Stock Units.

The Committee may grant awards of Restricted Stock and/or Restricted Stock Units subject to such restrictions, terms and conditions as the Committee shall determine in its sole discretion, and shall have the power to designate the employees of the Company or any Affiliate to whom Restricted Stock and/or Restricted Stock Units are to be granted. A Restricted Stock Unit shall mean a right to acquire a fixed number of shares of Common Stock at a future date. The maximum number of such shares of Restricted Stock that may be granted and with respect to which Restricted Stock Units may be granted to a Participant in any year shall be, in the aggregate, one hundred thousand (100,000).

(b) Terms and Conditions of Restricted Stock and Restricted Stock Units.

Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement in form approved by the Committee. The vesting of a Restricted Stock award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or the applicable Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(1) Performance Goals.

If the Committee determines to impose performance goals, such performance goals shall consist of any one or more of the following business or financial criteria as the Committee in its sole discretion shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, operating income, return on investment, direct operating income, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions or operations and any other criteria that the Committee in its sole discretion may deem appropriate.

(2) Receipt of Restricted Stock.

As soon as practicable after an award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant the number of shares of Restricted Stock so awarded. A certificate or certificates for such shares shall be delivered to the Participant or, in the sole discretion of the Committee, may be held in escrow by the Company on behalf of the Participant until such shares vest or are forfeited. Such certificate or certificates shall bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable agreement. Except as provided in the applicable agreement, no shares of Restricted Stock may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a Participant shall have the right to vote and receive dividends on the shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable agreement, any stock received as a dividend on such Restricted Stock or in connection with a stock split of the shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(3) Payments Pursuant to Restricted Stock Units.

Restricted Stock Units may not be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the Restricted Stock Unit (unless a Deferral Election has been made), certificates of Common Stock shall be delivered to the Participant or his legal representative in a number equal to the shares covered by the Restricted Stock Unit. A Participant may elect to defer receipt of his certificates (a “Deferral Election”) beyond the vesting date for a specified period or until a specified event, subject to the Committee’s approval and to such terms that comply with the requirements of Section 409A of the Code that may be established by the Committee in its discretion.

(c) Effect of Termination of Employment or Death.

(1) If a Participant who has received an award of Restricted Stock or Restricted Stock Units retires with the consent of the Company or the Affiliate by which the Participant is employed, the Committee may in its sole discretion determine the conditions under which any Restricted Stock awards or Restricted Stock Units shall become fully vested.

(2) Except as otherwise provided in the applicable agreement, upon a Participant’s death or permanent disability, all restrictions on awards of Restricted Stock or Restricted Stock Units made to such Participant under the Plan shall terminate and, in the case of Participant’s death, the Restricted Stock or Restricted Stock Units shall pass to the person or persons designated pursuant to Section 8, or, absent a designation, by will or applicable law, or if no such person has such right, to the executor or administrator of the estate of such Participant.

(3) Except at otherwise provided in the applicable agreement, upon a Participant’s termination of employment for any reason other than death or permanent disability, or retirement with the consent of the Company or the Affiliate by which the Participant is employed, the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited, unless the Committee shall otherwise determine.

7. Other Stock-based Awards.

Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue to Participants, either alone or in addition to other Plan Awards made under the Plan, Other Stock-based Awards which may be in the form of Common Stock or other securities. Subject to the provisions of the Plan, the Committee in its sole dis -

cretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment provisions of such Other Stock-based Awards. Each such Other Stock-based Award shall be evidenced by an agreement in form approved the Committee. The grant of Other Stock-based Awards may be conditioned upon the attainment of specific performance criteria. These performance criteria shall consist of any one or more of the following business or financial criteria as the Committee in its sole discretion shall determine: absolute or relative increases in total stockholder return, economic value added, return on capital employed, revenues, sales, net income, EBITDA, EBITDA margin, profit margin, earnings per share, return on equity, operating income, return on investment, direct operating income, cash flow, operating margin, or net worth of the Company, any of its Affiliates, divisions or operations and any other criteria that the Committee in its sole discretion may deem appropriate.

8. Designation of Beneficiaries.

A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Right, Final Award, option, Restricted Stock award, Restricted Stock Unit or Other Stock-based Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

9. No Rights as Stockholder or to Continuance of Employment.

No Participant shall have any rights as a stockholder with respect to any shares subject to his or her option or Rights prior to the date of issuance to him or her of a certificate or certificates for such shares. The Plan and any option, Right, Restricted Stock award, Restricted Stock Unit or Other Stock-based Award granted under the Plan shall not confer upon any Participant any right with respect to any continuance of employment by the Company or any Affiliate, nor shall they interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. No award made under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Company or any Affiliate for the benefit of its employees unless the Company or the Affiliate by which the Participant is employed shall determine otherwise.

10. Withholding Taxes.

The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any federal, state and local taxes required by law to be withheld from Plan Awards. Whenever shares of Common Stock are to be delivered pursuant to a Plan Award and with approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax required to be withheld. Such shares shall be valued at their fair market value on the date on which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to a Plan Award. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that he or she elects to have the Company withhold by delivering to the Company or its designated representative Common Stock of the Company already owned by the Participant or, in the case of Common Stock acquired through an employee benefit plan, Common Stock held by the Participant for more than six months.

11. Notification of Election under Section 83(b) of the Code.

If any Participant shall, in connection with an award under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company or the

Affiliate by which the Participant is employed of such election within ten days of filing the notice of election with the Internal Revenue Service.

12. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company or the Affiliate by which the Participant is employed of any disposition of shares of Common Stock issued pursuant to the exercise of such option under circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within ten days of such disposition.

13. Compliance with Government Law and Regulations; Section 409A Compliance.

(a) The Plan, the grant and exercise of options, the grant of Rights and Final Awards thereunder, the grant of Restricted Stock and Restricted Stock Units, and the grant of any Other Stock-based Awards and the obligation of the Company to sell and deliver shares under such options and to deliver shares under any other such Plan Awards, shall be subject to all applicable laws, rules and regulations and to such approvals by any government or regulatory agency that may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any state or federal law, or any ruling or regulation of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

(b) In the event that the Plan or any benefit paid or due to any Participant hereunder is deemed by the Committee to be subject to Section 409A of the Code and not to comply with the requirements of such Section, the Committee shall, notwithstanding anything herein to the contrary, have the authority to take such actions as it determines to comply with Section 409A of the Code. In any such event, the Committee shall use reasonable efforts not to reduce the economic value of any benefits due to the Participant hereunder but shall not be obligated to cause the Company to incur any cost in furtherance of that objective. No action, or failure to act, pursuant to this paragraph 13(b) shall subject the Committee or the Company to any claim, liability or expense, and neither the Committee nor the Company shall have any obligation to indemnify or otherwise protect any Participant from the obligation to pay any taxes pursuant to Section 409A of the Code.

14. Amendment or Discontinuance of the Plan.

The Board of Directors of the Company may at any time amend or discontinue the Plan; provided, however, that, subject to the provisions of Section 2(b) no action of the Board of Directors or of the Committee may (i) increase the number of shares with respect to which Plan Awards may be granted under the Plan, (ii) permit the granting of any option at an option price less than that determined in accordance with the Section 5(b)(2) or (iii) permit the extension or granting of options which expire beyond the ten year period provided for in Sections 5(a)(5) and 5(b)(1). Without the written consent of a Participant, no amendment or discontinuance of the Plan shall alter or impair any Plan Award previously granted to him or her under the Plan.

15. Effective Date and Term of the Plan.

The effective date of the Plan shall be the date of approval of the Plan by the affirmative vote of a majority of the votes of the shares of Common Stock and Class B Common Stock voting together that are present in person or represented by proxy and entitled to vote at a meeting at which the Plan is proposed for approval. No Plan Award may be granted under the Plan later than March 31, 2011.

16. Governing Law.

The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York.

17. Name.

The Plan shall be known as the “Dow Jones 2001 Long-Term Incentive Plan.”

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 18, 2007

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints MICHAEL B. ELEFANTE, PETER R. KANN, JOSEPH A. STERN and RICHARD F. ZANNINO and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders to be held on Wednesday, April 18, 2007, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 16, 2007, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

Address Change and/or Comments: (Mark the corresponding box on the reverse side)

<  FOLD AND DETACH HERE  <

Notice of 2007 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 18, 2007

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 18, 2007 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2008;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2007;
3.	Approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares;
4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company; and
5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2007 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.shareholder.com/dowjones/edgar.cfm.

You can now access proxy statements, annual reports and other shareholder account information via secure online access instead of receiving paper copies in the mail. This will help us reduce printing and postage costs. You can revoke your consent to access the proxy statement and annual report electronically at any time by writing or calling. You can access your Dow Jones account online via Investor ServiceDirect, a service of our transfer agent, Mellon Investor Services, at www.melloninvestor.com. You will need to establish a PIN to log into your account and access your account information, including your certificate history, book-entry information, and payment history for dividends. For technical assistance, call 1-877-978-7778 between 9am-7pm EST.

You can now access your Dow Jones account online.

Access your Dow Jones shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Dow Jones, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history of dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9 am – 7 pm

Monday – Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AGAINST PROPOSAL 4.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
Please mark your vote as indicated in this example.

			FOR	WITHHELD
1. Election of Directors by Common and/or Class B Common Stock.
Common Stock 01-Jon E. Barfield 02-Lewis B. Campbell 03-Eduardo Castro-Wright 04-John M. Engler 05-Harvey Golub 06-Dieter von Holtzbrinck 07- Frank N. Newman	Common and Class B Common Stock 08-Christopher Bancroft 09-John F. Brock 10-Michael B. Elefante 11-Leslie Hill 12-M. Peter McPherson 13-David K.P. Li	14-Paul Sagan 15-Elizabeth Steele 16-Richard F. Zannino	☐	☐

For, except vote withheld from the following nominee(s):

2.	Approval of independent registered public accountants for 2007.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

	FOR	AGAINST	ABSTAIN
3.

Approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares;

	☐	☐	☐

4.

Stockholder proposal to require that different
persons serve in the positions of Chairman of
the Board and Chief Executive Officer and that
the Chairman not be a current or former
executive of the Company.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Signature(s)	Date: , 2007

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧ FOLD AND DETACH HERE ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 17, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/dj Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.

PROXY

Dow Jones & Company, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS—April 18, 2007

The undersigned stockholder of Dow Jones & Company, Inc. hereby appoints MICHAEL B. ELEFANTE, PETER R. KANN, JOSEPH A. STERN and RICHARD F. ZANNINO and each of them jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock and Class B Common Stock of the Company which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders to be held on Wednesday, April 18, 2007, at 11:00 a.m. and at any adjournment thereof, upon such business as may properly come before the meeting, including the following proposals, which are described in the Proxy Statement dated March 16, 2007, a copy of which has been received by the undersigned.

(PLEASE SIGN AND DATE ON REVERSE SIDE)

<  FOLD AND DETACH HERE  <

Notice of 2007 Annual Meeting of Stockholders

Dow Jones & Company, Inc.

200 Liberty Street, New York, New York 10281

Wednesday, April 18, 2007

To the Stockholders of

DOW JONES & COMPANY, INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Dow Jones & Company, Inc. will be held at The American Express Building, 26th Floor Auditorium, Three World Financial Center, 200 Vesey Street, New York, New York on Wednesday, April 18, 2007 at 11:00 a.m. for the purposes of:

1.	Electing sixteen directors to each serve a one-year term expiring in 2008;
2.	Approving the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent registered public accountants for 2007;
3.	Approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares;
4.	Acting upon a stockholder proposal to require that different persons serve in the positions of Chairman of the Board and Chief Executive Officer and that the Chairman not be a current or former executive of the Company; and
5.	Transacting such other business as may properly come before the meeting.

Your attention is directed to our 2007 Proxy Statement for further information with respect to the matters to be acted upon at the meeting. You may view or print a copy of our Proxy Statement, as well as our Annual Report, at http://www.shareholder.com/dowjones/edgar.cfm.

Address Change and/or Comments: (Mark the corresponding box on the reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3 AND AGAINST PROPOSAL 4.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
Please mark your vote as indicated in this example.

			FOR	WITHHELD
1. Election of Directors by Common and/or Class B Common Stock.
Common Stock 01-Jon E. Barfield 02-Lewis B. Campbell 03-Eduardo Castro-Wright 04-John M. Engler 05-Harvey Golub 06-Dieter von Holtzbrinck 07- Frank N. Newman	Common and Class B Common Stock 08-Christopher Bancroft 09-John F. Brock 10-Michael B. Elefante 11-Leslie Hill 12-M. Peter McPherson 13-David K.P. Li	14-Paul Sagan 15-Elizabeth Steele 16-Richard F. Zannino	☐	☐

For, except vote withheld from the following nominee(s):

	FOR	AGAINST	ABSTAIN
2. Approval of independent registered public accountants for 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	Approving the Dow Jones 2001 Long-Term Incentive Plan as amended and restated, including an increase in the number of shares of Common Stock reserved for issuance thereunder by 2,100,000 shares from 10,500,000 to 12,600,000 shares;	☐	☐	☐

4.	Stockholder proposal to require that different
persons serve in the positions of Chairman of
the Board and Chief Executive Officer and that
the Chairman not be a current or former
	executive of the Company.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Signature(s)	Date: , 2007

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation, please give your full title. For joint accounts, each owner must sign.

∧ FOLD AND DETACH HERE ∧

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the Annual Meeting, April 17, 2007.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

•	INTERNET — http://www.proxyvoting.com/djplans Use the Internet to vote your proxy. Have your proxy card in hand when you access the web.

OR

•	TELEPHONE — 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

•	MAIL — Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at www.dowjones.com.